U.S. SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                             FORM 10-KSB

(Mark One)

[X]  ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934 FOR THE FISCAL YEAR ENDED
DECEMBER 31, 1999

OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934 FOR THE TRANSITION PERIOD FROM
______________ TO ______________

                 COMMISSION FILE NUMBER: 33-68570

                              eConnect
        (Exact name of registrant as specified in its charter)

                Nevada                                    43-1239043
(State or jurisdiction of  incorporation              (I.R.S. Employer
            or organization)                           Identification
No.)

2500 Via Cabrillo Marina, Suite 112, San Pedro, California
90731
 (Address of principal executive offices)                     (Zip
Code)

            Registrant's telephone number:  (310) 514-9482

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:
Common Stock, $0.001 Par Value; Class A Warrants

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) been subject to such filing
requirements for the past 90 days.  Yes     X        No

Indicate by check mark if disclosure of delinquent
filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements
incorporated by reference in Part III of this Form 10-KSB or any
amendment to this Form 10-KSB [   ].

The Registrant had revenues of $40,000 for the fiscal year ended on December 31, 1999. The aggregate market value of the voting stock held by non-affiliates of the Registrant as of May 1, 2000:
Common Stock, par value $0.001 per share -- $114,423,601. As of May 1, 2000, the Registrant had 162,394,801 shares of common stock issued and outstanding.

                           TABLE OF CONTENTS

PART I                                                           PAGE

ITEM 1.  BUSINESS                                                   3

ITEM 2.  PROPERTIES                                                15

ITEM 3.  LEGAL PROCEEDINGS                                         15

ITEM 4.  SUBMISSION TO MATTERS TO VOTE OF SECURITY HOLDERS         18

PART II

ITEM 5.  MARKET FOR REGISTRANT'S COMMON EQUITY
         AND RELATED STOCKHOLDER MATTERS                           19

ITEM 6.  PLAN OF OPERATION                                         22

ITEM 7.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA               28

ITEM 8.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
         ON ACCOUNTING AND FINANCIAL DISCLOSURE                    28

PART III

ITEM 9.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT        28

ITEM 10.  EXECUTIVE COMPENSATION                                   30

ITEM 11.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
          OWNERS AND MANAGEMENT                                    30

ITEM 12.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS           31

PART IV

ITEM 13.  EXHIBITS, FINANCIAL STATEMENTS SCHEDULES,
          AND REPORTS ON FORM 8-K                                  34

SIGNATURES                                                         36

PART I.

ITEM 1.  BUSINESS.

(a)  Business Development

The Registrant was originally organized under the laws of the State of Missouri on September 1, 1981, as HANDY-TOP, INC. On April 20, 1983, the Articles of Incorporation were amended to change the name of the corporation to HTI Corporation. On May 28, 1993, the Articles of Incorporation were amended to change the name of the corporation to Leggoons, Inc. and increase the number of authorized shares of common stock from 40,000 to 10,000,000 and decrease the par value of the common stock from $1.00 per share to $0.01 per share. Also on May 28, 1993, Leggoons, Inc., declared a 14-for-1 stock split.

Leggoons, Inc., was engaged in the design, manufacture and distribution of apparel and related accessories which are sold to specialty and department stores nationwide under the brands Leggoons, CPO by Leggoons, John Lennon Artwork Apparel, and Snooggel. On January 19, 1996, Leggoons, Inc. adopted a formal plan to discontinue the designing, selling, manufacturing and distribution of its apparel products. As part of such plan, Leggoons, Inc., discontinued production on April 30, 1996, and intended to either sell or liquidate the operations within twelve months of that date.

On June 12, 1996, Leggoons, Inc., transferred all of its assets and liabilities to a third party assignee, under an "Assignment
for the Benefit of Creditors" (the "Assignment").   An Assignment
is a business liquidation device available as an alternative to bankruptcy. The third party assignee, a Nebraska corporation, also named Leggoons, Inc. (the "Assignee"), was required to properly, timely, and orderly dispose of all remaining assets for the benefit of creditors. Leggoons, Inc. continued to maintain its status as a shell corporation.

On February 18, 1997, Leggoons, Inc. entered into an
Agreement to License Assets from Home Point of Sales, Inc.(now know as Electronic Transactions & Technology - "ET&T")) for the purpose of licensing certain technology for the development of Personal Encrypted Remote Financial Electronic Card Transactions ("PERFECT"). ET&T is a privately held corporation 70% owned by Thomas S. Hughes, President of the Registrant. This technology is designed to enable consumers to instantly pay bills or impulse purchase from home with real time cash transactions.

Mr. Hughes, Chairman of ET&T, became Chairman and President of Leggoons, Inc. on March 1, 1997. At that time, the name was changed to Betting, Inc.

On April 28, 1997, the Registrant entered into a Host
Processing Agreement with ET&T for the purpose of having ET&T act as the bank host processing for all Betting, Inc.'s future transactions that are sent by terminals that read credit cards or ATM cards. On March 27, 1998, the Registrant entered into a License Agreement with ET&T for the purpose of licensing additional technology for processing electronic banking transactions. The technology licensed under this agreement supplements the technology licensed under the Agreement dated February 18, 1997.

On May 17, 1999, an Agreement and Plan of Merger between
Betting, Inc., a Missouri corporation, into Betting, Inc., a Nevada corporation ("Registrant") was executed by an authorized signatory of each company (see Exhibit 2 to this Form 10-KSB).
On May 21, 1999, the merger of the two companies was approved by a majority of the shareholders. Effective on June 1, 1999, Articles of Merger were filed with the Nevada Secretary of State, which formally resulted in the redomicile of the Registrant from the State of Missouri to the State of Nevada. This also resulted in the change of the fiscal year end from August 31 to December
31. On June 4, 1999, a Certificate of Amendment to Articles of Incorporation was filed with the Nevada Secretary of State changing the name of the Registrant to "eConnect" and increasing the number of authorized common shares to 100,000,000 (see
Exhibit 3.2 to this Form 10-KSB). On August 23, 1999, a Certificate of Amendment to Articles of Incorporation was filed with the Nevada Secretary of State increasing the number of authorized common shares to 200,000,000 (see Exhibit 3.3 to this Form 10-KSB).

(b)  Business of the Registrant.

(1)  Transaction Division.

The business of the Registrant is to drive (process) PERFECT global transactions with specific emphasis on ATM card with PIN instant cash transactions. There are two aspects to the industry of self serviced home or mobile swiped ATM card with PIN entry or credit card transactions which the Registrant has named PERFECT (personal encrypted remote financial electronic card transactions).

The first aspect is the development of the "Bank Eyes Only" transactions system whereby a consumer can use a remote terminal from a home environment or mobile environment to read a credit card or ATM card with PIN or a smart card which is then sent to a host processor for card authorization. "Bank Eyes Only" transactions refers to a direct Internet connection between the consumer's terminal and the Registrant's bank card authorization system. The web merchant does not store nor has ready access to the consumer's card data. These "Bank Eyes Only" terminals are remote from the merchant (protecting the consumer's data) and are wireless or landline or computer enabled. This should result in greater consumer confidence in performing such financial transactions.

This system will also enable the consumer or business person to effect instant cash payments to the recipient. A transaction using the terminal device with an ATM card with PIN is considered a cash payment. Internet "Bank Eyes Only" ATM card with PIN payments could substantially affect global commerce, completely changing the way people around the world do business.

The second aspect of a PERFECT transaction is the usage of the Registrant's proprietary hardware placed in public locations for self serviced bill payments by ATM card with PIN entry.
Today, bankcard authorized transactions, that are terminal driven, are initiated by consumers, "face to face" with merchants. The Registrant's "Bank Eyes Only" transaction enables the consumer to perform the transaction safely from a remote location. These PERFECT transactions are originated by the consumer. The transaction is encrypted before being sent. The merchant does not originate the transaction by swiping the bank card; the consumer swipes the bank card with no merchant present. The consumer is "remote" from the merchant.

Applications of the PERFECT industry focus specific attention of the usage of ATM card with PIN entry to effect "just in time" bill, tax, mortgage, or premium payments from home, to "reserve your seat"T for entertainment purposes.

The Registrant acknowledges that a proprietary hardware device is necessary to conduct its fee per transaction business. However, the revenue will derive not from the hardware but from the transaction fees. The Registrant's goal is to develop network global host processing centers. These centers will drive and be compatible with all types of hardware made by many different competitors.

The Registrant has spent over $2,000,000 in cash and stock during the last two fiscal years developing the system for the implementation of the PERFECT industry in general and for the specific application of Internet "Bank Eyes Only" transactions in particular.

The Registrant has contracted exclusive licenses for global usage of Patent No. 5,336,870, issued August 8, 1994, Patent No.
5,754,655, issued May 19, 1998, and Patent No. 5,809,143, issued
September 15, 1998 (see Exhibit 99.1 to this Form 10-KSB). These three Patents broadly cover the implementation of what the Registrant is now calling "Bank Eyes Only" transactions.

Patent No. 5,336,870 has developed into the EzyDepot unit, which is now being upgraded to a wireless unit for use by households in the U.S. pay home services such as for plumbers and carpet cleaners. Using the ExyDepot unit, consumers may pay for household services from home with an ATM card rather than with a check. The Registrant will generate revenues from fees paid by the home service merchant to receive real cash in real time, and the Registrant will also generate revenue from the sales of the EzyDepot.

Patent No. 5,809,143 has developed into what the Registrant is calling the eCashPad, and the specific focus is for Internet "Bank Eyes Only" usage. This device connects directly to a personal computer and runs on the Windows operating system. The Registrant expects that the eCashPad should be commercially available in June for use by consumers.

Patent No. 5,754,655 covers is in the process of development as a hand held wireless voice capable phone and terminal for sale and distribution into the PERFECT industry, with specific focus for "Bank Eyes Only" Internet ATM card with PIN entry transactions. This product is called the ePocketPay and is in the development stage.

The present "Bank Eyes Only" system consists of the proprietary Registrant eCashPad, the proprietary Registrant EzyDepot, the Registrant/RGTecq Linux Transaction Server, and the Registrant host systems which will drive these transactions. In other words, simple servers at the host center will "drive" the incoming eCashPad or EzyDepot transactions into the bank system for authorization. For example, the Linux transaction server will receive the incoming eCashPad transaction and then send the transaction on to the Registrant host system for card authorization. At no time is any bankcard data stored with the Internet merchant, and this simple action effects a highly secure consumer Internet transaction. The Linux server operates on proprietary software developed by the Registrant.

National Data Funding Corporation will be providing the Registrant with operations support for the Registrant' host systems under an agreement with the Registrant in April 2000.

The eCashPad has been developed by Asia Pacific Micro, Inc, under a manufacturing agreement entered into in January 2000. Production of the eCashPad has commenced in Asia and is commercially targeted for distribution in June 2000. This unit attaches to the consumer's computer keyboard and enables the consumer to affect Internet "Bank Eyes Only" transactions, from the consumer's home or office. The Registrant will receive a fee from the merchant per transaction. The Registrant is currently establishing distribution agreements for the eCashPad.

The eCashPad will also be distributed with private labels. Companies participating in the private label eCashPads will enjoy the benefit of receiving a portion of the Registrant's transaction fee for transactions made to them in addition to those made to other merchants. For example, an insurance company using the eCashPad will generate cash payments by ATM card with PIN entry for its premium payments. In addition, it can generate additional revenues from the same eCashPad as it is used to pay a phone bill, to make a charitable donation, to purchase a product, or to pay a tax bill. The Registrant will receive a projected fee of $1.00 per transaction.

The ePocketPay is targeted for a third quarter prototype which will effect hand held wireless "Bank Eyes Only" transactions plus act as a wireless voice phone.

The first country outside of the United States that the Registrant is presently developing a host system is the Dominican Republic, the second is Ireland, followed by Hong Kong and then Australia. The Registrant has recently formed eConnect Dominican Republic, S.A. to develop its gaming and other operations in the Dominican Republic. The Registrant has chosen these countries since they have a strong usage of ATM card with PIN entry.

Within the countries of Hong Kong, Ireland, Australia, and the Dominican Republic, the Registrant recognizes that the eCashPad within those countries will naturally evolve into ATM card with PIN cash games, and the Registrant intends the present holdings of Top Sports and 777WINS to be combined into an eGaming company which will feature the "International", which will be the equivalent of a same day instant cash game between the countries of Australia, Hong Kong, Ireland and the Dominican Republic whereby the eCashPad is used with ATM card and PIN entry and processed by the Registrant's host systems.

The specific goal of the Registrant is to establish global "Bank Eyes Only" ATM card with PIN entry by the usage of the eCashPad which will be targeted for substantial free distribution within the United States and in Hong Kong, Ireland, the Dominican Republic and Australia in the second and third quarters of 2000.

The long term strategic goal of Registrant is to position its global host systems to offer "Bank Eyes Only" processing services for both competitors' terminal solutions and for the Registrant's terminal solutions. This places the Registrant in the position of being a HUB for its own transactions and competitor's transactions. There will also be a particular emphasis on Internet cash payments between countries by the usage of eCashPad or ePocketPay type of devices and ATM card with PIN entry. This enables the Registrant to handle Business to Business transactions and Country to Country transactions.

Revenue generation from "Bank Eyes Only" transactions is expected to begin in the second quarter of 2000 when the eCashPad is freely distributed by the Registrant and is also aggressively deployed by the industries of telecommunications, insurance, collection, network marketing, charity and utilities.

Within the United States market, the Registrant is closely working with NDFC to secure the go ahead for regional ATM card networks for an eCashPad ATM card with PIN entry "Bank Eyes Only" internet payment.

The Registrant's host service in the United States is provided by eFunds, a wholly owned subsidiary of Deluxe Data under an agreement between eFunds and the Registrant entered into in February 2000. The Registrant is currently using the eFunds CONNEX software to provide the Registrant Host support system outside of the United States.

The Registrant is confident that the ATM card network will accept "Bank Eyes Only" transactions. A targeted pilot program is scheduled to begin in the third quarter. Since this is a new endeavor, the Registrant cannot guarantee that such United States "Bank Eyes Only" with ATM card and PIN entry transactions will actualize. The usage of ATM card with PIN entry "Bank Eyes Only" transactions is directly dependent on the acceptance by bank networks such as STAR or MAC.

The Registrant expects the industry of "Bank Eyes Only" Internet transactions to develop substantially by the fourth quarter and anticipates numerous "Bank Eyes Only" product devices to be introduced by various companies. It is the intention of the Registrant to provide support services for such hardware devices and to gain a service fee from the processing of "Bank Eyes Only" transactions. The Registrant encourages the introduction of different types of "Bank Eyes Only" devices.

The Registrant anticipates a strong effort by competitors to seize the "Bank Eyes Only" space on an Internet merchant site and the Registrant recognizes that there are a finite number of top 100 web merchants per category.

In summary, the Registrant intends to build host systems in such countries as the Dominican Republic, Hong Kong, Australia and Ireland, plus numerous other countries, whereby the Registrant's host system is driving many different types of hardware devices as developed by many companies to meet the demand of the PERFECT industry. The Registrant will generate a fee per transaction from the driving of each hardware device which is sending in PERFECT ATM card and PIN entry, credit card and smart card payments.

(2)  Gaming Division.

As of December 31, 1999, the Registrant held a 50% interest in Top Sports S.A., a series of 12 walk in Dominican Republic Sportsbooks. The Registrant's interest in gaming two fold: (1) the generation of revenues; (2) the establishment of a base for the usage of "bank eyes only" eCashPads for global ATM card with PIN entry gaming.

It is anticipated that 777WINS.com, as explained in more detail below, will generate revenue in 2000. Under the strict control of the Dominican Republic subsidiary, United States originated gaming transaction will not be accepted.

The government of the Dominican Republic has granted the Registrant the specific Licenses required to own and manage full service walk in sports gaming public locations and to offer
Internet gaming with the 777WINS.com service.

3.  General.

Registrant presently has 12 full time employees and contracts with multiple independent contractors. To meet the Registrant's service launch requirements, it expects to hire additional financial, technical, administrative and sales staff.

In addition to the Patents set forth above, the Registrant currently has 8 filed applications for trademarks.

(c)  Acquisitions of the Registrant.

(1)  Rogel Technologies.

According to an agreement dated May 6, 1999, the Registrant acquired all of the assets of Rogel Technologies, a sole proprietorship ("RT") (see Exhibit 10.7 to the Form 10-KSB). These assets consisted of the following: (a) proposed RT's Secure Email service; (b) Perfect Merchant Response Software (MRS); (c) RT's Global Market Place Mall (GMM) (the GMM includes these products: GMM Classified Adds, GMM Web hosting services, eTrusts, eHomebuy, eDine, eTheater, Portable Website Software, PCA Compression Software, and Virtual Card Game Software); and (d) the consulting services of Rogel Patawaran for the purpose of creating and writing new software products for the Registrant.

The Registrant agreed to make the following payments under this agreement: (a) 2,750,000 free trading shares; (b) 2,500,000 restricted shares of common stock; (c) options to purchase 500,000 shares of common stock at an exercise price of $0.50 per share, which options expire on June 30, 2000; (d) options to purchase 500,000 shares of common stock at an exercise price of $1.00, which options expire on June 30, 2001; (e) options to purchase 250,000 shares of common stock at an exercise price $2.00 per share, which options expire on June 30, 2002 ; (f) $200,000 per year management fee payable from the gross revenues of RT; and (g) 12.5% of the remaining net profits of RT as an administration fee. A total of 2,500,000 restricted shares of common stock and 2,500,000 free trading shares of common stock have been issued date under this agreement (no options as set forth in the agreement have been issued to date).

Under an agreement dated October 23, 1999, the Registrant agreed to pay Rogel Technologies an additional $168,000 for services related to MRS software and the SafeTPay system server, and to provide additional consulting services for an hourly fee (see
Exhibit 10.14 to the Form 10-KSB). Under an agreement dated November 23, 1999, the parties agreed that in consideration of said sum the MRS and SafeTPay software will remain under the ownership and full control of Rogel Technologies; however, the Registrant would have the right to utilize this software and provide instruction in its use (see Exhibit 10.16 to this Form 10-KSB).

Based on the main focus of this agreement being the consulting services of Mr. Patawaran in research and development activities of the Registrant, the shares issued under this agreement are being accounted for as research and development costs in the financial statements of the Registrant. The Registrant has not as yet made any determination regarding further development of the other items set forth in the agreement.

(2)  eBet.com, Inc.

According to an agreement dated August 12, 1999, the Registrant intended to acquire all of the stock of eBet.com, Inc., a Nevada corporation ("eBet") (see Exhibit 10.8 to this Form 10-KSB); one of the assets of eBet is the eSportsbet.com website). The assets of the company consisted of certain technology in connection with on-line wagering. As part of this transaction, the Registrant also agreed to assume all of the liabilities of eBet. This compensation specified for this acquisition was as follows: (a) 400,000 free trading shares, and 1,000,000 restricted shares, paid to the shareholders of eBet; and (b) 1,200,000 free trading shares paid to the principal of this firm (Edward James Wexler). In addition, the Registrant agreed to pay a total of $225,000 to satisfy the creditors of eBet and for other development costs in connection with the acquisition. However, this agreement was never consummated, and the eSportsbet.com website therefore stayed under the ownership of eBet.com, Inc.

(3)  Isla Escondida, S.A.

La Empresa Ranco Plasticos Limitada, a Costa Rica corporation ("Holder"), was the owner of record of 58.33% of the issued and outstanding stock of Isla Escondida, S.A., a Costa Rica Corporation ("IE") ("Stock"). Pursuant to an agreement between Holder, Jamie Ligator and Michael Lanes, one-half (1/2) of the Stock was actually being held in the name of Holder for the benefit of Lanes and the other one-half (1/2) of the Stock was actually being held in the name of Holder for the benefit of Ligator. Effective on August 31, 1999, the Registrant purchased the Stock under a Stock Exchange Agreement (see Exhibit 10.10 to this Form 10-KSB).

Under this agreement the Registrant paid the following amounts for the Stock: 7,000,000 shares of free trading common stock of the Registrant, to be deposited into an escrow account. These share were all released by December 31, 1999 under the provisions of an accompanying escrow agreement. Subsequent to this agreement, the Registrant acquired, for 5,000,000 free trading shares, the remaining 41.67% of the stock of IE directly from the shareholders of that company in a stock swap (an additional 5,200,000 restricted shares of common stock previously issued in connection with this transaction, which were registered in a Form SB-2 of the Registrant filed on September 3, 1999, still need to be cancelled by the Registrant). In addition to the above amounts paid, the Registrant paid an additional 1,510,000 shares of free trading common stock in connection with closing this transaction.

This asset has generated no revenues for the Registrant since its acquisition. Due to various problems with the 777WINS operation in Costa Rica, this website was closed shortly after the acquisition by the Registrant and no revenues or profits were realized from this operation. As a result, this entire investment was written down to $250,000 in the fourth quarter of fiscal 1999. As set forth in section (5) below, the Registrant now owns only a 50% interest in 777WINS.com in connection with the agreement with Top Sports, S.A.

(4)  TheArtAuction.com

Effective on September 9, 1999, the Registrant acquired the website known as "theArtAuction.com" from PowerClick, Inc., a Nevada corporation, through an Agreement and Plan of Acquisition Agreement (see Exhibit 10.11 to this Form 10-KSB for the agreement which reflected the actual acquisition, which is different from the one attached to a Form 8-K filed on November 16, 1999). Under this agreement, Registrant paid the following:
(a) 1,000,000 shares of free trading common stock of the Registrant; and (b) 1,000,000 shares of restricted common stock of the Registrant. In addition, the Registrant paid an additional 165,000 shares of restricted common stock in connection with closing this transaction.

Although this website did briefly generate revenues in September 1999 totaling approximately $40,000, the website was closed down in November 1999 for reconstruction and has not as yet reopened. Registrant has been upgrading theArtAuction.com into artaste.com, which is scheduled for a second quarter 2000 opening.

5.  Top Sports S.A.

By a Contract of Partnership dated November 20, 1999, the Registrant acquired a 50% interest in Top Sports S.A., a Dominican Republic corporation (see Exhibit 10.17 to the Form 10-
KSB). The Registrant has also entered into a Business Cooperation Agreement with Top Sports S.A., dated December 9, 1999, to carryfroward the terms of the partnership between the two companies under local law (see Exhibit 10.21 to this Form 10-
KSB). Top Sports operates various sports book betting establishments in the Dominican Republic, where casino and related types of gaming are legal. Under these agreements, the Registrant shall be the beneficiary of 50% of all the assets, benefits and gains, an shall share in 50% all the liabilities, losses or obligations that Top Sports, S.A. can hold, to be titled or to be forced as much in the Dominican territory as outside Dominican territory. As part of these agreements, the Registrant agreed to give-up a 50% interest in its website 777WINS.com.

Under these agreements, the Registrant paid the following amounts for this acquisition: (a) U.S. $35,000.00; and (b) 1,000,000 of restricted common stock of the Registrant. The Registrant also agreed to pay options to purchase 2,000,000 shares of common stock of the Registrant, during the 12 months following the execution hereof for the fixed price of U.S. $0.30 per share; these options have not yet been issued.

Under these agreements, it is the intention of the parties that not only will sportsbook betting be expanded in the Dominican Republic, but that only wagering will be facilitated through the 777WINS.com website. To this end, all of the equipment and other assets of 777WINS.com have been moved from Costa Rica to the Dominican Republic in January 2000.

In addition, in January 2000 the Registrant formed eConnect
Dominican Republic S.A. for the purpose of serving internet gaming companies. The intent is to have this firm process cash pay per play transactions through use of the eCashPad.

In order to help fund the operation of Top Sports, S.A., this firm and the Registrant entered into an agreement dated December 16, 1999, whereby the Registrant is to provide that firm with 100,000 free trading shares of the Registrant per month beginning January 2000 and ending December 2000 (see Exhibit 10.24 to this Form 10-KSB). Top Sports will sell such shares in the marketplace and will use the resulting revenues to fund the continued expansion plans of Top Sports SA, specifically the acquisition of 20 targeted Dominican Republic Sports Books.

(d)  Other Agreements.

(1)  First Entertainment Holding Corp.

On April 29, 1999, the Registrant entered into a Joint Venture Agreement with First Entertainment Holding Corp. for the purpose of using the allowing customers to use their ATM cards to make purchases from a number of websites owned by that firm at www.firstentertainment.com (see Exhibit 10.6 to this Form 10-
KSB). These companies intend to move forward with this project once the eCashPad is available for distribution. Each company will share equally in the profits and losses from this joint venture.

(2)  Cash2Trade.

In September 1999, the Registrant entered into an oral joint venture agreement with Robert Bragg and Michael Rice to develop an online investement trading website. The Registrant issued a total of 1,650,000 shares of free trading common stock in this transaction. As of December 31, 1999, the Registrant's management evaluated the value of this investment and substantially all of the $325,000 investment was written off as a loss on investment since it has no future benefit.

International Investor Relations Group.

The Registrant entered into a Consulting Agreement with International Investor Relations Group, Inc. ("IRG"), dated September 24, 1999 (see Exhibit 10.12 to this Form 10-KSB).
Under the terms of this agreement, this firm provided certain services for the Registrant, as follows: (a) 10 road shows; (b) 1 Media Placement in Stock/Card deck reaching 250,000 + investors;
(c) 2 News releases, includes broadcast fax to all interested parties; (d) one research report 6-8 page full color; and (e) a broker card - 2 sided, full color.

Under this agreement, the Registrant paid the following amounts for the services of IRG: (a) $85.000.00; (b) 167,000 free trading shares based on a .21 cent per share price; and (c) 300,000 purchase warrants, as follows: 100,000 $0.50 cents per share, 100,000 at $0.75 cents per share, and 100,000 at $1.00 per share. These have a 2-year expiration date from the original date of signing the agreement.

(4)  Kanakaris Communications.

On October 21, 1999, the Registrant entered into an agreement with Kanakaris Communications for the purpose of developing Internet Cash Programming ("ICP"), a service to be offered by Kanakaris and the Registrant which will enable the consumer to purchase internet video streaming programming by Same-as-Cash (ATM card and PIN), or by Enhanced Credit Card (the payment by credit card that is read by the ePIN or like devices) (see Exhibit 10.13 to this Form 10-KSB). Under this agreement, Kanakaris Communications will provide the delivery to the internet consumer of video streaming programming from either Kanakaris Communications own inventory base or shall act as a distributor of video streaming programming from other entertainment providers.

Under the terms of this agreement, ICP will be established as a separate Nevada corporation and will authorize 1,000,000 shares of stock; Kanakaris Communications will receive 400,000 shares of stock and eConnect shall receive 400,000 shares of stock, and 200,000 shares of stock shall remain in the ICP treasury. Kanakaris Communications will retain the managing control of ICP and shall appoint officers to manage ICP. All profits of ICP shall be equally split between eConnect and Kanakaris Communications.

The Registrant will receive exclusive global rights to drive or process all originating ICP transactions whether transacted by an ePIN or by a competitive hardware devices that are effecting either a Same-as-Cash or Enhanced Credit Card programming purchase. In addition, the Registrant will charge ICP a flat fee per ICP processed transaction. Further development of this project is awaiting the delivery of the eCashPad, as previously discussed.

The Registrant paid a total of 3,000,000 shares of free trading common stock for the research and development to be done under this agreement. However, unbeknownst to the Registrant these shares were paid out directly to a nominee of Richard
Epstein, United Capital Management.

(5)  SafeTPay.com.

On November 5, 1999, the Registrant entered into a Capital
Contribution Agreement with SafeTPay.com, a Nevada corporation
(see Exhibit 10.15 to this Form 10-KSB). Under the terms of this agreement, the Registrant agreed to creation and management of a business unit focused on the processing of secure internet transactions.

Under this agreement, the Registrant agreed to contribute the following assets to this newly formed company:

(a) Software. All ownership and rights to the software that have been developed by Rogel Technologies ("RT") per specifications provided by SafeTPay ("System"). SafeTPay is to have access to this software as needed for the operation of its business.

(b) Computer Hardware. The server which has been procured by RT for use as the SafeTPay internet server, and installed in St.
Petersburg, Florida.

(c) Miscellaneous Physical Assets. Three laptop personal computers, 7 sample PIN pads, and miscellaneous office supplies that have been purchased for and/or are being used by the SafeTPay business unit.

(d) Trademarks, Trade-names, Copyrights. Ownership of any and all marks, registrations, and goodwill that eConnect may own, regarding "SafeTpay", "Same-As-Cash", "ePIN" and "ePAD". As a condition for this transferal, Harry Hargens is to contribute and unconditionally transfer to SafeTPay any and all trademarks and domain names held in his name.

(e) Web Address. Ownership of any web addresses reserved for any of the above names or marks.

Under the agreement, the parties were to receive stock in SafeTPay.com as follows:

(a) Common Stock: SafeTPay will initially authorize 20 million shares of common stock. In return for the capital contributions listed above, the Registrant is to receive 2,300,000 shares of restricted common stock of SafeTPay. The principals of SafeTPay (Harry Hargens, Gerard Gay, Robert Hodgson, and Dale Reistad) are to each receive 150,000 shares of restricted common stock of SafeTPay.

(b)  Options.

(1) The Registrant is to, upon execution of the agreement, receive options to purchase 5,000,000 shares of SafeTPay common stock, at an exercise price of one dollar ($1.00) per share. Any unexercised options shall expire 3 years after execution of this Agreement.

(2) The principals of SafeTPay are to each receive options to purchase 500,000 shares of SafeTPay common stock, at an exercise price of $1.00 per share. Any unexercised options shall expire 3 years after execution of this Agreement.

(3) For a period of 24 months following execution of this Agreement, any additional options given to officers or shareholders of either SafeTPay or eConnect shall be issued at the same exercise price at those set forth in subparagraph (a) above.

(c) Additional common stock in return for capitalization: eConnect hereby commits to invest in SafeTPay $500,000 over the period of one year from the date of this Agreement, in four (4) equal quarterly installments, with $20,000 of the first installment due not later than November 15, 1999, $42,500 due not later than December 15, 1999, and the remainder of the first installment due not later than January 15, 2000; subsequent installments shall be due not later than the following dates:
April 15, 2000, July 15, 2000, and October 15, 2000.

Although to the knowledge of the Registrant no litigation has been threatened with regard to this agreement with SafeTPay.com, the principals of SafeTPay now claim that the Registrant is now in breach of contract since it did not pay certain sums for the capital contribution, as stated above, and has not fulfilled certain obligations under the agreement. The Registrant has contributed a total of $62,500 to SafeTPay.com. The Registrant does not intend to contribute any further cash, or other assets as set forth above, until other claims of the principals of SafeTpay.com can be resolved.

In connection with this agreement, the Registrant entered into a separate consulting agreement with Michael Leste and Michael Kofoed for their services in connection with this agreement (see Exhibits 10.22 and 10.23, respectively, to the Form 10-KSB). Under the terms of these agreements, these individuals are to receive certain options and restricted shares of SafeTPay.com; these have not been paid due to the status of this agreement.

(6)  eMarkit (eConnect2Trade.com).

(a)  August 16, 1999 Agreement.

On August 16, 1999, the Registrant entered into a consulting agreement with eMarkit Incorporated, a Nevada corporation, whereby this company would provide certain consulting services for the Registrant in connection with introductions to the brokerage industry (see Exhibit 10.9 to this Form 10-KSB). Such introductions would be for the purpose of developing the "Bank Eyes Only" system for use in the financial services industry.

Under the terms of this agreement, the Registrant agreed to pay 1,000,000 free-trading shares of Registrant's common stock deemed fully earned upon execution hereof for eMarkit's initial setup activities which are necessary for Contractee to provide the services herein. In addition, the Registrant agreed to pay 1,000,000 warrants exercisable at $1.00 per share, which expire on December 31, 2000. However, this consulting agreement never went forward and the compensation was not paid.

(b)  December 29, 1999 Agreement.

On December 29, 1999, the Registrant entered into an agreement with eMarkit for the purpose of a joint venture, whereby the Registrant agrees to purchase on a "stock for stock" basis, 50% of a corporation to be formed by eMarkit, that name being eConnect2Trade.com, Incorporated ("ET") (see Exhibit 10.25 to this Form 10-KSB). The business of ET is to be the marketing and sales of the Registrant's "same-as-cash" transactions to the securities industry via any medium, but initially via the internet using an ATM pin pad. The long term goal of ET will be, for a fee, to act as a financial interface between securities broker/dealers and their clients who are transacting currencies via transactions using bank host processing centers that are authorizing such transactions.

Upon signing of this agreement of the Registrant agreed to issue 1,000,000 "free-trading" shares of the Registrant's stock to eMarkit and 2,000,000 warrants to eMarkit to purchase 2,000,000 "free-trading" shares of eConnect stock at an exercise price of $1.00 per share. The expiration date of the warrants is to be December 31, 2000. The Registrant is to deliver the stock and warrants as follows: 300,000 shares and 300,000 warrants no later than January 20, 2000. The next issuance of 200,000 shares and 200,000 warrants will be delivered when Beta testing begins and 500,000 shares and 500,000 warrants will be delivered when Beta testing is complete but no later than March 20, 2000. Subsequent to December 31, 1999, a total of 300,000 free trading shares were issued to Robert Bragg, the principal of eMarkit; the Registrant has not as yet been issued any shares in eConnect2Trade.com but the parties intend to proceed with this transaction.

Although a recent agreement of eConnect2Trade.com with Empire Financial Holding Co., a broker/dealer, did not proceed, it is the intention of the Registrant to seek other contacts within the brokerage industry.

ITEM 2.  DESCRIPTION OF PROPERTY.

At its executive offices in San Pedro, California, which the Registrant leases, it owns approximately $18,000 of miscellaneous office furniture and equipment, including computers. In the Dominican Republic, the Registrant owns approximately $250,000 of computer equipment and associated equipment for use in gaming operations; this equipment has recently been transferred from the former operations of 777WINS in Costa Rica to the Dominican Republic.

ITEM 3.  LEGAL PROCEEDINGS.

Other than as stated below, the Registrant is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the Registrant has been threatened:

(a)  Securities and Exchange Commission Action (March 12, 1999).

On March 12, 1999, the Securities and Exchange Commission
("SEC") filed a complaint alleging the Company had failed to make available to the investing public current and accurate information about its financial condition and results of operations through the filing of periodic reports as required by the Securities Exchange Act of 1934 (specifically, the Form 10-KSB for the 1997 and 1998 fiscal years, the Form 10QSB for each of the first three quarters of fiscal 1998, and the corresponding Notifications of Late Filings (Form 12b-25)). The SEC sought in this action to compel the Company to file delinquent reports and enjoin the Company from further violations of the reporting requirements. The Company consented to the entry of a final judgment granting the relief sought by the SEC.

Although this action has been concluded, since the permanent injunction was entered the Company has been late with the following reports: (a) Form 10QSB for the quarter ended February 28, 1999 (due by April 29, 1999 because of the filing of a Form 12b-25) - filed with the SEC on May 28, 1999; (b) Form 10QSB for the quarter ended June 30, 1999 (due by August 14, 1999) - filed with the SEC on August 23, 1999 (due to an error in the CIK code for the Company entered on the EDGAR electronic filing system);
(c) a Form 10-QSB for the transition period ended December 31, 1998 (due by July 5, 1999) - filed with the SEC on September 3, 1999; (d) Form 8-K to reflect a certain acquisition by the Company (due by May 21, 1999) - filed with the SEC on November 15, 1999; (e) Form 8-K to reflect two acquisitions by the Company (due by September 15, 1999) - filed with the SEC on November 16, 1999; and (f) Form 10-KSB for the period ended on December 31, 1999.

(b)  Securities and Exchange Commission Action (March 23, 2000).

In a complaint filed on March 23, 2000 (Securities and Exchange Commission v. eConnect and Thomas S. Hughes, Civil Action No. CV
00 02959 AHM (C.D. Cal.)), the SEC alleged that since February
28, 2000, the Registrant issued false and misleading press releases claiming: (1) the Registrant and its joint venture partner had a unique licensing arrangement with PalmPilot; and
(2) a subsidiary of the Registrant had a strategic alliance with a brokerage firm concerning a system that would permit cash transactions over the Internet. The complaint further alleges that the press releases, which were disseminated through a wire service as well as by postings on internet bulletin boards, caused a dramatic rise in the price of the Registrant's stock from $1.39 on February 28 to a high of $21.88 on March 9, 2000, on heavy trading volume. The SEC suspended trading in the Registrant's common stock on the Over the Counter Bulletin Board on March 13 for a period of 10 trading days(trading resumed on the National Quotation Bureau's Pink Sheets on March 27, 2000). The complaint alleges that despite the trading suspension and the SEC's related investigation, the Registrant and Mr. Hughes continued to issue false and misleading statements concerning the Registrant's business opportunities. In addition to the interim relief granted, the Commission seeks a final judgment against the Registrant and Mr. Hughes enjoining them from future violations of Section 10(b) of the Exchange Act and Rule 10b-5 thereunder
(the anti-fraud provisions of that act) and assessing civil penalties against them.

On March 24, 2000, a temporary restraining order was issued in the above-entitled action prohibiting the Registrant and Mr. Hughes, from committing violations of the antifraud provisions of the federal securities laws. The Registrant and Mr. Hughes consented to the temporary restraining order.

On April 6, 2000, without admitting or denying the allegations contained in said complaint, the Registrant and Mr. Hughes entered into a settlement by consent that has resulted in the entry of permanent injunctive relief. The settlement agreement with the SEC was accepted and a judgment of permanent injunction was entered by the Court on April 7, 2000. The judgment that the Registrant and Mr. Hughes consented to prohibits the Registrant and Mr. Hughes from taking any action or making any statement, or failing to make any statement that would violate Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder. The court has yet to determine whether disgorgement, civil penalties or other relief should be assessed against the Registrant or Mr. Hughes.

(c)  Shareholder Class Action Lawsuits.

Barbara Einhorn, et al. v. eConnect, Thomas S. Hughes, Jack M.
Hall, Dianne Hewitt, Anthony L. Hall, and Kevin J. Lewis, Case
No. 00-02674 MMM (JWJx);

Joel Eckstein, et al. v. eConnect, Inc. , Thomas S. Hughes, Jack
M. Hall, Dianne Hewitt, Anthony L. Hall, and Kevin J. Lewis, Case
No. 00-02700 DDP (CWx);

Felicia Bernstein, et al. v. eConnect, Inc., et al., Case No. 00-
02703 FMC (BQRx);

Robert Colangelo, et al. v. eConnect, Inc., et al., Case No. 00-
02743 SVW (SHx);

Irving Baron, et al. v. eConnect, Inc. , Thomas S. Hughes, Jack
M. Hall, Dianne Hewitt, Anthony L. Hall, and Kevin J. Lewis, Case
No. 00-02757 WJR (CTx);

James J. Warstler, et al. v. eConnect, Inc. , Thomas S. Hughes,
Jack M. Hall, Dianne Hewitt, Anthony L. Hall, and Kevin J. Lewis,
Case No. 00-02758 R (SHx);

Yakov Prager, et al. v.  eConnect, Inc. , Thomas S. Hughes, Jack
M. Hall, Dianne Hewitt, Anthony L. Hall, and Kevin J. Lewis, Case
No. 00-02759 GHK (RCx);

Gil Weisblum, et al. v. eConnect and Thomas S. Hughes, Case No.
00-02770 MRP (CTx);

Kenneth Mazda, et al. v. eConnect, et al., Case No. 00-02776 LGB
(Mcx);

Domenico Pirraglia, et al. v. eConnect, et al., Case No. 00-02875
SVW (CWx);

Israel C. Hershkop and Shlomo Hershkop, et al. v. eConnect and Thomas S. Hughes, Case No. 00-03095 MRP (RNRx);

Judith Bacun, et al. v. eConnect, Inc. , Thomas S. Hughes, Jack
M. Hall, Dianne Hewitt, Anthony L. Hall, and Kevin J. Lewis, Case
No. 00-03161 FMC (JWJx);

Howard Fine, et al. v. eConnect, Inc. and Thomas Hughes, Case No.
00-03290 SVW (BQRx);

Arthur Smith, et al. v. eConnect, Thomas Hughes, Case No. 00-
03301 DT (Mcx);

Thomas Reimer, et al. v. eConnect, Thomas Hughes, Case No. 00-
03405 JSL;

Morris Tepper, et al. v. eConnect and Thomas S. Hughes, Case No.
00-03444 WJR (CTx);

Vin Bury, et al. v. eConnect, Thomas Hughes, Case No. 00-03446
ABC;

Frances Villari, et al. v. eConnect, Thomas Hughes, Case No. 00-
03447 LGB (SHx);

Benjamin Ringel, et al. v.  eConnect, Inc. , Thomas S. Hughes,
Jack M. Hall, Dianne Hewitt, Anthony L. Hall, and Kevin J. Lewis,
Case No. 00-03591 RSWL (RNBx);

Anthony Massaro, et al. v. eConnect, Inc., Thomas S. Hughes, Jack
M. Hall, Dianne Hewitt, Anthony L. Hall, and Kevin J. Lewis, Case
No. 00-03671 DDP (MANx);

Ardelle Gardner, et al. v. eConnect, Inc., Thomas S. Hughes, Jack
M. Hall, Dianne Hewitt, Anthony L. Hall, and Kevin J. Lewis, Case
No. 00-03897 MMM (RZx);

The foregoing twenty-one actions were filed on various dates between March 14, 2000 and April 12, 2000, inclusive, and are all pending in the United States District Court for the Central District of California. These actions are brought by various putative classes of the purchasers of the Registrant's common stock. The putative classes alleged, none of which have been certified, range from no earlier than November 18, 1999 through March 13, 2000. Plaintiffs in the various actions assert that the Registrant and Thomas S. Hughes, as well as (in certain of the actions) Jack M. Hall, Diane Hewitt, Anthony L. Hall, and Kevin J. Lewis, have violated Section 10(b) of the Exchange Act (false or misleading statements and omissions which deceived stock purchasers) and also Section 20(a) of the Exchange Act (liability as a "controlling person" with respect to a primary violation of securities laws). The principal allegations concern various alleged material misrepresentations and omissions which supposedly made the Registrant's public statements on and after November 18, 1999 (and/or on and after November 23, 1999) false and misleading, thereby artificially inflating the market in and for the Company's common stock. The answers or other responses of the defendants to the various initial complaints are not yet due. The Registrant cannot as yet express any opinion as to the probable outcome of these litigation matters. The Registrant intends to defend these litigation matters vigorously.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Not Applicable

PART II.

ITEM 5.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

(a)  Market Information.

On March 13, 2000, the SEC ordered a 10 trading day suspension in the trading of the Registrant's common stock on the Over the Counter Bulletin Board ("OTCBB"). This trading suspension was taken in connection with an investigation of the Registrant by the SEC.
The Company's common stock resumed trading on March 27, 2000; however, from that date to the present, the Company's common stock has been trading on the National Quotation Bureau's Pink Sheets (symbol ECNC) since the Company's common stock was delisted on that date from the OTCBB OTCBB due to the trading suspension. Subsequent to the filing of the
Form 10-KSB with the SEC, the Company intends to file a 15c2-11 through a market maker in order to apply for relisting on the OTCBB.

The range of closing prices shown below is as reported by these markets. The quotations shown reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Per Share Common Stock Bid Prices by Quarter
For the Fiscal Year Ended December 31, 2000

                                                High          Low

Quarter Ended March 31, 2000 *                  16.50         0.49

* The common stock did not trade from March 13, 2000 through March 24, 2000 due to the trading suspension ordered by the Securities and Exchange Commission

Per Share Common Stock Bid Prices by Quarter
For the Fiscal Year Ended December 31, 1999

                                                High         Low

Quarter Ended December 31, 1999                 0.40         0.06
Quarter Ended September 30, 1999                0.41         0.15
Quarter Ended June 30, 1999                     0.83         0.38
Quarter Ended March 31, 1999                    0.81         0.37

Per Share Common Stock Bid Prices
For the Transition Period Ended December 31, 1998 **

                                                High         Low

Four Months Ended December 31, 1998             0.69         0.05

** Due to a change in the fiscal year of the Registrant from August 31 to December 31

Per Share Common Stock Bid Prices by Quarter
For the Fiscal Year Ended August 31, 1998

                                               High         Low

Quarter Ended August 31, 1998                  0.16         0.09
Quarter Ended May 31, 1998                     0.14         0.03
Quarter Ended February 28, 1998                0.08         0.00
Quarter Ended November 30, 1997                0.10         0.03

(b)  Holders of Common Equity.


As of March 31, 2000, the Registrant had approximately 567 shareholders of record of the Registrant's common stock.

(c)  Dividends.

The Registrant has not declared or paid a cash dividend to stockholders since it was originally organized on September 1, 1981. The Registrant did pay a 5% stock dividend on September 20, 1999 to shareholders of record as of close of business on September 14, 1999. The Board of Directors presently intends to retain any earnings to finance Registrant operations and does not expect to authorize cash dividends in the foreseeable future.
Any payment of cash dividends in the future will depend upon the Registrant's earnings, capital requirements and other factors.

(d)  Sales of Unregistered Securities.

The Registrant made the following sales of unregistered securities during the three year period prior to December 31, 1999:

(1) During the period of September 28, 1998 through July 16, 1999, the Registrant sold a total of 1,058,622 shares of common stock to 76 individuals, at an average price of $0.40 per share. In conjunction with some of these sales, the Registrant give to these individuals for no additional charge warrants to purchase common stock of the Registrant at $0.40 per share.

(2)  During the period of April 7, 1999 through November 24,
1999, the Registrant sold a total of 4,484,500 shares of common stock to 14 individuals and firms in exchange for consulting and other services to the Registrant.

(3) In addition to the above sales, the Registrant issued restricted shares in the following amounts in connection with the following acquisitions: (a) 2,500,000 shares in connection with the Letter of Intent between the Reistrant and Rogel Technologies; (b) 5,200,000 shares in connection with the acquisition of Isla Escondida, S.A. (owner of the 777WINS.com website) (these shares were later registered under a Form SB-2 registration statement); (c) 1,165,000 shares in connection with the acquisition of the TheArtauction.com website from PowerClick; and (d) 1,000,000 shares in connection with the acquisition of a 50% interest in TopSports, S.A.

(4) The sale of restricted shares to Alpha Venture Capital, Inc. through a Common Stock Purchase Agreement between the Registrant and this firm Alpha Venture Capital, Inc., dated September 28, 1999 (see Exhibit 4.22 to this Form 10-KSB). Under the terms of this agreement, Alpha Venutre Capital, Inc. is permitted, upon notice by the Registrant, to purchase up to 20,000,000 shares of restricted common stock of the Registrant (held in an escrow account) based on 80% of the lowest market price on the 5 business days immediately following such notice (these shares were registered under a Form SB-2 registration statement pursuant to a Registration Rights Agreement; see Exhibit 4.23 to this Form 10-KSB). In addition, Alpha Venture Capital, Inc. is also entitled to receive warrants to purchase up to 1,000,000 shares of common stock (exercisable at a price equal to 80% of the closing bid price of the common stock on the effective date of the Purchase Agreement from said date until a date which is five years thereafter) and up to 500,000 shares of common stock in connection with drawdowns under the Purchase Agreement (exercisable at the closing bid price on the date of each draw from the effective date of the Purchase Agreement until a date which is five years thereafter) (these warrants were registered under said Form SB-2; see Exhibit 4.24 to this Form 10-KSB).

No commissions or fees were paid in connection with these sales, except for a commission of 8% of the amount of each draw under the Common Stock Purchase Agreement payable to Alpha Venture Capital, Inc. All of the above sales were undertaken pursuant to a claim of exemption from registration under the Securities Act of 1933 as provided in Rule 506 under Regulation D.

(e)  Use of Proceeds.

The Registrant filed a Form SB-2 with the SEC on June 1, 1999. This offering was used exclusively for consulting and other services provided to the Registrant and for settling litigation involving a debenture and certain warrants between the Registrant and CALP II, LP (see Exhibit 4.20 to this Form 10-KSB), as reported in a Form 8-K filed with the SEC on January 18, 2000. Therefore, no cash proceeds were raised from this offering.

On August 20, 1999, the Registrant filed a Form SB-2 with the SEC under Rule 415 (self offering) to register an aggregate amount of 61,000,000 shares of common stock (aggregate offering price of $11,590,000 under Rule 457(c)). This offering was used primarily for consulting services and acquisitions by the Registrant, and commenced on the effective date of this registration statement (September 7, 1999). However, 20,000,000 shares of common stock under this offering were used for the registration of shares sold under a Common Stock Purchase Agreement (as discussed above) (through a post-effective amendment to this Form SB-2 filed and effective on September 29, 1999 - File No. 333-79739). The total amount of shares sold under this offering through December 31, 1999 is 24,210,817; out of this total, the Registrant issued 9,088,442 shares out of those registered from the Common Stock Purchase Agreement for a total consideration of $933,000. The expenses involved with this offering to December 31, 1999 were approximately $50,000; the net cash proceeds from this offering ($883,000) were used for working capital for the Registrant. This offering has not as yet terminated.

(f)  Announced Stock Buy Back Program.

In December 1999 the Registrant announced that from mid
October 1999 up until December 29, 1999 it had bought back a total of 2,560,752 shares of its common stock on the Over the Counter Bulletin Board for the purpose off reducing the public float of its stock. On November 29, 1999, the Registrant entered into an agreement with Alliance Equities pursuant to which Alliance Equities was to advance funds of up to $1,000,000 to the Registrant to facilitate the buy-back program and to otherwise assist the Registrant in this program (see Exhibit 10.18 to this Form 10-KSB).

What occurred with respect to this program is as follows:
(a) Alliance Equities advanced the sum of $250,000 to the Registrant under said agreement; (b) the Registrant in turn loaned the sum of $250,000 to Thomas Hughes, President of the Registrant, who in turn opened a brokerage account in his name with this sum; (c) Mr. Hughes subsequently purchased $250,000 worth of the Registrant's common stock on the Bulletin Board; (d) Mr. Hughes sold the stock purchased directly to Alliance Equities for $250,000 in order to repay the advance (Mr. Hughes in turn repaid the loan from the Registrant with the $250,000 sale of the stock). Alliance Equities was paid a stock bonus for this advance under the terms of said agreement.

ITEM 6.  PLAN OF OPERATION.

(a)  Twelve Month Plan of Operation.

In the year 2000, the Registrant will focus its attention on the marketing and development of the PERFECT industry (Personal Encrypted Remote Financial Electronic Card Transactions), with specific focus on the "Bank Eyes Only" Internet aspect of the PERFECT transaction.

"Bank Eyes Only" refers to a direct Internet connection between the consumer's terminal and the Registrants bank card authorization system by which the consumer will order an item from an Internet merchant, but the credit card data or ATM data will go directly to the Registrant's server and then to the bank, bypassing the merchant. Thus, this service will enable customers to pay for Internet purchases, bill payments and other types of transactions from home by physically swiping either credit cards or ATM cards with PIN entry. These "Bank Eyes Only," transactions can be processed over the Internet without the cardholder account information being stored at the merchant's web site, nor does the merchant have ready access to the consumer's bank card information.

The Registrant believes that "Bank Eyes Only" transaction processing system will effectively address Internet consumers' concerns regarding personal and financial information security. The Registrant will receive a projected flat fee of $1.00 for each "Bank Eyes Only" transaction which will be paid by the merchant, not the consumer.

The Registrant has begun initial sign ups of web Merchants for this service and based on responses, will now expend substantial dollars for an aggressive May sign up campaign to begin simultaneously on several fronts. To launch the service of Internet "Bank Eyes Only" transactions, the Registrant has implemented the following initiatives:

(1) The development of the eCashPad by Asia Pacific Micro, Inc, under a manufacturing agreement entered into in January 2000.
Production of the eCashPad has commenced in Asia and is commercially targeted for distribution in June 2000.

(2) The Registrant has entered into an agreement with eFunds, a subsidiary of Deluxe Data, in January 2000 to provide the United States host system for "Bank Eyes Only" transactions. This means that eFunds will help process the transaction after it leaves the Registrant's server.

(3) Under the agreement with eFunds, the Registrant also obtained a license of the eFunds CONNEX host system software for usage in countries other than the United States. The CONNEX system provides the Registrant with a proven host software system which will effect "Bank Eyes Only" transactions as originated by eCashPads.

(4) The purchase of an IBM Multiprise 2000 as a platform for the CONNEX host system software.

(5)  The Registrant has entered into a letter of intent with Real
Solutions in March 2000 to provide the IBM hardware support in connection with the eFunds agreement.

(6) In February 2000, the Registrant consummated an acquisition agreement with PowerClick, Inc., a Nevada corporation, whereby the Registrant acquired 50% of the outstanding capital stock of this company. PowerClick, Inc. owns and operates a website that provides a wide range of products and services to the public, and is intended to be used as a vehicle to promote the use of the "Bank Eyes Only" system.

(7) The Registrant has entered into an agreement with National Data Funding Corporation ("NDFC") in April 2000 to provide eCashPad distribution, encryption, and maintenance. The eCashpad is a device which will attach to a personal computer to enable a credit card or ATM transaction via Internet. NDFC will also provide full merchant processing for all credit and debit cards in support of the United States eFunds host.

(8)  Completion of testing of the eCashPads, the consumer "Bank
Eyes Only" device. eCashPads will be in a pilot program through the second quarter of 2000 with a national roll out anticipated for the third quarter of 2000.

(9) Development of "bankeyesonly.com" web sites in the United States, Dominican Republic, Ireland, Australia and Hong Kong. These web sites will be used to register web merchants within the above listed countries to be able to receive a "Bank Eyes Only" transaction by an eCashPad. A consumer will be able to go the Registrant's website and with the use of his/her eCashPad will be able to safely order merchandise on line.

(10) Aggressive recruiting of web merchants to the Registrant "Bank Eyes Only" network. Registration of "Bank Eyes Only" web merchants will be pursued by a team specialists to be hired who understand their specific industry such as phone or cable or collections and who will fully develop the pertinent "Bank Eyes Only" applications for that industry and who will develop strategic alliances within their specific industry. In addition, the Registrant has structured a networking approach for mass market consumer participation in finding "Bank Eyes Only" merchants along with sales teams to sign on local web merchants.

(11) Using a revenue sharing plan from the flat fee, the Registrant will incentivize private labels of eCashPads with expected advertising and marketing of these private label eCashPads by the web merchants to their consumer base. For example, a merchant might distribute eCashPads with its logo to its own consumers.

(12) Establishment of strategic alliances with a substantial partner in each country. The partner will then proceed to develop the business of "Bank Eyes Only" transactions by usage of the simple and proprietary eCashPad which has been developed by the Registrant.

(13) The activation of the Dominican Republic host system, and host systems in Ireland, Hong Kong Host, and Australia as full service centers which will provide not only "Bank Eyes Only" Internet transactions by the usage of eCashPads but also full service aspects of processing merchant retail terminal transactions and ATM cash machines. Terminals could be placed in strategic market areas of each country such as check cashing centers or even grocery stores.

(14) Establishment of the "International," which will be a four country real time "Bank Eyes Only" with ATM card and PIN entry game between the countries of the Dominican Republic, Ireland, Australia, and Hong Kong, whereby consumers within those countries will be able to use the eCashPad to effect same day gaming with ATM card and PIN entry.

The Registrant intends to spin off eGaming and its PowerClick subsidiary as separate publicly traded companies.

(b)  Risk Factors in Connection with Plan of Operation.

An investment in the Registrant is subject to a number of risks. Among these risks are the following:

(1) eCashPad Production. The agreement under which the eCashPad is being manufactured for the Registrant only calls for an initial production run of 5,000 units, at a total cost of $80,000. The Registrant must conclude an agreement for a substantial additional manufacturing run in order for the plan of business as set forth above to succeed. There is no guarantee that the Registrant will be able to conclude such an agreement.

This agreement offers the Registrant substantial savings by contracting with an Asian country for manufacturing. Currently, the manufacturer is stable but there is no guarantee that the manufacturer may not be impacted by future changes in government policies. The Registrant is presently seeking additional suppliers.

(2) Approval of Regional ATM Networks. Within the United States market, the Registrant is closely working with NDFC to secure the go ahead for regional ATM card networks for an eCashPad ATM card with PIN entry "Bank Eyes Only" Internet payment. Such network currently permit the usage of credit cards on their systems. Thus, a substantial part of the Registrant's strategy is based on ATM card with PIN entry Internet payments, and the Registrant may not receive bank approvals from the regional ATM card networks in the United States for such transactions. In such case, this payment system could not be used in the United States, which could substantially affect the prospects of the Company in this country. Even though this type of payment system has already been approved in the Dominican Republic and Ireland, and may be approved elsewhere outside the United States, the Company would expect that a substantial portion of its projected revenues would come form United States based transactions.

(3) Influence of Other External Factors. The Internet industry, and Internet gaming in particular, is a speculative venture necessarily involving some substantial risk. There is no certainty that the expenditures to be made by the Company will result in commercially profitable business. The marketability of the Registrant's services will be affected by numerous factors beyond the control of the Company. These factors include market fluctuations and the general state of the economy (including the rate of inflation and local economic conditions) which can affect peoples' discretionary spending. Factors which leave less money in the hands of potential clients of the Company will likely have an adverse effect on the Company. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital.

(4) Regulatory Factors. Existing and possible future consumer legislation, regulations and actions could cause additional expense, capital expenditures, restrictions and delays in the activities undertaken in connection with the business, the extent of which cannot be predicted. For example, the U.S. Senate has considered a proposed bill introduced by U.S. Senator John Kyl that would ban Internet gaming in the United States. The passage of such a bill may adversely affect the operation of the Company, depending on the form of legislation. Even though all gaming operations of the Company are off-shore and such transactions are not accepted from the United States, the effect of such legislation may influence the business.

(5) Competition. The Registrant anticipates substantial competition in the development of the PERFECT industry and the "Bank Eyes Only" internet application in particular. The Registrant believes that the marketplace is large enough to absorb many competitor companies who may focus on ancillary aspects of the PERFECT industry such as the development of hardware or of merchant sign ups, rather than on the core business of the Registrant which is the processing of transactions. Many competitors in this industry, and in internet gaming will have greater experience, resources, and managerial capabilities than the Company, may be in a better position than the Company to obtain access to attractive clientele. Such competition could have a material adverse effect on the Company's profitability.

(6) Reliance on Management. The Company's success is dependent upon the hiring of key administrative personnel. None of the officers or directors, or any of the other key personnel, has any employment or non-competition agreement with the Company. Therefore, there can be no assurance that these personnel will remain employed by the Company. Should any of these individuals cease to be affiliated with the Company for any reason before qualified replacements could be found, there could be material adverse effects on the Company's business and prospects. In addition, management has no experience in managing companies in the same business as the Company.

All decisions with respect to the management of the Company will be made exclusively by the officers and directors of the Company. Investors will only have rights associated with minority ownership interest rights to make decisions that affect the Company. The success of the Company, to a large extent, will depend on the quality of the directors and officers of the Company. Accordingly, no person should invest in the Shares unless he or she is willing to entrust all aspects of the management of the Company to the officers and directors.

(7) Conflicts of Interest. The officers and directors have other interests to which they devote time, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on boards of directors, as set forth elsewhere in this Form 10-KSB. Each will continue to devote such time to the business of the Company, notwithstanding other obligations, that may reduce the time they can devote to the business of the Company. As a result, certain conflicts of interest may exist between the Company and its officers and/or directors, which may not be susceptible to resolution.

In addition, conflicts of interest may arise in the area of corporate opportunities, which cannot be resolved through arm's length negotiations. All of the potential conflicts of interest will be resolved only through exercise by the directors of such judgment as is consistent with their fiduciary duties to the Company. It is the intention of management, so as to minimize any potential conflicts of interest, to present first to the Board of Directors of the Company, any proposed investments for its evaluation.

(8) Additional Financing Will Be Required. The Registrant will be required to raise significant capital to fund its Plan of Operation; this is estimated to be $3,000,000 over the next 12 months. Currently, the Registrant is meeting its funding requirements through financing provided by the Alpha Venture Capital, Inc. through a Common Stock Purchase Agreement between the Registrant and this firm Alpha Venture Capital, Inc., dated September 28, 1999 (see Exhibit 4.22 to this Form 10-KSB, and the discussion under Market For Common Equity And Related Stockholder Matters). However, there is no guarantee that this funding source will be available in the future.

The current funds available to the Company, and the revenue generated by Top Sports and PowerClick, will not be adequate for it to be competitive in the areas in which it intends to operate, and may not be adequate for the Registrant to survive.
Therefore, the Company will need to raise additional funds in order to fully implement its business plan. The Company's continued operations therefore will depend upon its ability to raise additional funds through bank borrowings, equity or debt financing. There is no assurance that the Company will be able to obtain additional funding when needed, or that such funding, if available, can be obtained on terms acceptable to the Company. If the Company cannot obtain needed funds, it may be forced to curtail or cease its activities. If additional shares were issued to obtain financing, current shareholders may suffer a dilution on their percentage of stock ownership in the Company.

(9) Uncertainty Due to Year 2000 Issue. The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 date is processed.
In addition, similar problems may arise in some systems, which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant system failure which could affect the Registrant's ability to conduct normal business operations. This creates potential risk for all companies, even if their own computer systems are Year 2000 compliant. It is not possible to be certain that all aspects of the Year 2000 issue affecting the Registrant, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

The Registrant currently believes that its systems are Year 2000 compliant in all material respects. Although management is not aware of any material operational issues or costs associated with preparing its internal systems for the Year 2000, the Registrant may experience serious unanticipated negative consequences (such as significant downtime for one or more of its suppliers) or material costs caused by undetected errors or defects in the technology used in its internal systems. Furthermore, the purchasing patterns of customers may be affected by Year 2000 issues. The Registrant does not currently have any information about the Year 2000 status of its potential material suppliers. The Registrant's Year 2000 plans are based on management's best estimates.

(c)  Forward Looking Statements.

The foregoing Plan of Operation contains "forward looking statements" within the meaning of Rule 175 under the Securities Act of 1933, as amended, and Rule 3b-6 under the Securities Act of 1934, as amended, including statements regarding, among other items, the Registrant's business strategies, continued growth in the Registrant's markets, projections, and anticipated trends in the Registrant's business and the industry in which it operates. The words "believe," "expect," "anticipate," "intends," "forecast," "project," and similar expressions identify forward-looking statements. These forward-looking statements are based largely on the Registrant's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the Registrant's control. The Registrant cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including, among others, the following: reduced or lack of increase in demand for the Registrant's products, competitive pricing pressures, changes in the market price of ingredients used in the Registrant's products and the level of expenses incurred in the Registrant's operations. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained herein will in fact transpire or prove to be accurate. The Registrant disclaims any intent or obligation to update "forward looking statements."

ITEM 7.  FINANCIAL STATEMENTS.

Financial statements as of and for the four month period ended on December 31, 1998, and the twelve month period ended
December 31, 1999, are presented in a separate section of this report following Part IV.

ITEM 8.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE.

Not Applicable

PART III.

ITEM 9.  DIRECTORS, EXECUTIVE OFFICERS AND COMPLIANCE WITH
SECTION 16(A) OF THE EXCHANGE ACT.

(a)  Directors and Executive Officers.

The names, ages, and respective positions of the directors and executive officers of the Registrant are set forth below. The Directors named below will serve until the next annual meeting of the Registrant's stockholders or until their successors are duly elected and have qualified. Directors are elected for a one-year term at the annual stockholders' meeting. Officers will hold their positions at the will of the board of directors, absent any employment agreement, of which none currently exist
or  are   contemplated.   There  are  no   arrangements,
agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the Registrant's affairs. There are legal proceedings involving the officers and directors of the Registrant (please see Item 3. Legal Proceedings for a description of these proceedings).

Thomas S. Hughes, Chief Executive Officer/Director.

Mr. Hughes, Age 52, has been President and a Director of the Registrant since March 1997. From 1993 to the present, he has also served as the President of Electronic Transactions &
Technologies, a privately held Nevada corporation which developed terminals for wireless home and internet applications.

Jack M. Hall, Secretary/Director.

Mr. Hall, age 72, is currently President of Hall
Developments, a real estate development company he founded in 1991, which employs a staff of 10 people. Mr. Hall spends approximately 20 hours per week searching out strategic alliances for the Registrant. Mr. Hall joined the Registrant as Secretary and a Director in March 1997.

Diane Hewitt, Treasurer/Director.

Ms. Hewitt, age 51, has been an interior designer since
1991. Currently she owns and manages her own firm, D. Diane Hewitt Designs. This firm's expertise is churches and employs a staff of five people. Ms. Hewitt currently devotes approximately 25 hours per week in working with the Registrant's image development and consulting with the Registrant's advertising firm. Ms. Hewitt joined the Registrant as Treasurer and a Director in March 1997.

(b)  Key Employee.

Anthony J. Bayne, Senior Vice President of Operations.

Mr. Bayne, age 33, received his Bachelor of Science degree in 1992 from Simon Greenleaf University, and his J.D. degree from the same school in 1994. In 1998, he was awarded an LL.M. degree in taxation from Washington School of Law. Mr. Bayner is licensed as an attorney in the State of California. From January 1995 to February 2000, Mr. Bayne served as a deputy public defender in the Los Angeles County Public Defender's Office. In this position, he represented defendants in all stages of criminal proceedings though trial, directed investigations, appointed experts, and planned case strategy. For the period of February 2000 to April 2000, Mr. Bayne was in private practice Rancho Palo Verdes, California. He joined the Registrant in his current position on April 27, 2000.

(c)  Compliance with Section 16(a) of the Exchange Act.

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than 10% of any class of the Registrant's equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and beneficial owners of more than 10% of any class of the Registrant's equity securities are required by SEC regulations to furnish the Registrant with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Registrant during or with respect to fiscal 1999, and certain written representations from executive officers and directors, the Registrant is aware that Mr. Hughes and Ms. Hall failed to report certain stock issuances to them between September 1999 and March 2000. A Form 4 for each of these issuances is now in the process of being prepared for filing. The Registrant is unaware of any other filings that have not been timely made.

ITEM 10.  EXECUTIVE COMPENSATION.

                    Summary Compensation Table

                     Annual compensation              Long-term
                                                     compensation
                                           Awards          Payouts
                                    Other           Securi
All
                                    Annual          ties
other
Name and                            compen Restrict under
compen
Principal   Year   Salary   Bonus   sation  stock   lying   LTIP
sation
Position                                    award   options payouts
                                                    SARs
                     ($)     ($)     ($)     ($)     (#)       ($)
($)
    (a)      (b)     (c)     (d)     (e)     (f)     (g)       (h)
(i)

Thomas S.   1999    79,215    0       0       0       0         0
0
Hughes,     1998      0       0       0       0       0         0
0
Chief       1997      0       0       0    750,000    0         0
0
Executive
Off.
0
Jack M. Hall 1999   21,000    0       0       0       0         0
0
Secretary    1998     0       0       0       0       0         0
0
             1997     0       0       0       0       0         0
0

Diane
Hewitt       1999   79,075    0       0     46,875    0         0
0
Treasurer    1998     0       0       0       0       0         0
0
             1997     0       0       0       0       0         0
0

Employment Contract.


As of December 31, 1999, the Registrant had not entered into any employment agreement with any officer and/or director of the Registrant.

Other Compensation.

(a) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the Registrant in the event of retirement at normal retirement date as there was no existing plan as of December 31, 1999 provided for or contributed to by the Registrant.

(b) No remuneration is proposed to be paid in the future directly or indirectly by the Registrant to any officer or director since there was no existing plan as of December 31, 1999 which provides for such payment, including a stock option plan.

ITEM 11.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT.

The following table sets forth information regarding the beneficial ownership of shares of the Registrant's common stock as of May 1, 2000 (162,394,801 issued and outstanding) by (i) all stockholders known to the Registrant to be beneficial owners of more than 5% of the outstanding common stock; and (ii) all directors, executive officers, and key employees of the Registrant, individually and as a group:

Title of      Name and Address of               Amount of      Percent
Class         Beneficial Owner                  Beneficial        of
                                                Ownership(1)     class

Common        Hughes Net Income                 8,533,500(2)
5.25%
Stock         Charitable Remainder Unitrust
              c/o Anthony J. Bayne, Esq.
              2500 Via Cabrillo Marina
              Suite 300
              San Pedro, CA 90731

Common        Diane Hewitt                     1,157,500
0.71%
Stock         2500 Via Cabrillo Marina
              Suite 112
              San Pedro, CA 90731

Common        Thomas S. Hughes                   150,000
0.09%
Stock         2500 Via Cabrillo Marina
              Suite 112
              San Pedro, CA 90731

Common        Jack M. Hall                          0
0.00%
Stock         2500 Via Cabrillo Marina
              Suite 112
              San Pedro, CA 90731

Common        Anthony J. Bayne, Esq.             10,000
0.006%
Stock         2500 Via Cabrillo Marina
              Suite 300
              San Pedro, CA 90731

Common        Shares of all directors,        9,840,000
5.95%
Stock         executive officers, and key
              employees as a group
              (4 persons)


(1) Except as noted in footnote 2 below, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them

(2) The trustor of this trust is Thomas S. Hughes. Thomas S. Hughes is the trustee of the trust; Lawrence B. Donoghue, Esq. is the special trustee, and as such has the voting power and power over the disposition of the Registrant's shares under this trust. In addition, Mr. Hughes is the lifetime net income beneficiary of this trust, and the remainder beneficiary is Philosopher Kings and Queens, a California nonprofit public benefit corporation (according to information provided by Mr. Hughes). According to information provided by Mr. Hughes, this trust is irrevocable.

ITEM 12.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

During the past two fiscal years, certain transactions which occurred between the Registrant and its officers and directors are set forth below. With respect to each such transaction, the Registrant believes that the terms of each transaction were approximately as favorable to the Registrant as could have been obtained from an unrelated third party:

(a) On February 18, 1997, Leggoons, Inc. entered into an Agreement to License Assets from Home Point of Sales, Inc.("HPOS") (now know as Electronic Transactions & Technology - "ET&T") (see Exhibit 10.1 to this Form 10-KSB). ET&T is a privately held corporation 70% owned by Mr. Hughes, President of the Registrant, which is focused on the emergence of the Personal Encrypted Remote Financial Electronic Card Transactions industry (although this agreement was entered into prior to Mr. Hughes becoming affiliated with the Registrant, it is included here since certain of the conditions under that agreement have not been completely fulfilled, as discussed below). This technology will provide consumers with the option to instantly pay bills or impulse purchase from home with real time cash transactions with the usage of simple equipment such as the eCashPad.

The assets included under this agreement are the following: (a) The name "Betting, Inc.", as trademarked by HPOS; (b) The Wagering Gate (receive incoming data transfer commands from the Host Center and other competitive Host Centers who have received ATM and SMART card wagering payment from off site home or office locations and then who command the Wagering GATE to alert the recipient gaming companies that they have been paid and to respond back with an acknowledgement of such payment; and, the general promotion and education of home ATM and SMART card wagering over the Internet through the HPOS Secure Computer Keyboard or over the telephone through the HPOS stand alone Infinity unit); (c) the specific application of Wagering with an ATM card or SMART card with the Secure Computer Keyboard (any other uses of the Secure Computer Keyboard, such as Bill Pay or Impulse Purchase that are not Wagering transactions, are not included); (d) the HPOS developed Merchant Response Software for the specific application only of transacting Off Site ATM and Smart card Wagering through the Wagering Gate; and (e) HPOS' interest in the use of and revenue from the HPOS Personal Encrypted Remote Financial Electronic Card transaction relating to the Wagering Business in all HPOS partner countries.

Under terms of this licensing agreement, the Registrant is to issue 2,900,000 shares of restricted common stock to HPOS as the total consideration in exchange for licensing home ATM card and SMART card wagering technology developed by HPOS. Of this amount, 2,755,000 shares were placed in escrow subject to cancellation on February 10, 1998, in the event the bid price of the common stock of the Registrant is not at least $3.00 per share for any twenty consecutive day period as reported on the NASD's Electronic Bulletin Board or NASDAQ's Small Cap Market from the date of the agreement through February 10, 1998 (see
Exhibit 10.2 to this Form 10-KSB).

As of the date of this Form 10-KSB, the terms of the Licensing Agreement have not been met by the Registrant. However, the Registrant has entered into amendment(s) of the original agreement that provide for an extension of the cancellation deadline from February 10, 1998, to September 1, 2001, subject to certain conditions specified in the agreement. All conditions set forth in the original agreement need to be met on or before September 1, 2001.

The License Agreement also provides that in the event that the bid price for the common stock of the Registrant is more than $3.00 per share for any twenty consecutive day period, then HPOS shall have the option to purchase up to 13,822,000 additional shares of the Registrant common stock at an exercise price of $.30 per share. To date, the conditions of this provision have not been met.

Under the terms of this license agreement, it was the
intention of the parties hereto that if and when any additional shares of the common stock of Leggoons (now the Registrant) are issued to the public or any employees, HPOS' (now ET&T's) ownership interest in the Registrant shall be and remain no less than 60% and that ownership interest of the current shareholders of Leggoons (James Clinton) shall, at that time, be no less than 10%. ET&T has never sought to enforce this provision in this
license agreement.   Between June 9, 1999 and November 24, 1999,
the Registrant has issued a total of 1,850,000 shares to James Clinton or his nominees based on the stated reason that compliance with said 10% provision in such license agreement was required. Shares issued under said provision of this license agreement were not issued for consideration and therefore may not have been properly issued in compliance with Missouri Revised Statutes 351.160 (which governed the Registrant prior to its redomicile to the State of Nevada on June 1, 1999) and Nevada Revised Statutes 78.211.

(b) On April 28, 1997, the Registrant entered into a Host Processing Agreement with ET&T for the purpose of having ET&T act as the bank host processing for all Registrant transactions that are sent by terminals that read credit cards or ATM cards (see
Exhibit 10.3 to this Form 10-KSB). ET&T is to charge the Registrant a fee of $0.25 per transaction or 2.5% of the wager being sent by the Registrant to gaming operators. These transactions are to originate from globally placed Registrant equipment and/or Registrant licensed operators.

(c) On March 27, 1998, the Registrant entered into a License Agreement with ET&T for the purpose of licensing additional technology for processing electronic banking transactions (see
Exhibit 10.4 to this Form 10-KSB). This agreement states that ET&T licenses the following ET&T products to the Registrant for the exclusive global usage of wagering by PERFECT originated ATM cards, credit cards, and smart cards:

The PayMaster, defined as a stand alone terminal that attaches to phone lines and which calls the ET&T host processing center with bank data.

The SLICK, defined as a stand alone keyboard terminal that attaches to phone lines and call the ET&T host processing center with bank data that has bypassed the Internet.

The PocketPay, defined as a pocket sized terminal and telephone that sends bank data by wireless transmission to the ET&T host processing center.

The TV Pin Pad Remote, defined as a set top box and TV remote that sends bank data by landline dial up transmission to the ET&T host processing center.

Each ET&T product is exclusively licensed to the Registrant on a global basis for the application of PERFECT wagering at a licensing fee of $2,000,000 each. The duration of the exclusive license is 20 years. The licensing fee is to be paid by the Registrant at the rate of $30,000 per month; however, under the terms of this License Agreement, this fee is not due and payable until the technology for a particular product covered by the license has been perfected and is ready for public use. As of the date of this Form 10-KSB, only the PayMaster has been perfected. This liability was satisfied in full in June 1999 through the issuance of common stock (as reflected in the Form 10-QSB for the quarter ended June 30, 1999). None of the other products covered by the License Agreement had been perfected, and, therefore, no licensing fee is required to be paid at this time (when this does occur, a statement to that effect will be placed in a future report filed by the Registrant).

(d) The Registrant and ET&T and Mr. Hughes entered into a Promissory Note, dated December 1, 1999 (see Exhibit 10.19 to this Form 10-KSB), to reflect the principal sum of $2,836,411 owed by the latter two to the Registrant for various sums paid by the Registrant to ET&T, as follows: (a) the sum resulting from the credit to Mr. Hughes and ET&T of the license fee owed by the Registrant to ET&T, as set forth above, and the charge to ET&T of 5,400,000 shares issued to that firm in 1999 and the charge to Mr. Hughes of 4,000,000 shares issued to him in 1999; and (b) the oral assumption by the Registrant of payment of a promissory note in favor of Unipay, Inc. whereby ET&T promised to pay the principal sum of $690,000 with interest thereon at 8.5% accruing from April 26, 1999, the date of this note (see Exhibit 10.5 to this Form 10-KSB) (through December 31, 1999, the Registrant had paid a total of $93,800 towards this note). The amount set forth in the Promissory Note is secured by the 9,400,000 shares of the Registrant owned by Mr. Hughes and ET&T as reflected in an accompanying Security Agreement (see Exhibit 10.20 to this Form 10-KSB).

PART IV.

ITEM 13.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON
FORM 8-K.

(a)  Index to Financial Statements and Schedules                 Page

Report of Independent Accountants                                37

Consolidated Balance Sheet
as of December 31, 1999                                          38

Consolidated Statements of Operations for the year
ended December 31, 1999, the transition period ended
December 31, 1998, and the year ended August 31, 1998            39

Consolidated Statement of Shareholders' Deficit
for the year ended December 31, 1999, the
transition period ended December 31, 1998,
and the year ended August 31, 1998                               40

Consolidated Statements of Cash Flows for the year
ended December 31, 1999, the transition period ended
December 31, 1998, and the year ended August 31, 1998            42

Notes to Consolidated Financial Statements                       44


(b) Reports on Form 8-K. The following reports on Form 8-K were filed during the last quarter of the fiscal year covered by this report, as follows:

(1) A Form 8-K was filed on November 16, 1999 which reflected the following:

The Registrant acquired a significant amount of assets, other than in the ordinary course of business, as follows:

Purchase of all the issued and outstanding stock of Isla
Escondida, S.A., a Costa Rica Corporation. This acquisition made in connection with the transfer of ownership of the 777WINS.com gaming website to the Registrant (see discussion under Business of the Registrant for a more complete description of this transaction).

Effective on September 7, 1999, the Registrant acquired the website known as "theArtAuction.com" from PowerClick, a Nevada corporation, through an Acquisition Agreement (see discussion under Business of the Registrant for a more complete description of this transaction).

(2) A Form 8-K was filed on November 15, 1999 which reflected the following:

The Registrant has acquired a significant amount of assets, other than in the ordinary course of business, as follows:

Effective on May 6, 1999, the Registrant acquired all of the assets of Rogel Technologies (see discussion under Business of the Registrant for a more complete description of this transaction).

(3) A Form 8-K/A was filed on November 15, 1999 which reflected the following:

The Registrant has acquired a significant amount of assets, other than in the ordinary course of business, as follows:

Effective on August 12, 1999, the Registrant acquired all of the stock and other assets of eBet.com, Inc., a Nevada corporation
(see discussion under Business of the Registrant for a more complete description of this proposed transaction).

Effective on August 10, 1999, the telephone number of the Registrant was changed to: (310) 514-9482.

(c)  Exhibits Included or Incorporated by Reference Herein.  See
Exhibit Index.

                                  SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            eConnect



Dated: May 5, 2000                          By: /s/ Thomas S, Hughes
                                            Thomas S. Hughes,
President

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated:


Signature                     Title                          Date

/s/ Thomas S. Hughes  President/Chief Executive Officer/     May 5,
2000
Thomas S. Hughes      Officer

/s/ Jack M. Hall      Secretary/Director                     May 5,
2000
Jack M. Hall

/s/ Diane Hewitt      Treasurer (Principal Financial and     May 5,
2000
Diane Hewitt          Accounting Officer)/Director


                       L.L. Bradford & Company, LLC
               Certified Public Accountants & Consultants
                     2901 El Camino Avenue, Suite 105
                          Las Vegas, Nevada 89102
                 (702) 735-5030  facsimile (702) 735-4854

          REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders eConnect
San Pedro, California

We have audited the accompanying consolidated balance sheet of eConnect as of December 31, 1999, and the related statements of operations, stockholders' deficit, and cash flows for the year ended December 31, 1999 and for the transition period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements of eConnect for the year ended August 31, 1998, were audited by another auditor whose report dated April 7, 1999, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the December 31, 1999 and December 31, 1998 consolidated financial statements referred to above present fairly, in all material respects, the financial position of eConnect as of December 31, 1999, and the results of its operations and its cash flows for the year and transition period then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the consolidated financial statements, the Company has suffered losses from operations, current liabilities exceed current assets and has a net stockholders' deficiency, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 11. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ L.L. Bradford & Company, LLC
L.L. Bradford & Company, LLC
March 24, 2000
(except for Note 12, as to
which the date is April 17, 2000)
Las Vegas, Nevada

                                 eCONNECT
                       CONSOLIDATED BALANCE SHEET
                            December 31, 1999

ASSETS

Current assets
Cash                                                    $     126,172

Stock subscriptions receivable                                220,176

Due from related party                                        250,000

Total current assets                                          596,348

Other assets
Investments, net                                               93,883

Goodwill, net                                                 208,333

Other intangibles, net                                        755,675

                                                            1,057,891

Total assets                                               $1,654,239

                  LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities

Officer bonus payable                                      $4,800,000

Accounts payable                                            1,075,270

Accrued liabilities                                            90,680

Due to related party                                          613,010

Stockholder loan payable                                      350,000

Total current liabilities                                   6,928,960

Total liabilities                                           6,928,960

Commitments and contingencies                                    -

Stockholders' deficit

Common stock; $.001 par value;
200,000,000 shares authorized, 110,601,173 shares
issued and outstanding                                        110,601

Additional paid-in capital                                 28,087,363

Due from related party - secured by Company's common
stock                                                      (2,980,882)

Stock subscription payable                                     81,546

Accumulated deficit                                       (30,573,349)

Total stockholders' deficit                                (5,274,721)

Total liabilities and stockholders' deficit                 1,654,239


See Accompanying Notes to Financial Statement

                              eCONNECT
               CONSOLIDATED STATEMENTS OF OPERATIONS

                              Year             Transition
Year
                             Ended            Period Ended
Ended
                          December 31        December 31
August 31
                             1999              1998
1998

Revenue                   $      40,000      $     -             $
-

Operating expenses

Consulting                    7,664,088            768,050
122,020

Officers compensation         5,026,165               -              -

Research and development      3,490,411               -              -

General and administrative    2,886,080              8,088
74,948

Total operating expenses     19,066,744            776,138
196,968

Net loss from operations    (19,026,744)          (776,138)
(196,968)

Other income (expense)
Interest income                 144,471               -
-

Loss on investments          (4,391,120)              -
-

Total other income (expense) (4,246,649)              -
-

Net loss before provision
for income taxes             (23,273,393)         (776,138)
(196,968)

Provision for income taxes         -                  -
-

Net loss                     (23,273,393)         (776,138)
(196,968)

Basic and diluted loss per
common share                       (0.63)            (0.05)
(0.02)

Basic and diluted weighted
average common shares
outstanding                   36,868,312        14,346,554
10,994,465

See Accompanying Notes to Financial Statement

                               eCONNECT
            CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                                      Due
                                      From
                     Common           Related
                      Stock           Party
Total
             Number          Add'l    Secured    Stock    Accumu
Stockholder
               Of            Paid in    by       Subscrip lated
Defict
             Shares   Amount Capital  Companys   tion     Deficit
                                      Stock      Payable

Balance
September
1 1997       7,843,234 7,843 4,926,124      -      -     (5,270,634)
(336,667)

Common shares
issued for
services     5,341,000 5,341   147,819      -       -           -
153,160

Common shares
issued for
payment on
due to related
party          750,000   750     34,385      -       -           -
35,135

Common shares
issued for
payment on
accounts
payable        350,000   350     20,650      -       -          -
21,000

Net loss          -       -        -         -       -
(196,968)(196,968)

Balance
August
31, 1998     14,284,234 14,284 5,128,978     -       -
(5,467,602)(324,340)

Common shares
issued for
services        161,000    161     7,889     -       -         -
8,050

Common shares
issued for
cash             30,000     30    11,970     -       -         -
12,000

Net loss           -         -      -        -       -     (776,138)
(776,138)

Balance
December
31, 1998     14,475,234 14,475 5,148,837     -       -
(6,243,740)(1,080,428)

Stockholder
Loan          9,400,000  9,400  2,827,011 (2,980,882) -       -
(144,471)

Stock
Subscription
Payable            -       -        -         -      81,546   -
81,546

Common
shares
issued for
services    37,299,736 37,300  10,205,932     -       -       -
10,243,232

Common
shares
issued for
interest     3,410,613  3,411     640,349     -       -       -
643,760

Common
shares
issued for
stock
subscription
receivable    716,966    717      219,459     -       -       -
220,176

Common
shares
issued for
principal
payments
on long
term debt  1,589,387  1,589       298,411     -       -       -
300,000

Common
shares
issued for
cash      16,428,136 16,428     2,804,209     -       -       -
2,820,637

Common
shares
issued for
acquisi
tion
of Isla
Escondida
S.A.     18,710,000 18,710      3,533,091     -       -      -
3,551,801

Common
shares
issued for
acquisi
tion
www.theArt
Auction.
Com       2,165,000  2,165        961,804     -       -      -
963,969

Common
shares
issued for
joint
venture   1,650,000  1,650       323,700      -       -      -
325,350

Common
shares
issued
for
acquisi
tion
of Top
Sports,
S.A.     1,000,000  1,000        72,100      -        -       -
73,100

Common
shares
issued for
stock
dividend  3,756,101 3,756     1,052,460      -        - (1,056,216)
-

Net loss   -       -           -          -        - (23,273,393)
(23,273,393)

Balance
December
31, 1999

    110,601,173 110,601 28,087,363 (2,980,882) 81,546 (30,573,349)
(5,274,721)

See Accompanying Notes to Financial Statement

                                    eCONNECT
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   Year         Transition        Year
                                  Ended         Period
Ended
                                                Ended
                                  December      December
August 31
                                    1999          1998
1998

Cash flows from operating
activities:

Net loss                         (23,273,393)    (776,138)
(196,968)

Adjustments to reconcile net
loss to net cash used by
operating activities:

Amortization                         207,019            -
-

Common shares issued for
interest expense                     643,760            -
-

Common shares issued for
Services                          10,243,232        8,050
153,160

Loss on investments                4,391,120            -
-

Changes in operating assets
and liabilities:

Increase in due from related
Party                               (250,000)          -
-

Increase in due from related
party - secured by Company's
common stock                        (757,481)          -
-

Increase in officer bonus
Payable                            4,800,000           -
-

Increase (decrease) in
accounts payable                     (62,251)    759,750
21,793

Increase in accrued
Liabilities                           45,111      24,169
3,001

Increase in due to related
Party                                613,010           -
-

Increase (decrease) in
stockholder loan payable             350,000     (18,969)
18,969

Net cash used by
operating activities              (3,049,873)     (3,138)
(45)

Cash flows from investing
activities:

Payments for investment             (35,000)           -
-

Net cash used by
investing activities                (35,000)           -
-

Cash flows from financing
activities:

Proceeds from issuance of
long-term debt                      500,000            -
-

Principal payments on long-
term debt                          (200,000)           -
-

Proceeds from issuance of
common stock                      2,820,637         12,000
-

Proceeds from issuance of
stock subscription payable           81,546              -
-

Net cash provided by
financing activities              3,202,183         12,000
-

Net increase (decrease) in cash     117,310          8,862
(45)

Cash, beginning of period             8,862              -
45

Cash, end of period                 126,172          8,862
-

Schedule of non-cash investing
and financing activities:

18,710,000 common shares
issued for the acquisition of
Isla Escondida, S.A.             3,551,801              -
-

2,165,000 common shares
issued for the acquisition
of www.theArtAuction.com           963,969              -
-

1,650,000 common shares
issued for joint venture           325,350              -
-

1,000,000 common shares
issued for the acquisition
of a 50% interest in Top
Sports, S.A.                        73,100              -
-

9,400,000 common shares
issued in exchange for
due from related party -
secured by Company's
common stock                     2,836,411             -
-

716,966 common shares issued
in exchange for stock
subscription receivable            220,176             -
-

3,756,101 common shares
issued for a 5% stock
dividend                         1,056,216             -
-

1,589,397 common shares
issued for principal
payments on long-term debt         300,000             -
-

Acquisition of investment in
exchange for due from related
party - secured by Company's
common stock                       706,810             -
-

5,341,000 common shares
issued for payment on
due to related party                     -             -
35,135

350,000 common shares issued
for payment on
accounts payable                         -             -
21,000

See Accompanying Notes to Financial Statement



1.  DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT
POLICIES

Description of business - eConnect (the "Company") currently has two divisions. The first division is primarily comprised of on-line gaming. Presently, the on-line gaming division has not commenced operations but plans to do so in the near future through an off-shore company. The second division is comprised of technology developments for ATM cards with PIN access or smart card payments (same-as-cash payments whereby the merchant can reverse the transaction) using the Personal Encrypted Remote Financial Electronic Card Transactions ("PERFECT").

History - eConnect (formerly Betting, Inc.) was originally incorporated in the State of Missouri on September 1, 1981 under the name of Handy-Top, Inc. The Company underwent several name changes until May 1993, when it changed its name to Leggoons, Inc. As Leggoons, Inc., the Company was engaged in the design, manufacturing and distribution of apparel and related accessories. In June 1996, Leggoons, Inc. transferred all of its assets to a third party assignee under an " Assignment for the Benefit of Creditors" ("Assignment"). An Assignment is a business liquidation device available as an alternate to bankruptcy. As such, Leggoons, Inc. continued as a shell corporation with no business operations.

In February 1997, the Company entered into an agreement to license assets from Electronic Transaction Technology ("ET&T"), formerly known as Home Point of Sales, Inc., for the purpose of licensing certain technology for the development of PERFECT. ET&T is a privately held corporation with a majority interest owned by Thomas S. Hughes, President of the Company. This technology developed by ET&T would provide consumers with the option to instantly pay bills or make purchases from home with real-time cash transactions. In March 1997, Thomas S. Hughes, Chairman of ET&T, was elected the Chairman and President of the Company and concurrently changed the Company's name to Betting, Inc.

In May 1999, an Agreement and Plan of Merger was consummated between the Company and Betting, Inc., a non-operating privately held Nevada corporation ("Betting-Nevada"), whereby no shares were issued between companies. Effective in June 1999, the Articles of Merger were filed with the Nevada Secretary of State, which formally resulted in the re-domicile of the Company from the State of Missouri to the State of Nevada. Under generally accepted accounting principles, the merger with Betting-Nevada is considered to be a reorganization in substance, rather than a business combination since Betting-Nevada had no assets, liabilities or operations, and the Company has since re-domiciled in the State of Nevada through Betting-Nevada. Accordingly, the accounting for the merger has been recorded at historical cost in a manner similar to a pooling of interests ("as-if pooling of interest accounting"), and no goodwill was recorded.

In June 1999, a Certificate of Amendment to the Articles of Incorporation changed the name of the Company to eConnect and increased the number of authorized common shares to 100,000,000. On August 23, 1999, a Certificate of Amendment to the Articles of Incorporation was filed with the Nevada Secretary of State further increasing the number of authorized common shares to 200,000,000.

Business combination and investments - The business combination has been accounted for under the purchase method of accounting, therefore the Company includes the results of operations of the acquired business from the date of acquisition. Net assets of the company acquired are recorded at fair value as of the date of acquisition. The excess of the acquired business' purchase price over the fair value of its tangible and identifiable intangible assets is then included in goodwill in the accompanying consolidated balance sheet.

Investments in affiliated entities in which the Company has the ability to exercise significant influence, but not control, and generally is an ownership interest of the investee's voting stock between 20% and 50%, are accounted for under the equity method of accounting. Accordingly, under the equity method of accounting, the Company's share of the investee's earnings or losses are included in the consolidated statements of operations. The Company records its investments accounted for under the equity-method as "Investments" on the consolidated balance sheet and its share of the investee's earnings or losses in "Equity earnings or losses of investees" on the consolidated statement of operations. The portion of the Company's investment in an investee that exceeds its claim of the net assets of the investee, if any, is treated as goodwill and amortized over a period of three years.

Principles of consolidation - The consolidated financial statements include the accounts of the Company and its subsidiary. All significant intercompany balances and transactions have been eliminated.

Definition of fiscal year - In June 1999, the Company changed its fiscal year-end from August 31 to December 31. Accordingly, the Company reported a transition period, which began September 1, 1998 and ended on December 31, 1998 (referred to herein as the "transition period").

Reclassification - Certain prior year balances have been reclassified to conform to the current year presentation.

Use of estimates - The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Goodwill and intangible assets - Goodwill represents the excess of an acquired business' purchase price over the fair value of its assets, which is recorded for business acquisitions accounted for under the purchase method. Goodwill is presented net of related accumulated amortization and is being amortized over the estimated useful life.

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of goodwill and intangible assets or whether the remaining balance of goodwill and intangible assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the goodwill and intangible assets in measuring their recoverability.

Fair value of financial instruments - The carrying amounts for the Company's cash, stock subscriptions receivable, due to/from related party, officer bonus payable, accounts payable, accrued liabilities, stockholder loan payable and stock subscription payable approximate fair value due to the short-term maturity of these instruments.

Earnings (loss) per share - Basic earnings (loss) per share excludes any dilutive effects of options, warrants and convertible securities. Basic earnings (loss) per share is computed using the weighted-average number of outstanding common shares during the applicable period. Diluted earnings per share is computed using the weighted average number of common and common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is antidilutive.

Income taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

As of December 31, 1999, the Company has available net operating loss carryovers of approximately $30 million that will expire in various periods through 2019. Such losses may not be fully deductible due to the significant amounts of non-cash service costs and the change in ownership rules under Section 382 of the Internal Revenue Code. The Company has established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

Comprehensive income (loss) - The Company has no components of other comprehensive income. Accordingly, net loss equals comprehensive loss for all periods.

Advertising costs - The Company recognizes advertising expenses in accordance with Statement of Position 93-7 "Reporting on Advertising Costs." Accordingly, the Company expenses the costs of producing advertisements at the time production occurs, and expenses the costs of communicating advertisements in the period in which the advertising space or airtime is used. Internet advertising expenses are recognized based on the terms of the individual agreements, generally over the greater of the number of impressions delivered over the total number of contracted impressions, or a straight-line basis over the term of the contract. Advertising costs of approximately $50,000 were incurred for the year ended December 31, 1999. No advertising costs were incurred for the transition period ended December 31, 1998 or the year ended August 31, 1998.

Research and development costs - Research and development costs are charged to expense when incurred. Costs incurred to internally develop software, including costs incurred during all phases of development, are charged to expense as incurred.

Stock-based compensation - The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of Statements of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of the Company's stock and the exercise price. The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123 and the Emerging Issues Task Force ("EITF") Issue No. 96-18.

New accounting pronouncements - In November 1999, the EITF commenced discussions on EITF No. 99-17, "Accounting for Advertising Barter Transactions." The EITF provides guidance on the recognition of Internet barter advertising revenues and expenses under various circumstances. The EITF reached a conclusion that revenues and expenses from advertising barter transactions should be recognized at the fair value of the advertising surrendered or received only when an entity has a historical practice of receiving or paying cash for similar advertising transactions. The Company does not expect that the adoption of EITF No. 99-17 will have a material impact on its consolidated financial statements.

2.  BUSINESS COMBINATION

The Company initiated an acquisition of Isla Escondida, S.A. during 1999. This acquisition was recorded using the purchase method of accounting under APB No. 16. The results of operations for the acquired company have been included in the financial results of the Company from the date of such transaction forward.

In accordance with APB No. 16, all identifiable assets were assigned a portion of the cost of the acquired company (purchase price) on the basis of their respective fair values. Intangible assets were identified and valued by considering the Company's intended use of the acquired assets and analysis of data concerning products, technologies, markets, historical performance, and underlying assumptions of future performance. The economic environment in which the Company and the acquired company operate were also considered in the valuation analysis.

In August 1999, the Company completed its acquisition of Isla Escondida, S.A. (hereafter "777WINS"), a Costa Rica Corporation with the ability to provide on-line gaming through its website portal www.777WINS.com. In connection with the acquisition, the Company issued 18,710,000 shares of the Company's common stock. Substantially all of the purchase price, approximately $3,552,000, was allocated to goodwill. Goodwill is being amortized on a straight-line basis over the estimated useful life of three years. As of December 31, 1999, the Company evaluated the balance and useful life of goodwill related to 777WINS and determined that approximately $3,302,000 had no future benefit and, accordingly, recorded a loss on investment for the same amount. For the year ended December 31, 1999, amortization expense related to this investment approximated $42,000.

3.  INVESTMENTS

In December 1999, the Company acquired 50% of the outstanding capital stock of Top Sports, S.A. ("the Investee") in exchange for $35,000 and 1,000,000 shares of the Company's common stock. The Company has accounted for its 50% ownership interest in the Investee under the equity-method. As of December 31, 1999, the investment in the Investee exceeded the Company's share of the underlying net assets by approximately $85,300. The excess of the underlying net assets in the Investee is being amortized on a straight-line basis over the estimated useful life of three years. For the year ended December 31, 1999, amortization expense related to this investment approximated $14,000.

In September 1999, the Company entered into a joint venture with certain parties to develop an on-line investment trading website. In connection with the joint venture, the Company issued 1,650,000 shares of the Company's common stock. As of December 31, 1999, the Company's management has evaluated and determined that this investment has no future value and was written off as a loss on investment for approximately $325,000.

4.  STOCK SUBSCRIPTION RECEIVABLE

The Company entered into a Regulation D Common Stock Private Equity Line Subscription Agreement ("Subscription Agreement"). The Subscription Agreement entitles the Company to draw funds up to $5,000,000 through the issuance of the Company's common stock for an amount equal to 80% of the market value at the time of each draw, which is subject to certain terms and conditions. The Company is assessed a placement fee, as provided within the Subscription Agreement, for funds drawn, which is equal to 8% of each draw. As of December 31, 1999, the Company has drawn $933,000 of the available $5,000,000. The related placement fee totaling $74,640 has been recorded as additional paid-in capital since this fee relates to the issuance of the Company's common stock. In conjunction with this Subscription Agreement, the Company issued an additional 716,966 shares of the Company's common stock as of December 31, 1999. However, the funds related to this additional issuance of the Company's common stock totaling $220,176 was not fully received by the Company until February 2000. Accordingly, the Company has recorded a stock subscription receivable totaling $220,176 as of December 31, 1999.

5.  OTHER INTANGIBLES

In February 1997, the Company entered into an agreement for the exclusive 20-year license of certain assets of ET&T. In satisfaction of the agreement terms, the Company reduced the balance due from related party - secured by the Company's common stock by approximately $707,000 based upon the fair value of this license. The Company has estimated the fair value based upon the amount of research and development costs incurred by ET&T. As such, the Company has recorded such costs related to this agreement as other intangibles. This other intangible is being amortized on a straight-line basis over three years based upon management's estimated useful life of such asset. Amortization expense for the year ended December 31, 1999, approximated $118,000.

In September 1999, the Company acquired www.theArtAuction.com from PowerClick, Inc., a domain name and website portal, to provide on-line art auctions. In connection with the acquisition, the Company issued 2,165,000 shares of the Company's common stock to PowerClick, Inc. Substantially all of the purchase price, approximately $964,000, was allocated to other intangibles. This other intangible is being amortized on a straight-line basis over an estimated useful life of three years. As of December 31, 1999, the Company's management has evaluated and determined that approximately $764,000 of this investment has no future benefit, accordingly, the Company recorded a loss on investment for the same amount. Amortization expense for the year ended December 31, 1999, approximated $33,000.

6.  OFFICER BONUS PAYABLE

As of December 31, 1999, the Company declared a bonus to the Chief Executive Officer of the Company valued at $4,800,000, which is based upon 6,000,000 shares of the Company's common stock issued in January 2000.

7.  STOCKHOLDERS' DEFICIT

Stock dividend - On September 20, 1999, the Company issued a 5% stock dividend totaling 3,756,101 shares of the Company's common stock to stockholders of record on September 14, 1999.

Stock option activity - The following table summarizes the Company's stock option activity:

                                            Number           Weighted
                                              Of             Average
                                            Shares           Exercise
                                                              Price

Balance, September 1, 1998                       -                  -
Options granted and assumed                      -                  -
Options canceled                                 -                  -
Options exercised                                -                  -
Balance, December 31, 1998                       -                  -
Options granted and assumed                 15,770,000           0.40
Options canceled                                  -                 -
Options exercised                                 -                 -

Balance, December 31, 1999                  15,770,000           0.40

The following table summarizes information about options outstanding and exercisable at December 31, 1999:

                                                    Shares Underlying
        Shares Underlying Options Outstanding         Options
Exercisable

                         Weighted
             Shares      Average                Shares
             Underlying  Remaining   Weighted   Underlying
Weighted
Range of     Options     Contractual  Average     Options
Average
Exercise     Outstanding    Life      Exercise  Exercisable
Exercise
Prices                                 Price
Price\

$0.20 -$1.00 15,770,000    1.0 years   $ 0.40   15,770,000       $
0.40

Pro forma disclosure - SFAS No. 123 requires companies that follow APB No. 25 to provide a pro forma disclosure of the impact of applying the fair value method of SFAS No. 123. Accordingly, had compensation cost been recognized based on the fair value at the date of grant for options granted in 1999, the pro forma amounts of the Company's net loss and net loss per share for the year ended December 31, 1999 would have been as follows:

                                              December 31,1999
Net loss - as reported                          $(23,273,393)
Net loss - pro forma                            $(24,198,493)
Basic and diluted loss per share - as reported  $      (0.63)
Basic and diluted loss per share - pro forma    $      (0.66)

The fair value for each option granted was estimated at the date of grant using the Black-Scholes option pricing model, assuming no expected dividends and the following weighted average assumptions:
                                              December 31,1999
Average risk-free interest rates                          6.50%
Average expected life (in years                              1
Volatility                                                  80%

The weighted average fair value of options granted with exercise prices at the current fair value of the underlying stock during 1999 was $877,600. During 1999, some options were granted with exercise prices that were below the current fair value of the underlying stock. The weighted average fair value of options granted with exercise prices below the current fair value of the underlying stock during 1999 was $47,500. Compensation expense that is recognized in providing pro forma disclosures might not be representative of the effects on pro forma earnings for future years because SFAS No. 123 does not apply to stock option grants made prior to 1995.

8.  RELATED PARTY TRANSACTIONS

Due from related party - As of December 31, 1999, the Company loaned $250,000 to an officer and stockholder of the Company. The balance is non-interest bearing and is due on demand. The Company received repayment of this amount in January 2000.

Due to related party - During 1999, the Company assumed a note payable from ET&T with an outstanding balance at December 31, 1999 of $613,010 in exchange for the due from related party - secured by the Company's common stock in the same amount. The balance is non-interest bearing and is due on demand.

Stockholder loan payable - As of December 31, 1999, a stockholder made loans to the Company of $350,000. This outstanding balance is comprised of $250,000, which is non-interest bearing and due on demand; and $100,000, which bears a simple interest rate of 15% and is due on demand.

Due from related party - secured by Company's common stock - As of December 31, 1999, the Company made loans of $2,980,882 (including accrued interest receivable of $144,471) to ET&T and Thomas Hughes (an officer and director of the Company). The balance is secured by approximately 9,400,000 shares of the Company's common stock, which is owned by ET&T and Thomas Hughes, bearing an interest rate of 10% and is due on demand.

9.  COMMITMENTS AND CONTINGENCIES

Legal proceedings - From March 14, 2000 through the date of this report, multiple legal proceedings were filed asserting the Company and Thomas S. Hughes (an officer and director of the Company), as well as the directors of the Company (in certain actions), have violated Section 10(b) of the Exchange Act (false or misleading statements and omissions which deceived stock purchasers) and also Section 20(a) of the Exchange Act (liability as a "controlling person" with respect to a primary violation of securities laws). The principal allegations concern various material misrepresentations and omissions which allegedly made the Company's public statements, on and after November 18, 1999, false and misleading; and artificially inflated the market for the Company's common stock. The answers or other responses of defendants to the initial complaints are not yet due; therefore, management is unable to express an opinion as to the probable outcome of these litigation matters. The Company intends to defend itself in these litigation matters vigorously.

On March 23, 2000, the Securities and Exchange Commission ("SEC") filed a complaint alleging the Company and Thomas S. Hughes had violated Section 10(b) and Rule 10b-5 of the Securities Exchange Act of 1934 (the anti-fraud provisions of that act). The Complaint also seeks civil penalties against the Company and Thomas S. Hughes and any additional relief within the jurisdiction of the Court. The SEC has alleged that the Company and Thomas S. Hughes disseminated certain press releases that contained material misstatements. On April 6, 2000, the Company consented to the entry of a Permanent Injunction. The court has yet to determine whether disgorgement, civil penalties or other relief should be assessed against the Company.

While the results of these matters cannot be predicted with certainty, the Company's management believes that losses, if any, resulting from the ultimate resolution of these matters will not have a material adverse effect on the Company's consolidated results of operations, cash flows or financial position.
However, unfavorable resolution could affect the consolidated results of operations or cash flows for the years in which they are resolved.

10.  OTHER MATTER

On March 12, 1999, the Securities and Exchange Commission ("SEC") filed a complaint alleging the Company had failed to make available to the investing public current and accurate information about its financial condition and results of operations through the filing of periodic reports with the SEC as required by the Securities Exchange Act of 1934. The SEC sought to compel the Company to file the delinquent periodic reports and enjoin the Company from further violations of the Exchange Act of 1934. The Company consented to the entry of a Final Judgment granting the relief sought by the SEC.

11.  GOING CONCERN

The Company incurred a net loss of approximately $23,000,000 for the year ended December 31, 1999. The Company's liabilities exceed its assets by approximately $5,300,000, and current liabilities exceed its current assets by approximately $6,300,000 as of December 31, 1999. These factors create an uncertainty about the Company's ability to continue as a going concern. The Company's management has developed a plan to complete the development of technology products to generate future revenues and elect new directors to the board. The Company will also seek additional sources of capital through the issuance of debt equity financing, but there can be no assurance that the Company will be successful in accomplishing its objectives.

The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company's plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

12.  SUBSEQUENT EVENTS

During January 2000 through the date of this report, the Company advanced approximately $966,000 to ET&T. These amounts advanced have been secured by ET&T and Thomas Hughes' (an officer and director of the Company) common stock in the Company (see Note
8), which bear an interest rate of 10% and is due on demand.

On February 9, 2000, the Company consummated an acquisition agreement with PowerClick, Inc. whereby the Company acquired 50% of the outstanding capital stock of PowerClick, Inc. in consideration of $1,500,000 and 6,000,000 shares of the Company's common stock, options to purchase 2,000,000 shares of the Company's common stock with a price of $0.40 per share, and an option to purchase an additional 4,000,000 shares of the Company's common stock with a price of $0.40 per share exercisable no sooner than April 1, 2000, but no later than April 30, 2000. This acquisition has been accounted for under the equity method of accounting.

On March 13, 2000, the SEC suspended trading of the Company's common stock from the Over the Counter Bulletin Board ("OTCBB") in connection with an investigation of the Company.
The Company's common stock resumed trading on March 27, 2000; however, from that date to the date of this report, the Company's common stock has been trading on the National Quotation Bureau's
Pink Sheets since the Company's Company's common stock was delisted On that date from the OTCBB due to the trading suspension. Subequent to the filing of the Form 10-KSB with the SEC, the Company intends to file a 15c2-11 through a market maker in order to apply for relisting on the OTCBB.

On March 13, 2000, the Company advanced approximately $200,000 to a director of the Company. The balance is non-interest bearing and is due on demand.

On March 22, 2000, the Company consummated an amended and restated employment agreement with an individual and his firm to act as outside counsel for the Company. On April 14, 2000, the Company terminated this individual and his firm as outside counsel. Based upon the amended and restated employment agreement, the remaining compensation for the term of this agreement will be due immediately upon the termination of this individual and his firm as outside counsel if terminated for reasons other than good cause. In addition, any common stock and stock warrants granted through the term of this agreement will be considered due in the event of termination for reasons other than good cause. Accordingly, the termination of this individual and his firm, for reasons other than good cause, may potentially expose the Company to incur a liability of approximately $600,000 for the remaining portion of unpaid compensation for the first, second and third years of this agreement. Furthermore, the termination may have accelerated the vesting of the granted common stock and stock warrants consisting of 400,000 common shares and 400,000 warrants exercisable at $1.00 per share. The Company's management believes that the termination of this individual and his firm was in good cause and intends to defend itself in this matter vigorously.

On March 21, 2000, the Company consummated an amended employment agreement with an individual for the position of President and Chief Operating Officer for the Company. On April 17, 2000, the Company terminated this individual as President and Chief Operating Officer of the Company. Based upon the amended employment agreement, the remaining salary for the term of this agreement, will be due within 30 days upon the termination of this individual if terminated for reasons other than good cause. In addition, through the date of termination, all of the granted stock options and warrants will vest and be exercisable for their entire term. Accordingly, the termination of this individual, for reasons other than good cause, may potentially expose the Company to incur a liability of approximately $1,260,000 for the remaining portion of unpaid salary for the first, second, third, and fourth years of this agreement. Furthermore, the termination may have accelerated the vesting of the granted stock options and warrants consisting of 1,000,000 warrants exercisable at $1.00 per share, 6,000,000 stock options exercisable at $0.40 per share, and 1,500,000 stock options exercisable at the lowest average daily trading price of the Company's common stock within the first 90 days of the executive's employment. The Company's management believes that the termination of this individual was in good cause and intends to defend itself in this matter vigorously.

                            EXHIBIT INDEX

Exhibit                   Description
  No
2       Agreement and Plan of Merger, dated June 1, 1999 (see below).

3.1 Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form SB-2/A filed on July 22, 1999).

3.2     Certificate of Amendment of Articles of Incorporation
       (incorporated by reference to Exhibit 3.2 of the Registration
        Statement on Form SB-2/A filed on July 22, 1999).

3.3     Certificate of Amendment of Articles of Incorporation
       (incorporated by reference to Exhibit 3.3 of the Registration
        Statement on Form SB-2/A filed on September 3, 1999).

3.4 Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 of the Registration Statement on Form SB-2/A filed on
        July 22, 1999).

4.1     Class A Warrant Agreement (incorporated by reference to
        Exhibit 4.2 of Leggoons, Inc. Registration Statement on Form S-
1
        filed on October 28, 1993).

4.2     Retainer Stock Plan for Non-Employee Directors and
        Consultants, dated April 26, 1999 (incorporated by reference to
        Exhibit 4.1 of the Form S-8 filed on May 14, 1999).

4.3 Consulting and Service Agreement between the Registrant and James Wexler, dated May 20, 1998 (incorporated by reference to
        Exhibit 4.2 of the Form S-8 filed on May 14, 1999).

4.4     Consulting Agreement between the Registrant and Rogel
        Patawaran, dated March 18, 1998 (incorporated by reference to
        Exhibit 4.3 of the Form S-8 filed on May 14, 1999).

4.5 Consulting Agreement between the Registrant and David Ninci, dated February 22, 1999 (incorporated by reference to Exhibit
4.4
        of the Form S-8 filed on May 14, 1999).

4.6     Consulting Agreement between the Registrant and Harry
        Hargens, dated January 17, 1999 (incorporated by reference to
        Exhibit 4.5 of the Form S-8 filed on May 14, 1999).

4.7     Consulting Agreement between the Registrant and Charlene
        Charles, dated March 10, 1999 (incorporated by reference to
        Exhibit 4.6 of the Form S-8 filed on May 14, 1999).

4.8     Internet Consulting Services Agreement between the
        Registrant and Steve Goodman, dated May 3, 1999 (incorporated by reference to Exhibit 4.2 of the Form S-8 filed on July 2,
1999).

4.9     Consulting Agreement between the Registrant and Rogel
        Patawaran, dated June 8, 1999 (incorporated by reference to
        Exhibit 4.3 of the Form S-8 filed on July 2, 1999).

4.10 Consulting and Service Agreement between the Registrant and Edward Wexler, dated May 20, 1999 (incorporated by reference to
        Exhibit 4.4 of the Form S-8 filed on July 2, 1999).

4.11    Consultant Agreement between the Registrant and Richard
        Epstein, dated June 3, 1999 (incorporated by reference to
Exhibit
        4.5 of the Form S-8 filed on July 2, 1999).

4.12    Consultant Agreement between the Registrant and Ezzat
        Jallad, dated March 10, 1999 (incorporated by reference to
        Exhibit 4.6 of the Form S-8 filed on July 2, 1999).

4.13    Consultant Agreement between the Registrant and Shar
        Offenberg, dated June 20, 1998 (incorporated by reference to
        Exhibit 4.7 of the Form S-8 filed on July 2, 1999).

4.14    Consultant Agreement between the Registrant and Richard
        Parnes, dated May 10, 1999 (incorporated by reference to
Exhibit
        4.8 of the Form S-8 filed on July 2, 1999).

4.15 Consulting Contract between the Registrant and Robert Bragg, dated August 19, 1999 (incorporated by reference to Exhibit
4.2
        of the Form S-8 filed on August 31, 1999).

4.16    Consultant Agreement between the Registrant and Dominique
        Einhorn, dated August 9, 1999 (incorporated by reference to
        Exhibit 4.3 of the Form S-8 filed on August 31, 1999).

4.17    Consultant Agreement between the Registrant and Richard
        Epstein, dated August 16, 1999 (incorporated by reference to
        Exhibit 4.4 of the Form S-8 filed on August 31, 1999).

4.18 Consultant Agreement between the Registrant and Jane Hauser, dated August 16, 1999 (incorporated by reference to Exhibit
4.5
        of the Form S-8 filed on August 31, 1999).

4.19 Form of Debenture issued by the Registrant to CALP II, LP, dated June 9, 1999 (incorporated by reference to Exhibit 4.3 of
        the Registration Statement on Form SB-2/A filed on July 22,
        1999).

4.20    Registration Rights Agreement between the Registrant and
        CALP II, LP, dated June 9, 1999 (incorporated by reference to
        Exhibit 4.2 of the Registration Statement on Form SB-2/A filed on
        July 22, 1999).

4.21 Form of Warrant issued by the Registrant to CALP II, LP, dated June 9, 1999 (incorporated by reference to Exhibit 4.4 of
        the Registration Statement on Form SB-2/A filed on July 22,
        1999).

4.22 Common Stock Purchase Agreement between the Registrant and Alpha Venture Capital, Inc., dated September 28, 1999
       (incorporated by reference to Exhibit 4.2 of the Registration
        Statement on Form SB-2 POS filed on September 29, 1999).

4.23    Registration Rights Agreement between the Registrant and
        Alpha Venture Capital, Inc., dated September 28, 1999
       (incorporated by reference to Exhibit 4.3 of the Registration
        Statement on Form SB-2 POS filed on September 29, 1999).

4.24 Warrant issued by the Registrant to Alpha Venture Capital, Inc., dated September 28, 1999 (incorporated by reference to
        Exhibit 4.4 of the Registration Statement on Form SB-2 POS filed on September 29, 1999).

10.1 Agreement to License Assets between the Registrant and Home Point of Sales, Inc., dated February 18, 1997 (incorporated by reference to Exhibit 10.16 to the Form 8-K filed on February
25,
        1997).

10.2    Escrow Agreement between the Registrant, Home Point of
        Sales, Inc, and First National Bank of Omaha, dated February
18,
        1997 (incorporated by reference to Exhibit 10.17 to the Form 8-
K
        filed on February 25, 1997).

10.3    Host Processing Agreement between the Registrant and
        Electronic Transactions & Technologies, dated April 28, 1997 (incorporated by reference to Exhibit 10.3 of the Form 10-KSB/A for the fiscal year ended on August 31, 1998).

10.4    Licensing Agreement between the Registrant and Electronic
        Transactions & Technologies, dated March 27, 1998
(incorporated
        by reference to Exhibit 10.4 of the Form 10-KSB/A for the fiscal year ended on August 31, 1998).

10.5    Promissory Note between Electronic Transactions &
        Technologies and Unipay, Inc., dated April 26, 1999 (see below).

10.6    Joint Venture Agreement between the Registrant and First
        Entertainment Holding Corp., dated April 29, 1999 (see below).

10.7    Letter of Commitment between the Registrant and Rogel
        Technologies, dated May 6, 1999 (incorporated by reference to
        Exhibit 2 to the Form 8-K filed on November 15, 1999).

10.8 Acquisition Agreement between the Registrant and eBet.com, Inc., dated August 12, 1999 (incorporated by reference to
Exhibit
        2 to the Form 8-K/A filed on November 15, 1999).

10.9 Consulting Agreement between the Registrant and eMarkit, Incorporated, dated August 16, 1999 (see below).

10.10   Stock Exchange Agreement between the Registrant, La
        Empresa Ranco Plasticos Limitada, Michael Lanes, and Jamie Ligator, dated August 31, 1999 (incorporated by reference to
        Exhibit 2.1 to the Form 8-K filed on November 16, 1999).

10.11 Agreement and Plan of Acquisition between the Registrant and PowerClick, Inc., dated September 9, 1999 (see below).

10.12   Consulting Agreement between the Registrant and
        International Investor Relations Group, Inc., dated September
24,
        1999 (see below).

10.13   Agreement between the Registrant and Kanakaris
        Communications, dated October 21, 1999 (see below).

10.14   Letter of Commitment between the Registrant and Rogel
        Technologies, dated October 23, 1999 (see below).

10.15 Capital Contribution Agreement between the Registrant and SafeTPay.com, dated November 5, 1999 (see below).

10.16   Agreement between the Registrant and Rogel
        Technologies, dated November 23, 1999 (see below).

10.17   Contract of Partnership between the Registrant and Top
        Sports, S.A., dated November 20, 1999 (see below).

10.18 Agreement between the Registrant and Alliance Equities, dated November 29, 1999 (see below).

10.19   Secured Promissory Note issued to the Registrant by
        Electronic Transactions & Technologies and Thomas S. Hughes, dated December 1, 1999 (see below).

10.20   Security Agreement between the Registrant, Electronic
        Transactions & Technologies, and Thomas S. Hughes, dated
December
        1, 1999 (see below).

10.21 Business Cooperation Agreement between the Registrant and Top Sports, S.A., dated December 9, 1999 (see below).

10.22   Consulting Agreement between the Registrant and Michael
        Leste, dated December 10, 1999 (see below).

10.23   Consulting Agreement between the Registrant and Michael
        Kofoed, dated December 10, 1999 (see below).

10.24 Agreement between the Registrant and Top Sports S.A., dated December 16, 1999.

10.25 Agreement between the Registrant and eMarkit, Incorporated, dated December 29, 1999 (see below).

21      Subsidiaries of the Registrant (see below).

27      Financial Data Schedule (see below).

99.1 Patents: dated August 9, 1994, May 19, 1998, and September 15, 1998 (see below).

99.2    Trademarks: filed March 31, 1997, February 16, 1999, May 6,

        1999, May 24, 1999, June 3, 1999, June 4, 1999, August 12,
1999,
        and September 28, 1999 (see below).




      EX-2
          2
             AGREEMENT AND PLAN OF MERGER



                    AGREEMENT AND PLAN OF MERGER
                           BY AND BETWEEN
                        BETTING, INC. (NEVADA)
                                 AND
                       BETTING, INC. (MISSOURI)

This Agreement and Plan of Merger ("Agreement") between Betting, Inc. ("Betting Nevada" or "Surviving Corporation") and Betting, Inc. ("Betting Missouri"), the two corporations acting by their respective boards of directors and sometimes collectively referred to as the "Constituent Corporations," is entered into this 17th day of May, 1999 in Rancho Palos Verdes, California, and will have an effective date, if approved as set forth in Article I, Section 1 hereafter, of June 1, 1999 ("Effective Date").

WHEREAS, Betting Nevada is a corporation organized and existing under the laws of the State of Nevada, having been incorporated on March 8, 1999, with its principal business office to be located at 31310 Eaglehaven Center, Suite 10, Rancho Palos Verdes, California 90275;

WHEREAS, the authorized capital stock of Betting Nevada is Twenty-Five Million (25,000,000) shares of common stock, par value of One Tenth of One Cent ($0.001) per share, none of which have been issued;

WHEREAS, Nevada Revised Statutes 92A.190 confers upon Betting Nevada the power to merge with a foreign corporation, and Nevada Revised Statutes 92A.250 confers upon Betting Nevada the right to issue its own shares in exchange for shares of any corporation to be merged into Betting Nevada;

WHEREAS, Betting Missouri is a corporation organized and existing under the laws of the State of Missouri, having been originally incorporated on September 1, 1981 as HANDY-TOP, INC (on April 20, 1983, the Articles of Incorporation were amended to change the name of the corporation to HTI Corporation; on May 28, 1993, the Articles of Incorporation were amended to change the name of the corporation to Leggoons, Inc.; on March 1, 1997, the Articles of Incorporation were amended to change the name to Betting, Inc.);

WHEREAS, the authorized capital stock of Betting Missouri consists of Ten Million (10,000,000) shares of common stock, par value of One Cent ($0.01) per share, of which Fourteen Million Five Hundred Thousand (14,500,000) shares are presently issued and outstanding, and Five Million (5,000,000) shares of preferred stock, par value of One Cent ($0.01), of which no shares are issued and outstanding. Section 351.458.1 of the Missouri Revised Statutes provides that a foreign corporation and a domestic corporation may be merged and the foreign corporation can be the surviving entity.

WHEREAS, the respective boards of directors of Betting Nevada and Betting Missouri deem it desirable and in the best interests of the corporations and their stockholders that the corporations enter into this Agreement and merge pursuant to the terms and conditions contained herein and for the sole purpose of redomiciling the corporation into the State of Nevada; and

WHEREAS, in order to consummate this merger and in consideration of the mutual benefits to be derived and the mutual agreements contained herein, Betting Nevada and Betting Missouri approve and adopt this Agreement.

NOW, THEREFORE, in consideration of the promises and mutual agreements, provisions and covenants herein contained, it is agreed by and between the parties that, in accordance with the provisions of the laws of the State of Nevada, Betting Nevada and Betting Missouri and shall be, and they are, as of the merger date (as defined in Article I, Section 2 hereafter) merged into a single surviving corporation, which shall be and is Betting Nevada, one of the Constituent Corporations, which shall continue its corporate existence and remain a Nevada corporation governed by the laws of that state, all on the terms and conditions set forth as follows:

                              ARTICLE I
                                MERGER

1.  Shareholder Approval.

Within thirty (30) days from the date of this Agreement, or
such longer period as the parties hereto shall agree upon in writing, this Agreement shall be submitted for approval and adoption, pursuant to and in accordance with the applicable provisions of the laws of the State of Nevada and the State of Missouri, to the holders of common stock of Betting Nevada and to the holders of common shares of Betting Missouri at duly held
shareholders' meetings or by unanimous written consent.   This
Agreement shall be approved and adopted upon receiving the affirmative vote of the holders of a majority of the common stock of Betting Nevada outstanding on the record date established for determining the holders of Betting Nevada common stock entitled to vote at such Betting Nevada shareholders' meeting, and the affirmative vote of a majority of the common shares of Betting Missouri outstanding on the record date established for determining the holders of common shares entitled to vote at such Betting Missouri shareholders' meeting. If this Agreement shall be so approved and adopted, Betting Nevada and Betting Missouri shall immediately proceed to effectuate the merger of Betting Missouri into Betting Nevada. If this Agreement shall not be so approved and adopted, it shall, without any further action by the parties, other than certification to the other Constituent Corporation of the results of the vote by the Secretary or Clerk, as the case may be, of the Constituent Corporation the shareholders of which shall not have approved or adopted this Plan, be cancelled without liability from either party to the other.

2.  Filings After Shareholder Approval.

Under Section 351.458.1(2) of the Missouri Revised Statutes, Betting Missouri will cease to exist and Betting Nevada will possesses all the powers and property formerly possessed by Betting Missouri upon approval of this Agreement by its shareholders, and the filing with the Missouri Secretary of State the following: (a) An agreement that Betting Missouri will promptly pay to the dissenting shareholders of Betting, Inc. the amount, if any, to which they shall be entitled under provisions of the Missouri Revised Statutes with respect to the rights of dissenting shareholders; and (b) an agreement that Betting, Inc. may be served with process in Missouri, and an irrevocable appointment of the Missouri Secretary of State as its agent to accept service of process, in any proceeding based upon any cause of action against Betting, Inc. arising in Missouri prior to the issuance of the Certificate of Merger by the Missouri Secretary of State, and in any proceeding for the enforcement of the rights of a dissenting shareholder of Betting, Inc. against the Surviving Corporation. Under Section 351.458.4, the effective date of the merger is the date on which the merger becomes effective in the State of Nevada.

As soon as practicable after the approval of the merger by the shareholders of Betting Nevada has been obtained and all other conditions to the obligations of the parties to this agreement to the effect the merger shall have been satisfied or waived, Betting Nevada shall file with the Nevada Secretary of State a duly executed Articles of Merger, as required by Nevada Revised Statutes 92A.200, and take such other and future actions as may be required by Nevada law to make the merger effective. The merger of Betting Missouri into Betting Nevada shall become effective upon the filing of the Articles of Merger with the Nevada Secretary of State ("Merger Date").

3.  Effect of Merger.

Betting Nevada shall succeed to, without other transfer, and shall possess and enjoy all rights, privileges, powers and franchises as well of a public as of a private nature, and be subject to all restrictions, disabilities and duties of each of two Constituent Corporations, and all and singular, the rights, privileges, powers and franchises of each of corporations, and all property, real, personal and mixed, and all debts to either of Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be as effectually property of the Surviving Corporation as they were of Constituent Corporations, provided, that all rights of creditors and all liens on any property of each of Constituent Corporations shall be preserved unimpaired, limited to property affected by the liens at time of merger, and all debts, liabilities and duties of Constituent Corporations shall attach to the Surviving Corporation, and may be enforced against it to the same extent as if debts, liabilities and duties had been incurred or contracted by it. If at any time the Surviving Corporation shall deem or be advised that any further assignments or assurances in law or things are necessary or desirable to vest, or to perfect or confirm, of record or otherwise, in the Surviving Corporation the title to any property acquired or to be acquired by reason of or as a result of merger provided for by this agreement, proper officers and directors of each of Constituent Corporations shall execute and deliver all proper deeds, assignments and assurances in law and do all things necessary or proper to vest, perfect or confirm title to property in the Surviving Corporation and otherwise to carry out the purpose of this Agreement.

                           ARTICLE II
            NAME AND CONTINUED CORPORATE EXISTENCE
                   OF SURVIVING CORPORATION

The corporate name of Betting Nevada, the Constituent Corporation whose corporate existence is to survive this merger and continue thereafter as the Surviving Corporation, and its identity, existence, purposes, powers, objects, franchises, rights and immunities shall continue unaffected and unimpaired by the merger, and the corporate identity, existence, purposes, powers, objects, franchises, rights and immunities of Betting Missouri shall be wholly merged into Betting Nevada. Accordingly, on the Merger Date the separate existence of Betting Missouri, except insofar as continued by statute, shall cease.

                           ARTICLE III
                          GOVERNING LAW
                   CERTIFICATE OF INCORPORATION

As stated, the laws of State of Nevada shall govern the Surviving Corporation. From and after the Merger Date, the certificate of incorporation of Betting Nevada attached as Appendix A (which Appendix A represents the certificate of incorporation of Betting Nevada filed in the office of the Secretary of State of the State of Nevada on March 8, 1999) shall be and become the certificate of incorporation of the Surviving Corporation. In addition to the powers conferred upon it by law, the Surviving Corporation shall have the powers set forth in Appendix A and be governed by those provisions. From and after the Merger Date, and until further amended as provided by law, Appendix A may be certified, separate and apart from this agreement, as the certificate of incorporation of the Surviving Corporation.

                              ARTICLE IV
                  BYLAWS OF SURVIVING CORPORATION

From and after the Merger Date the present bylaws of Betting
Nevada shall be and become the bylaws of the Surviving
Corporation until they shall be altered, amended or repealed, or until new bylaws shall be adopted, in accordance with the provisions of law, the bylaws and the certificate of incorporation of the Surviving Corporation.

                               ARTICLE V
                        DIRECTORS AND OFFICERS

1.  Directors.

The number of directors of the Surviving Corporation, who shall hold office until their successors have been duly elected and shall have qualified, or as otherwise provided in the certificate of incorporation of Betting Nevada or its bylaws, shall be three (3) until changed by action of the Board of Directors of the Surviving Corporation pursuant to its bylaws; and the respective names of the first directors of the Surviving Corporation are as follows:

Thomas S. Hughes
Jack M. Hall
Diane Hewitt

If, on or after the Merger Date, a vacancy shall for any reason exist in the Board of Directors of the Surviving Corporation, or in any of the offices, the vacancy shall be filled in the manner provided in the certificate of incorporation of Betting Nevada or in its bylaws.

2.  Annual Meeting.

The first annual meeting of the shareholders of the Surviving
Corporation after the Merger Date shall be the annual meeting provided by the bylaws of Betting Nevada for the year 2000.

3.  Officers.

The first officers of the Surviving Corporation, who shall hold office until their successors have been elected or appointed and shall have qualified, or as otherwise provided in its bylaws, are as follows:

Thomas S. Hughes, President
Jack M. Hall, Secretary
Diane Hewitt, Treasurer

                             ARTICLE VI
               CAPITAL STOCK OF SURVIVING CORPORATION

The capitalization of the Surviving Corporation upon the Merger
Date shall be as set forth in the certificate of incorporation of Betting Nevada.

                             ARTICLE VII
                   CONVERSION OF SHARES ON MERGER

Each of the shares of common stock, par value of One Cent ($0.01) per share, of Betting Missouri outstanding on the Merger Date ("Betting Missouri Stock"), and all rights shall upon the Merger Date be converted into one share of common stock, par value One Tenth of One Cent ($0.001) per share of Betting Nevada ("Betting Nevada Stock"). At any time and from time to time after the Merger Date, each holder of an outstanding certificate or certificates representing shares of Betting Missouri Stock shall be entitled, upon the surrender of the certificate or certificates at the office of an transfer agent of Betting Nevada to be designated by the Board of Directors of Betting Nevada to receive in exchange a certificate or certificates representing the number of shares of Betting Nevada Stock into which the shares of Betting Missouri Stock represented by the certificate or certificates surrendered shall have been converted. No dividend shall be paid by Betting Nevada to the holders of outstanding certificates expressed to represent shares of Betting Missouri Stock, but, upon surrender and exchange as provided, there shall be paid to the record holder of the certificate or certificates for Betting Nevada Stock issued in exchange therefor an amount with respect to each such share of Betting Nevada Stock equal to all dividends which shall have been paid or become payable to holders of record of Betting Nevada Stock between the Merger Date and the date of exchange.

                            ARTICLE VIII
                       ASSETS AND LIABILITIES

On the Merger Date, all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well for stock subscriptions as all other choses in action, and all and every other interest of or belonging to either of Constituent Corporations shall be taken by and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and all property and every other interest shall be as effectually the property of the Surviving Corporation as it was of the respective Constituent Corporations, and the title to any real estate or any interest, whether vested by deed or otherwise, in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the merger; provided, however, that all rights of creditors and all liens upon the property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities, obligations and duties of the respective Constituent Corporations shall attach to the Surviving Corporation, and may be enforced against it to the same extent as if the debts, liabilities, obligations and duties had been incurred or contracted by it. Any action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the merger had not taken place, or the Surviving Corporation may be submitted in place of either of the Constituent Corporations. The parties respectively agree that from time to time, when requested by the Surviving Corporation or by its successors or assigns, they will execute and deliver or cause to be executed and delivered all deeds and instruments, and will take or cause to be taken all further or other action, as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation or its successors or assigns title to and possession of all the property and rights and otherwise carry out the intent and purposes of this Agreement.

                           ARTICLE IX
          CONDUCT OF BUSINESS BY CONSTITUENT CORPORATIONS

Prior to the Merger Date Betting Missouri shall conduct its business in its usual and ordinary manner, and shall not enter into any transaction other than in the usual and ordinary course of such business except as provided. Without limiting the generality of the above, Betting Missouri shall not, except as otherwise consented to in writing by Betting Nevada or as otherwise provided in this agreement:

1. Issue or sell any shares of its capital stock in addition to those outstanding on this date, except shares issued pursuant to rights or options outstanding at that date;

2. Issue rights to subscribe to or options to purchase any shares of its stock in addition to those outstanding on this date;

3.  Amend its certificate of incorporation or its bylaws;

4.  Issue or contract to issue funded debt;

5. Declare or pay any dividend or make any other distribution upon or with respect to its capital stock.

6. Repurchase any of its outstanding stock or by any other means transfer any of its funds to its shareholders either selectively or rateably, in return for value or otherwise, except as salary or other compensation in the ordinary or normal course of business;

7. Undertake or incur any obligations or liabilities except current obligations or liabilities in the ordinary course of business and except for liabilities for fees and expenses in connection with the negotiation and consummation of the merger in amounts to be determined after the Merger Date;

8. Mortgage, pledge, subject to lien or otherwise encumber any realty or any tangible or intangible personal property;

9. Sell, assign or otherwise transfer any tangible assets of whatever kind, or cancel any claims, except in the ordinary course of business;

10. Sell, assign, or otherwise transfer any trademark, trade name, patent or other intangible asset;

11. Default in performance of any material provision of any material contract or other obligation;

12.  Waive any right of any substantial value; or

13. Purchase or otherwise acquire any equity or debt security of another corporation except to realize on an otherwise worthless debt.

                             ARTICLE X
            WARRANTIES OF THE CONSTITUENT CORPORATIONS

1.  Representations and Warranties of Betting Missouri.

Betting Missouri covenants, represents and warrants to Betting Nevada that:

a. It is on the date of this Agreement, and will be on the Merger Date, (a) a corporation duly organized and existing and in good standing under the laws of the jurisdiction of the State of Missouri, (b) duly authorized under its articles, and under applicable laws, to engage in the business carried on by it, and
(c) it is fully qualified to do business in the State of Missouri;

b. All federal, state and local tax returns required to be filed by it on or before the Merger Date will have been filed, and all taxes shown to be required to be paid on or before the Merger
Date will have been paid;

c. It will use its best efforts to collect the accounts receivable owned by it on or prior to the Merger Date and will follow its past practices in connection with the extension of any credit prior to the Merger Date;

d. All fixed assets owned by it and employed in its business are of the type, kind and condition appropriate for its business and will be operated in the ordinary course of business until the Merger Date;

e.  All leases now held by it are now and will be on the Merger
Date in good standing and not voidable or void by reason of any default whatsoever;

f. During the period between January 1, 1999, and the date of this Agreement, except as disclosed in writing to Betting Nevada, it has not taken any action, or suffered any conditions to exist, to any material or substantial extent in the aggregate, which it has agreed in Article IX or this Article X of this Agreement not to take or to permit to exist during the period between the date of this agreement and the Merger Date;

g. It has not been represented by any broker in connection with the transaction contemplated, except as it has advised Betting
Nevada in writing; and

h. Its Board of Directors has, subject to the authorization and approval of its stockholders, authorized and approved the execution and delivery of this Agreement, and the performance of the transactions contemplated by this Agreement.

i. Betting Missouri, in addition to other action which is has covenanted, represented, and warranted to Betting Nevada that it shall take, shall also:

(1) Use its best efforts to preserve its business organization intact, to keep available to Betting Nevada the present officers and employees of Betting Missouri, and to preserve for Betting Nevada the relationships of Betting Missouri with suppliers and customers and others having business relations with Betting Missouri; and

(2) Not increase the compensation, wages, or other benefits payable to its officers or employees, other than increases which Betting Nevada has approved in writing.

2.  Representations and Warranties of Betting Nevada.

Betting Nevada covenants, represents and warrants to Betting
Missouri that:

a. Betting Nevada is a corporation duly organized and existing and in good standing under the laws of the State of Nevada and has the corporate power to own its properties and to carry on its business as now being conducted; and

b. Its Board of Directors has, subject to the authorization and approval of its stockholders, authorized and approved the execution and delivery of this Agreement, and the performance of the transactions contemplated by this Agreement.

                            ARTICLE XI
                      CONSUMMATION OF MERGER

If the merger contemplated is completed, all expenses incurred in consummating the plan of merger shall, except as otherwise agreed in writing between the Constituent Corporations, be borne by Betting Nevada. If the merger is not completed, each of the Constituent Corporations shall be liable for, and shall pay, the expenses incurred by it.

Notwithstanding shareholder authorization and at any time prior to the filing, the filing and recording of this agreement may be deferred from time to time by mutual consent of the respective boards of directors of each of the Constituent Corporations, and, to the extent provided in (a), (b), (c) and (d) below, the merger may be abandoned:

1. By the mutual consent of the respective Boards of Directors of each of the Constituent Corporations;

2. At the election of the Board of Directors of Betting Nevada, if (a) demands by shareholders for appraisal of their shares of Betting Missouri Stock have been received from the holders of twenty-five percent (25%) or more of the outstanding shares, or
(b) in the judgment of the Board any judgment is rendered relating to any legal proceeding not commenced and the existence of the judgment will or may materially affect the rights of either Constituent Corporation to sell, convey, transfer or assign any of its assets or materially interfere with the operation of its business, renders the merger impracticable, undesirable or not in the best interests of its shareholders;

3. By the Board of Directors of Betting Nevada if there shall not have been submitted to Betting Nevada the opinion of counsel for Betting Missouri, in form and substance satisfactory to Betting Nevada, to the effect that (1) Betting Missouri is a validly organized and duly existing corporation, (2) this Agreement has been duly authorized by, and is binding upon, Betting Missouri in accordance with its terms, and (3) all the properties, estate, rights, privileges, powers and franchises of Betting Missouri and all debts due to Betting Missouri shall be transferred to and vested in Betting Nevada, as the Surviving Corporation, without further act or deed, subject only to any legal requirements for recording or filing any instruments of conveyance, assignment or transfer, the giving of notice of any such conveyance, assignment or transfer, consents of third parties and governmental authorities to assignment of any contract or lease, and other specified exceptions acceptable to Betting Nevada;

4. At the election of the Board of Directors of Betting Missouri if there shall not have been submitted to Betting Missouri the opinion of counsel for Betting Nevada, in form and substance satisfactory to Betting Missouri, to the effect that (1) Betting Nevada is a validly organized and duly existing corporation, (2) this Agreement has been duly authorized by, and is binding upon, Betting Nevada in accordance with its terms, (3) when Articles of Merger shall have been filed as provided in this Agreement, the merger will become effective and all liabilities and obligations of Betting Missouri will become the liabilities and obligations of Betting Nevada, as the surviving corporation, fully and without any further action by either Constituent Corporation, (4) the Betting Missouri Stock will be converted into Betting Nevada Stock, (5) the Betting Nevada Stock into which the Betting Missouri Stock will be converted as provided herein will be legally and validly authorized, exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, ("Act'), provided by Section 3(a)(10) thereof, exempt from the registration requirements of Nevada Revised Statutes 90.460, as amended, provided by Nevada Revised Statutes 90.530(11), and may be issued without a restrictive legend pursuant to Rule 145(a)(2) under the Act if the shares of Betting Missouri are otherwise unrestricted, and (6) when issued will be validly issued, fully paid and nonassessable stock of the surviving corporation;

5.  At the election of the Board of Directors of either
Constituent Corporation if:

a.  The warranties and representations of the other
Constituent Corporation contained in this Agreement shall not be substantially accurate in all material respects on and as of the date of election; or the covenants contained of the other
Constituent Corporation shall not have been performed or satisfied in all material respects;

b. This agreement shall not have been approved by the requisite votes of shareholders of the Constituent Corporations on or before June 1, 1999;

c. Prior to the merger (1) there shall have been filed in any court or agency having jurisdiction a complaint or other proceeding seeking to restrain or enjoin the merger contemplated hereby, or (2) there shall have been presented to Betting Missouri or Betting Nevada or any director or officer of either of them any process, demand or request which, in the opinion of counsel for either Constituent Corporation, offers reasonable ground to believe that a complaint or bill in equity may be forthcoming which, if successful, would restrain, enjoin or dissolve the merger, and if, in either case, such Board of Directors determines that abandonment and cancellation of this Agreement is advisable in the best interests of the Constituent Corporations, their shareholders, employees and customers;

d. If the Merger Date shall not have occurred by June 1, 1999, then, at the option of the Board of Directors of ABC it may be deferred to a date on or after August 1, 1999. If the Merger Date shall not have occurred by September 1, 1999, then, at the option of the Board of Directors of either Constituent Corporation the merger may be abandoned. In the event of the abandonment of the merger pursuant to the foregoing provisions, this Agreement shall become void and have no effect, without any liability on the part of either of the Constituent Corporations or its shareholders or directors or officers in respect of this merger except the obligation of each Constituent Corporation to pay its own expenses as provided in this Article XI.

                          ARTICLE XII
                         RESIDENT AGENT

The respective names of the county and the city within the county in which the principal office of the surviving corporation is to be located in the State of Nevada, the street and number of this office, the name of the registered agent will, as of the Merger Date, be as set forth in Article Second of the Articles of Incorporation of the Surviving Corporation.

                           ARTICLE XIII
            RIGHT TO AMEND ARTICLES OF INCORPORATION

The Surviving Corporation reserves the right to amend, alter, change or repeal its Articles of Incorporation in the manner now or later prescribed by statute or otherwise authorized by law; and all rights and powers conferred in the certificate of incorporation on shareholders, directors or officers of Betting Nevada, or any other person, are subject to this reserved power.

                           ARTICLE XIV
                          MISCELLANEOUS

1.  Access to Books and Records.

To enable Betting Nevada to coordinate the activities of Betting Missouri into those of Betting Nevada on and after the Merger Date, Betting Missouri shall, before the Merger Date, afford to the officers and authorized representatives of Betting Nevada free and full access to the plants, properties, books and records of Betting Missouri, and the officers of Betting Missouri will furnish Betting Nevada with financial and operating data and other information as to the business and properties of Betting Missouri as Betting Nevada shall from time to time reasonably request. Betting Nevada shall, before the Merger Date, afford to the officers and authorized representatives of Betting Missouri such access, and Betting Nevada's officers will furnish such data and information to Betting Missouri, as may be reasonably required by Betting Missouri for the preparation of its proxy statement in connection with the meeting of shareholders to be called pursuant to section 1 of Article I of this Agreement. Betting Nevada and Betting Missouri agree that, unless and until the merger contemplated by this Agreement has been consummated, Betting Nevada and Betting Missouri and their officers and representatives will hold in strict confidence all data and information obtained from one another as long as it is not in the public domain, and if the merger provided for is not consummated as contemplated, Betting Nevada and Betting Missouri will each return to the other party all data as the other party may reasonably request.

2.  Rights Cumulative; Waivers.

The rights of each of the parties under this Agreement are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

3.  Benefit; Successors Bound.

This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

4.  Entire Agreement.

This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

5.  Assignment.

Neither this Agreement nor any other benefit to accrue hereunder shall be assigned or transferred by either party, either in whole or in part, without the written consent of the other party, and any purported assignment in violation hereof shall be void.

6.  Amendment.

This Agreement may be amended only by an instrument in writing executed by all the parties hereto.

7.  Severability.

Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

8.  Section Headings.

The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.  Construction.

Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

10.  Further Assurances.

In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

11.  Notices.

Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail (either a. United States mail, postage prepaid, or b. Federal Express or similar generally recognized overnight carrier), addressed as follows (subject to the right to designate a different address by notice similarly given):

To Betting Nevada:
Shawn F. Hackman, Esq.
Shawn F. Hackman, P.C.
3360 West Sahara Avenue, Suite 200
Las Vegas, Nevada 89102

To Betting Missouri:
Thomas S. Hughes, President
Betting, Inc.
31310 Eaglehaven Center, Suite 10
Rancho Palos Verdes, California 90275

12.  Governing Law.

This Agreement shall be construed and enforced under, in accordance with, and governed by, the laws of the State of Nevada.

13.  Consents.

The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of such party.

14.  Termination of Agreement.

This Agreement shall terminate on the Effective Date unless all actions required under this Agreement have not been fully performed.

15.  Survival of Provisions.

The representations and warranties contained in Article X of this agreement and any liability of one Constituent Corporation to the other for any default under the provisions of Articles IX or X of this agreement, shall expire with, and be terminated and extinguished by, the merger under this agreement on the Merger Date.

16.  Execution in Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

                                   BETTING NEVADA:


                                   By: /s/  Thomas S. Hughes
                                   Thomas S, Hughes, President

                                   BETTING MISSOURI:


                                   By: /s/  Thomas S. Hughes
                                   Thomas S. Hughes, President




      EX-10.5
          3
             PROMISSORY NOTE



                            PROMISSORY NOTE

$690,000                                               April 26, 1999
                                                    Marietta, Georgia

FOR VALUE RECEIVED, the undersigned ELECTRONIC TRANSACTIONS AND TECHNOLOGIES, INC., a Nevada corporation ("Maker"), promises to pay to the order of UNIPAY, INC., a North Carolina Corporation (together with any subsequent holder hereof, "Holder"), at 3773 Northwest 126th Avenue, Building 1, Coral Springs, Florida 33065, or such other place as Holder may from time to time designate in writing, the principal sum of Six Hundred Ninety Thousand Dollars ($690,000), together with interest thereon at a fixed rate per annum of Eight and One Half Percent (8.5%) (the "Interest Rate") computed on the basis of a 360-day year for the actual number of days elapsed (including the first day but excluding the last day). This Promissory Note shall be referred to herein as this "Note."

Interest shall be computed on a daily basis by applying the Interest Rate effective on that day as a daily rate to the outstanding principal balance as of that day. The outstanding principal balance under this Note as of any day shall be the outstanding principal balance as of the beginning of such day (exclusive of interest) less any payments of principal credited to Maker's account on that day.

Principal only payments shall be due and payable hereunder in the amounts and on the dates set forth in points (i) through (viii) below:

(i) the sum of Twenty-Five Thousand Dollars ($25,000) due and payable on May 4, 1999;

(ii) the sum of Twenty-Five Thousand Dollars ($25,000) due and payable on June 15, 1999;

(iii) the sum of Thirty Thousand Dollars ($30,000) due and payable on July 6, 1999;

(iv) the sum of Ten Thousand Dollars ($10,000) due and payable on July
27, 1999;

(v) the sum of Five Thousand Dollars Per Month ($5,000/month), due and payable on the fifteenth (15th) day of each month, commencing
August 15, 1999 and continuing to and including July 15, 2000;

(vi) the sum of Seven Thousand Dollars Per Month ($7,000/month), due and payable on the fifteenth (15th) day of each month, commencing
August 15, 2000, and continuing to and including July 15, 2001;

(vii) the sum of Eight Thousand Dollars Per Month ($8,000/month), due and payable on the fifteenth (15th) day of each month, commencing
August 15, 2001 and continuing to and including July 15, 2002;
and

(viii) the sum of Ten Thousand Dollars Per Month ($10,000/month), due and payable on the fifteenth (15th) day of each month, commencing
August 15, 2002 and continuing to and including July 15, 2003.

On August 15, 2003, or such earlier date as payment of the indebtedness evidenced hereby shall be due, whether by mandatory prepayment, acceleration or otherwise (the "Maturity Date"), the sum of Two Hundred Forty Thousand Dollars ($240,000), plus all other amounts representing the entire outstanding principal balance of this Note, together with accrued interest and all other sums then outstanding under this Note, shall be due and payable.

In the event any required payment on this Note is not received by Holder on the date that said payment is due, Maker shall pay Holder, in addition to the amount of the required payment, a late charge equal to four percent (4%) of the payment not so received, the parties agreeing that said charge for the late payment and shall not be deemed a penalty. Notwithstanding the foregoing, neither the assessment nor the collection of any late fee shall waive, excuse, or cure Maker's failure to remit any amount owned hereunder on its due date, and such failure shall nevertheless constitute an "Even of Default" hereunder.

This Note may be prepaid in whole or in part without premium or penalty. Each prepayment other than full payment shall be in the minimum amount of Ten Thousand Dollars ($10,000).

Each payment under this Note received by Holder prior to 2:00 p.m. (Eastern Standard Time) on any business day shall be credited as of that day. Any payment received by Holder at or after 2:00 p.m. (Eastern Standard Time) on any business day, or at any time on a non-business day, shall be deemed received as of the next business day. Business days are days other than Saturdays, Sundays and legal holidays.

All payments shall be made in lawful money of the United States of America and shall be applied first to fees and costs, including collection costs, if any, next to interest, and then to principal.

Notwithstanding any other provision of this Note or of any document, instrument or agreement securing or executed in connection with this Note, the total liability for payments of interest and payments in the nature of interest, including all charges, fees, exactions or other sums that may at any time be deemed to be interest ("Interest") shall not exceed the highest rate of interest allowed by applicable law. In the event the obligation to pay interest hereunder or under any such other document, instrument or agreement shall, for any period or for any reason whatsoever, result in an effective rate of interest which exceeds the limit imposed by applicable law, such excess, upon receipt thereof by Holder, shall be applied, without further agreement or notice, first to the reduction of the outstanding principal balance of this Note with the excess, if any being then repaid to Maker. Holder agrees to accept such sums as a penalty-free prepayment of principal, unless Holder at any time elects, by notice in writing, to waive, reduce or limit the collection of any sums in excess of those lawfully collectable as interest rather than accept those sums as a prepayment of principal. The parties hereto acknowledge that Maker does not intend or expect to pay, nor does Holder intend or expect to charge or collect any Interest under this Note greater than the highest nonusurious rate of interest that may be charged under applicable law.

Maker, together with all endorsers, guarantors, sureties and other parties liable for the payment of any sum or sums due or to become due under the terms of this Note, jointly and severally agree to pay all costs of collection of this Note, including reasonable attorney's fees, paralegal's fees and other legal costs (including court costs) incurred in connection with consultation, arbitration, and litigation (including trial, appellate, administrative and bankruptcy proceedings) regardless of whether or not suit is brought, and all other costs and expenses incurred by Holder in exercising its rights and remedies hereunder or under any document, instrument or agreement securing this Note. Such costs of collection shall bear interest at the lower of : (i) a per annum rate of eighteen percent (18%), or
(ii) the highest rate permitted under applicable law (such lower rate of (i) or (ii) being referred to herein as the "Default Rate").

This Note is given pursuant to the Stock Purchase Agreement dated April 12, 1999 between Maker, Holder, Shop While You Wait, Inc. ("SWYW"), a North Carolina corporation, Thomas S. Hughes ("Hughes"), and Harry Hargens, an adult individual currently residing in Hampton, Georgia (the "Stock Purchase Agreement"). All capitalized terms not defined in this Note shall have the meanings ascribed thereto in the Stock Purchase Agreement.

This Note is secured by a Security Agreement of even date herewith (the "Security Agreement") between Holder and SWYW, the
Continuing Guaranty of even date hereof of Hughes and SWYW and by other related security instruments.

The obligation of Maker to make payment hereunder are absolute and unconditional and shall not be subject to diminution or delay by set off, counterclaim, abatement or otherwise.

As used in this Note, the term "Obligations" shall mean, collectively, all payment and performance duties, liabilities, obligations, representations, warranties, covenants, and indebtedness of Maker, SWYW, or Hughes to Holder, whether direct or indirect, absolute or contingent, due or to become due, monetary or non-monetary, secured or unsecured, liquidated or non-liquidated, now existing or hereafter arising, however acquired, and whether on open account, evidenced by an instrument, arising out of contract (including under any Transaction Document or any "Miscellaneous Services Agreement" (as such term is defined in the Software License and Support Agreement of even date herewith between Holder and SWYW (the "Software License and Support Agreement")), tort, the Transactions, or otherwise. As used in this Note, the term "Obligor" shall mean each of Maker, SWYW, Hughes, and any other party primarily, secondarily or contingently liable on any of the Obligations.

Each of the following shall constitute an "Even of Default" hereunder:

(i) if any payment under this Note is not paid when due, or Maker fails to perform any other Obligation hereunder when due, it being agreed that time is of the essence with respect to all such payments and other Obligations hereunder;

(ii) any other failure by any Obligor (including Maker) to pay or perform any Obligation not described in point (i) above, including any failure by SWYW to pay or perform when due any Obligation under the Software License and Support Agreement or any Miscellaneous Services Agreement;

(iii) any warranty or representation made by any Obligor (including Maker) to Holder (including in any Transaction Document) proves to be or becomes false or materially misleading either as of the time made or thereafter;

(iv) any Obligor makes an assignment for the benefit of creditors, files a petition in bankruptcy, petitions or applies to any tribunal for the appointment of a custodian, receiver or trustee for such Obligor or a substantial part of any of such Obligor's assets, or commences any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or any such petition or application is filed against any Obligor, or any such proceeding is commenced against any Obligor; or

(v) any Obligor admits in writing its inability, or is generally unable, to pay its debts as they become due, or any Obligor, by any act or omission, indicates its consent to, approval of or acquiescence in any petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for such Obligor or any substantial part of any such Obligor's properties, or suffers any such custodianship, receivership or trusteeship.

Upon the occurrence of any Event of Default, the entire outstanding principal balance of this Note, together with all accrued and unpaid interest, and all other amounts owed hereunder, shall, at the option of Holder and without notice (any notice of such Event of Default being hereby waived by Maker), become immediately due and payable and may be collected forthwith, and Holder may exercise any and all rights and remedies provided herein or any other Transaction Document, or at law, or in equity. After the Maturity Date or the occurrence of an Event of Default, the outstanding principal balance of this Note and, to the extent permitted by applicable law, accrued and unpaid interest, shall bear interest at the Default Rate.

Maker, endorsers, guarantors, sureties and all other parties liable for the payment of any sum or sums due or to become due under the terms of this Note waive all applicable exemption rights and also waive valuation and appraisement, demand, presentment, protest and demand, and notice of protest, demand and dishonor, and nonpayment of this Note, and agree that Holder shall have the right, without notice, to deal in any way at any time with any party hereto, or to grant any extension or extensions of time for payment of any of said indebted ness or any other indulgences or forbearance whatsoever, or may release, exchange or substitute any of the security for this Note or may release Maker or any endorsers, guarantors or sureties of this Note, in each case, without in any way affecting the liability of any other party liable for the payment of this Note.

No delay or omission on the part of Holder in exercising its rights under this Note, or delay or omission on the part of Holder in exercising its rights hereunder or under any instrument, document or agreement securing or executed in connection with this Note, or course of conduct relating thereto, shall operate as a waiver of such rights or any other right of Holder, nor shall any waiver by Holder of any such right or rights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion. Acceptance by Holder of any payment after its due date shall not be deemed a waiver of the right to require prompt payment when due of all other sums, and acceptance of any payment after Holder has declared the indebtedness evidenced by this Note due and payable shall not cure any Event of Default or operate as a waiver of any right of Holder.

Time is of the essence with respect to each and every Obligation under this Note.

Any notice to Maker or Holder provided for in this Note shall be given in accordance with the notice provisions of the Stock
Purchase Agreement.

This Note shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its conflict of laws principles.

As used in this Note, (i) the words "include, includes, including" and all variations of thereof shall mean including, but not limited to, (ii) the word "or" shall include the meaning and/or, and (iii) the words "herein, hereon, hereof, hereto, hereby, and hereunder" and similar terms shall refer to this Note.

This Note may not be changed or waived orally, but only by an agreement in writing and signed by the party against whom enforcement of any change or waiver is sought. This Note shall be binding upon Maker and any endorsers, guarantors, sureties and other parties liable for this Note and their respective personal representatives, heirs, devisees, successors and assigns, and shall inure to the benefit of Holder and its personal representatives, heirs, devisees, successors and assigns.

IN WITNESS WHEREOF, the undersigned has executed this note as of the day and year first above written.

                                        Electronic Transactions
                                        And Technologies, Inc.,
                                        A Nevada Corporation


                                        By: __________________________
                                        /s/Thomas S. Hughes
                                        Title:  Chairman & CEO




      EX-10.6
          4
             JOINT VENTURE AGREEMENT



                        JOINT VENTURE AGREEMENT

This Joint Venture ("Agreement") dated as of April 29, 1999 by and between First Entertainment Holding Corp. (FTET) and
Electronic Transactions and Technologies/eConnect ("BETT"). FTET and BETT are sometimes collectively referred to herein as the "Venturers".

WHEREAS, the Venturers desire to develop, produce, finance and exploit an e-commerce cash transfer technology and any and all other allied and ancillary rights relating thereto; and

WHEREAS, the Venturers desire to join together to produce and exploit the technology and to operate as a joint venture for such purpose;

NOW, THEREFORE, in consideration for the mutual covenants and agreements contained herein, the Venturers agree as follows:

1. FORMATION. The Venturers do hereby constitute themselves a joint venture for the purpose and upon the terms, covenants and conditions hereinafter set forth. The name of the venture shall be IntranGate.com ("IGC"), and all business done by it shall be under said name. The principal place of business of the venture shall be at the offices of FTET in Colorado, and BETT in Los Angeles, CA. The sole purpose of the Venture shall be to develop, produce and arrange for financing, exploitation and introduction into e-commerce and all rights therein and derived therefrom and to do all other business necessary and relating thereto.

2.  CONTRIBUTION OF FTET.  FTET shall contribute to the Venture:

a. FTET will furnish the non-exclusive services of its associates to render services as, when and where reasonably required in connection with the Venture, as well as facilitate the development through its strategic partners in bringing this technology to the market.

b. A best efforts financing commitment for up to 50% of the Project the terms of which commitment shall be subject to the mutual approval of the parties.

3.  CONTRIBUTION OF BETT.  BETT shall contribute to the Venture:

a. All of BETT's right, title and interest in and to the technology to include, but not limited to:

1.  A PERFECT (Personal Encrypted Remote Financial Electronic
Card Transactions)

2.  PocketPay (Wireless Terminal Voice Phone)

3.  SLICK (Secure Line Computer Keyboard)

4.  TVPinpad (Remote Addressable DBS)

b.  The non-exclusive services of BETT employees,

c. A best efforts financing commitment for up to 50% of the Project the terms of which commitment shall be subject to the mutual approval of the parties.

4. FTET shall be granted a non-exclusive license to use the ET&T technology for e-commerce for sites that FTET owns or operates and BETT shall waive all fees related to that license.

5. BUSINESS DECISIONS. All joint venture and business decisions relating to the development and production of the joint venture (including, without limitation, relating to any third party financing agreement, compensation for individual services rendered by Venture employees in connection with the Venture, shall be subject to the mutual approval of the Venturers. FTET designates A.B. Goldberg as its executive with respect to such business approvals. In the even the Venturers shall fail to reach agreement as to any material decision affecting the joint venture within five (5) business days of either party's demand therefore, the Venturers shall immediately submit the matter to arbitration before a neutral arbitrator to be selected by the Venturers' respective counsel, the costs for which shall be borne equally by the Venturers.

6. OWNERSHIP. The technology, as well as all ancillary and subsidiary rights therein including, without limitation, merchandising, publications, licensing, copyrights and patents shall all be owned by the Venture, and copyrights and patents shall be registered in the name of IGC and assigned to the Venture.

7. NET PROFITS AND NET LOSSES. The Venturers shall be mutually responsible for all expenses directly related to the operation of the Venture. BETT shall be responsible for its development costs to date and FTET for fund raising costs directly related to securing the funding. Both of these costs shall be accounted for and included in distribution of revenues below. Thereafter, the profits, losses, if any, and loss financing shall likewise be shared equally by FTET and BETT. The net profits and net losses of the Venture, if any, shall be determined by accountants employed by the Venture in accordance with generally accepted accounting principles, and such determination shall be binding upon the Venturers. Fifty percent (50%) of the net profits and fifty percent (50%) of the net losses of the Venture shall be allocated to FTET, and fifty percent (50%) of the net profits and fifty percent (50%) of the net losses shall be allocated to BETT.

8. DISTRIBUTION OF REVENUES. All revenues and compensation payable to the Venture and/or either of the Venturers in connection with the Venture shall be deemed revenue to the Venture and shall be allocated and disbursed in the following manner in order of priority:

a.  To pay any costs of the Venture

b. The remaining revenue shall be allocated and paid to each Venturer in accordance with the profit sharing ratio set forth in Paragraph 6 above.

The Venture shall maintain at its principal office accurate books of account of all transactions pertaining to the Venture, and each Venturer shall have the right, during reasonable business hours, to examine and audit such books of account, or to cause the same to be examined and audited, at its sole cost and expense.

9. WARRANTIES AND REPRESENTATIONS. Each of the Venturers hereby represents, warrants and agrees that it has the right to enter into this Agreement and that it is not subject to any obligation or disability which will, or might, prevent it from or interfere with its fully keeping and performing all of the covenants and conditions to be kept and performed by it hereunder and that it has not made, and will not make, any grant or assignment which will, or might, conflict with or impair the complete enjoyment of the rights and privileges granted to the Venture hereunder. Each of the Venturers agrees to indemnify the other Venturer and to hold the other Venturer harmless from and against any and all claims, actions, causes of action, liabilities, damages, judgments, decrees, losses, costs and expenses, including reasonable attorneys' fees, arising out of any breach of any representations, warranties or agreements made by it hereunder.

10. ASSIGNABILITY. Neither of the Venturers shall have the right or power to sell, dispose of, assign, pledge, mortgage, hypothecate or otherwise encumber (collectively, "Assignment") its interest in the Venture without the prior written approval of the other Venturer, and any Assignment or purported Assignment shall not be effective or binding upon the Venture or the other Venturer, except that each Venturer shall have the right to assign its share of the revenues derived by the Venture without such approval.

11. OUTSIDE ACTIVITIES. During and after the term of the Venture, each of the Venturers shall be free to render services in connection with any and all of its regular business activities, hereto, it being understood that all so-called "business opportunities", "corporate opportunities", "joint venture opportunities" or other fiduciary opportunities are hereby waived.

12. FUTHER DOCUMENTS. Each of the Venturers agrees to execute, acknowledge and deliver any and all further documents which may be required to carry into effect this Agreement and its respective obligations hereunder, all of which further documents shall be in accordance with and consistent with the terms of this Agreement.

13. DISSOLUTION. The Venture shall be dissolved only upon the occurrence of any of the following:

a.  The mutual agreement of the Venturers;

b. The occurrence of any event which makes it unlawful for the Venture business to be carried on or for the Venturers to carry on the Venture;

c.  The bankruptcy of either Venturer;

d. At the election of either Venturer, upon the occurrence of a material breach by the other Venturer of this Agreement, who has been served notice of the breach and has failed to cure same within thirty days after notice;

e. Any other cause of dissolution provided for in the Colorado or California Uniform Partnership Act; the Venturer may not be dissolved for a period of five (5) years after the date hereof by the will of either Venturer acing unilaterally without the consent of the other Venturer; or

f. Upon dissolution of the Venture, the Venture assets, after payment of creditors' claims, shall be distributed in accordance with the applicable provisions of the Colorado or California Uniform Partnership Act then in force.

14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to agreements entered into and wholly performed therein. Any other controversy or claim arising out of or relating to this Agreement or the validity, construction or performance of this Agreement, or the breach thereof, shall be resolved by arbitration in accordance with the rules and procedures of the American Arbitration Association situated in Denver, Colorado, as said rules may be amended. Such rules and procedures are deemed incorporated herein and made a part of this Agreement by this reference. The parties agree that they will abide by and perform any award (including, without limitation, as the costs thereof) rendered in any such arbitration and that nay court having jurisdiction may issue a judgment based upon such award.

15. NOTICES. All notices, statements or other documents which either Venturer shall desire to give to the other hereunder shall be in writing. The addresses of the Venturers shall, until further notice be:

FTET:                       First Entertainment Holding Corp.
                            7887 E. Bellview, Suite 1100
                            Englewood, CO  80111
                            Attn:  Mr. A. B. Goldberg
                            Telephone: (303) 228-1650
                            FAX: (303) 228-2281

With a copy to:             Jeff Esses
                            Palmer, Guest and Esses
                            1999 Broadway
                            Denver, CO  80202
                            Telephone:  (303) 292-2992

BETT:

With a copy to:             Thomas S. Hughes
                            31310 Eaglehaven Circle
                            Rancho Palos Verdes, CA 90275

16. BANK ACCOUNT. The Venture shall maintain bank account(s) at a bank to be mutually approved by the Venturers, into which all funds contributed to or received by the Venture, shall be deposited. All withdrawals from such account(s) shall require the joint signatures of a representative of each Venturer, or a written authorization of same.

17. ENTIRE AGREEMENT. This Agreement contains the full and complete understanding between the Venturers with reference to the within subject matter, supersedes all prior agreements and understandings, whether written or oral, pertaining thereto, and cannot be modified except by a written instrument signed by both of the Venturers. Each of the Venturers acknowledges that in entering this Agreement it is not relying upon any representation or promise made by the other or its agents or representative not expressly contained in this Agreement has been.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                    First Entertainment Holding Corp.



                                    By: /s/  A.B. Goldberg
                                    A.B. Godlberg, President

                                    Electronic Transactions &
                                    Technologies/eConnect

                                    By: /s/  Thomas S. Hughes
                                    Thomas S. Hughes, Chairman & CEO




      EX-10.9
          5
             CONSULTING AGREEMENT



                            CONSULTING AGREEMENT

Agreement made as of August 16, 1999 by and between eConnect Incorporated, a Nevada corporation, 2500 Via Cabrillo Marina, Suite 112, San Pedro, CA 90731 ("Contractor") and eMarkit, Incorporated, a Nevada corporation, 6339 E. Greenway Road, Suite 102-215, Scottsdale, AZ 85254 ("Contractee").

                                 WITNESSETH

Whereas, Contractor requires expertise in the area of public corporate consulting to support its business and growth; and

Whereas, Contractee has substantial contacts among the members of the investment community and desires to act as a consultant to provide financial and consulting services.

Now, therefore, in consideration of the premises and the mutual promises and covenants contained herein and subject specifically thereby, the parties agree as follows:

(1) Certain Definitions. When used in this Agreement, the following terms shall have the meanings set forth below:

1.1  Affiliate - any person or entities controlled by a party.

1.2  Contractor - the Contractor who uses the services of Contractee.

1.3 Contractor Clients - the Contractor's clients who use the services of Contractee through the Contractor.

1.4 Contact Person - the person who shall be primarily responsible for carrying out the duties of the parties hereunder. Contractor and Contractee shall each appoint a Contact Person to be
responsible for their respective duties.   In the even that one
party gives notice to the other party in writing that in their reasonable opinion, the other party's Contact Person is not able to fulfill their duties and responsibilities hereunder, both parties shall mutually agree upon a replacement Contact Person within ten (10) days of said notice.

1.5 Extraordinary Expenses - expenses that are beyond those expenses that are usual, regular, or customary in the conduct of the in-house activities in fulfillment of the scope of the Agreement.

1.6 Equity - cash, securities or liquid assets, specifically excluding real property.

1.7 Payment or Payable of Kind - distribution of the proceeds of a transaction in the same type and form was given as valuable consideration for the transaction.

(2) Contact Persons. The Contact Person for Contractor is Thomas Hughes. The Contact Person for Contractee is Frank Mecoli.

(3) Services To Be Rendered By Contractee. Services to be rendered by Contractee are as follows:

3.1 Stock Performance. The parties agree that performance of Contractee shall not be based on the price of the stock and not to affect the price of the stock. Contractor understands that Contractee has no control with regard to the price of these securities.

3.2 Advice and Counsel. Contractee will provide advice and counsel regarding Contractor's strategic business and financial plans, strategy and negotiations with potential lenders/investor, merger/acquisition candidates, joint ventures, corporate partners and others involving financial and financially related transactions.

3.3 Introduction to the Securities Brokerage Community. Contractee has a close association with broker/dealers and investment professionals across the country and will enable contact between Contractor and/or Contractor Clients to facilitate business transactions among them. Contractee shall use their contacts in the brokerage community to assist Contractor in establishing relationships with securities dealers and to provide the most recent corporate information to interested securities dealers on a regular and continuous basis. Contractee understands that this is in keeping with Contractor's business objective to establish a nationwide network of securities dealers who have an interest in Contractor and/or Contractor Clients.

3.4 Market Making Intelligence. Contractee knows market-makers and has access through its network and Contractee will monitor and react to sensitive market information on a timely basis and provide advice, counsel and proprietary intelligence (including but not limited to information on price and volume) to Contractor in a timely fashion with respect to securities in which contractor has an interest. Contractor understands that this information is available from other sources but acknowledges that Contractee can provide it in a more timely fashion and with substantial value-added interpretation of such information. The foregoing notwithstanding, no information will be provided to Contractor with respect to the activities of any other Contractee customer's accounts without such customer's prior consent.

3.5  Contractor and/or Contract Client Transaction Due Diligence.
Contractee will undertake due diligence on all proposed financial transactions affecting the Contractor, including investigation and advice on the financial, valuation and stock price implications thereof.

3.6 Additional Duties. Contractor and Contractee shall mutually agree upon any additional duties, which Contractee may provide for compensation paid or payable by Contractor under this Agreement. Such additional agreement(s) may, although there is no requirement to do so, be attached hereto and made a part hereof as Exhibits beginning with Exhibit "A".

3.7 Best Efforts. Contractee shall devote such time and best efforts as may be reasonably necessary to perform its services. Contractee is not responsible for the performance of any services, which may be rendered hereunder without Contractor providing the necessary information prior thereto. Contractee cannot guarantee results on behalf of Contractor but shall pursue all avenues available through its network of financial contacts. At such time as an interest is expressed in Contractor's needs, Contractee shall notify Contractor and advise it as to the source of such interest and any terms and conditions of such interest. The acceptance and consummation of any transaction is subject to acceptance of the terms and conditions by Contractor. It is understood that a portion of the compensation to be paid hereunder is being paid by Contactor to have Contractee remain available to assist it with transactions on an as-needed basis.

4)  Compensation to Contractee

4.1 Initial Fee. Contractor does agree to pay Contractee an initial fee of One Million (1,000,000) "free-trading" shares of eConnect stock deemed fully earned upon execution hereof for Contractee's initial setup activities which are necessary for Contractee to provide the services herein. Immediately upon signature of this Agreement by Contractor and Contractee, One Million (1,000,000) "free-trading" shares shall be deposited in Contractee's account of choice. Contractor and Contractee agree that these 1,000,000 shares shall be sold without any restrictions in order to provide Contractee with the necessary capital to initiate its program on behalf of Contractor. In addition, 1,000,000 warrants exercisable at $1.00 per share, which expire on December 31, 2000, shall be issued to Contractee immediately upon signature of this Agreement by Contractor and Contractee. The 1,000,000 warrants shall be sent directly to eMarkit, Incorporated at 6339
E. Greenway Road, Suite 102-215, Scottsdale, AZ 85254. This fee shall be considered in arrears if not received by the tenth
(10th) business day following execution of this Agreement.

4.2 Additional Fees. Contractor and Contractee shall mutually agree upon any additional fees, which Contractor may pay in the future for services rendered by Contractee under this Agreement. Such additional agreement(s) may, although there is no requirement to do so, be attached hereto and made apart hereof as Exhibits beginning with Exhibit "A".

4.3 Extraordinary Expenses. Extraordinary expenses of Contractee shall be submitted to Contractor for approval prior to expenditure and shall be paid by Contractor within ten (10) business days of receipt of Contractee's request for payment.

4.4  Finder Fees.

4.4.1 In the event Contractee introduces Contractor or a Contractor affiliate to any third party funding source(s), underwriter(s), or merger partner(s) which arrive at a mutual funding, underwriting or merger agreement, Contractor hereby agrees to pay Contractee an advisory fee of five percent (5%) of the gross proceeds derived from such funding, payable upon the consummation of such funding of underwriting, even though the term of this Agreement may have expired.

4.4.2 Contractor hereby directs and authorizes funding source(s) or underwriter(s), or merger partner(s) which arrive at a mutual funding, underwriting or merger agreement, Contractor hereby agrees to pay Contractee an advisory fee of five percent (5%) of the gross proceeds derived from such funding, payable upon the consummation of such funding of underwriting, even though the term of this Agreement may have expired.

4.4.3 Contractee may, at is sole option, elect to receive all or a portion of said advisory fee as payment in kind, i.e., pro-rata in the same form and type of securities, equity, or financing instruments issued to the funding source or underwriter by Contractor. In the even the exercise of this option results in additional expense over and above the expenses of the funding and/or underwriting then the additional expenses shall be borne by Contractor. In addition, the exercise of this option by Contractee shall not impede or otherwise have a negative effect on the funding or underwriting.

4.5 Interest of Funds Due. Contractor shall pay interest on all payments in arrears due Contractee at the rate of ten percent
(10%) per annum.

5) Indemnification. Each party shall hold the other party harmless from and against, and shall indemnify the other party for, any liability, loss and costs, and expenses or damages however caused by reason of any injury (whether to body, property, personal or business character, or reputation) sustained by any person or to any person or property by reason of any act of neglect, default or omission of it or any of its agents, employees, or other representatives arising out of or in relation to this Agreement. Nothing herein is intended to nor shall it relieve either party from liability for its own act, omission or negligence. All remedies provided by law or in equity shall be cumulative and not in the alternative.

6) Contractor Representations. Contractor hereby represents, covenants and warrants to Contractee as follows:

6.1 Authorization. Contractor and its signatories herein have full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

6.2 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the charter or by-laws of Contractor or violate, or be in conflict with, or constitute a default under, any agreement or commitment to which Contractor is a party, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or government authority.

6.3 Agreement in Full Force and Effect. All contracts, agreements, plans, leases, policies and licenses referenced herein to which Contractor is a party are valid and in full force and effect.

6.4 Litigation. Except as set forth below, there is no action, suit, inquiry, proceeding or investigation by or before any court of governmental or other regulatory or administrative agency or commission pending or to the best knowledge of Contractor threatened against or involving Contractor, or which questions or challenges the validity of this Agreement and its subject matter; and Contractor does not know or have any reason to know if any valid basis for any such action, proceeding or investigation exists.

6.5 Consents. No consent of any person, other than the signatories hereto, is necessary to the consummation of the transactions contemplated hereby including, without limitation, consents from parties to loans, contracts, leases or other agreements and consents from government agencies, whether federal, state or local.

6.6 Contractee's Reliance. Contractee has and will rely upon the documents, instruments and written information furnished to Contractee by the Contractor's officers or designated employees and:

6.6.1 Contractor Material. All representations and statements provided about Contractor are true, complete and accurate. Contractor agrees to indemnify, hold harmless, and defend Contractee, its officers, directors, agents, consultants and employees at Contractor's expense for any proceeding or suit which may arise out of any inaccuracy or incompleteness of any such material or written information supplied to Contractee; and

6.6.2 Contractor Client and Other Material. All representations and statements provided, other than about
Contractor, are to the best of its knowledge true, complete and accurate.

6.7  Services Not Expressed or Implied.

6.7.1 Contractee is not a registered Broker/Dealer and will not and cannot directly solicit the buying or selling of Contractor securities. Contractee has not agreed with Contractor, in this agreement or any other agreement, verbal or written, to be a market maker in any specific securities in which Contractor or Contractor Client has an interest; and

6.7.2 Any payments made herein to Contractee are not, and shall not be construed as, compensation to the Contractee for the purposes of making a market, to cover Contractee's out-of-pocket expenses for making a market, or for the submission by Contractee of an application to make a market in any securities; and

6.7.3 No payments made herein to Contractee are for the purposes of affecting the price of any security or influencing any market-making functions, including but not limited to, bid/ask quotations, initiation and termination of quotations, retail securities activities, or for the submission of any application to make a market.

7) Confidentiality. Contractee and Contractor each agree to provide reasonable security measures to keep information confidential whose release may be detrimental to the business. Contractee and Contractor shall each require their employees, agents, affiliates, subcontractors, other licenses, and other who will properly have access to the information through Contractee and Contractor respectively, to first enter into appropriate non-disclosure agreements requiring the confidentiality contemplated by this Agreement in perpetuity.

8)  Miscellaneous Provisions.

8.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented by written agreement of Contractee and Contractor or by their duly authorized respective officers.

8.2 Waiver of Compliance. Any failure of Contractee on the one hand, or Contractor on the other, to comply with any obligation, agreement or condition herein may be expressly waived in writing, but such waiver of failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

8.3 Expenses: Transfer Taxes, etc. Whether or not the transaction contemplated by this Agreement shall be consummated, Contractor agrees that all fees and expenses incurred by Contractee in connection with this Agreement shall be borne by Contractor and Contractor agrees that all fees and expenses incurred by Contractor in connection with this Agreement shall be borne by Contractor, including, without limitation as to Contractee or Contractor, all fees of counsel and accountants.

8.4 Other Business Opportunities. Except as expressly provided in this Agreement, each party hereto shall have the right independently to engage in and receive full benefits from business activities.

8.5 Compliance with Regulatory Agencies. Each party represents to the other party that all actions, direct or indirect, taken by it and its respective agents, employees and affiliates in connection with this Agreement and any financing or underwriting hereunder shall conform to all applicable Federal and State securities laws.

8.6 Notices. Any notices to be given hereunder by an party to the other may be effected by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but any party may change their address by written notice in accordance with this subsection. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three
(3) days after mailing.

8.7 Assignment. This Agreement and all of the provision hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Contractor without the prior written consent of Contractee, except by operation of law.

8.8 Delegation. Neither party shall delegate the performance of its duties under this Agreement without prior written consent of the other party.

8.9 Publicity. Neither Contractee nor Contractor shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any Federal or State governmental agency, except that the party required to make such announcement shall, whenever practicable, consult with the other party concerning the timing and consent of such announcement before such announcement is made.

8.10 Governing Law. This Agreement and the legal relations among the parties hereto shall be governed and construed in accordance with the laws of the State of Nevada, without regard to its conflict of law doctrine. Contractor and Contractee agree that if action is instituted to enforce or interpret any provision of this Agreement then jurisdiction and venue shall be Clark County, Nevada.

8.11 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but of which together shall constitute one and the same instrument.

8.12 Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereto or affect in any way the meaning or interpretation of this Agreement.

8.13 Entire Agreement. This Agreement, including any Exhibits hereto, and any other documents and certificates delivered pursuant to the terms hereof, set forth the entire Agreement and understanding of the parties hereto in respect to the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

8.14 Third Parties. Except as specifically set forth or referenced to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

8.15 Attorney's Fees and Costs. If any action is necessary to enforce and collect upon the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs, in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

8.16 Survivability. If any part of this Agreement is found, or deemed by a court of competent jurisdiction, to be invalid or unenforceable, that part shall be severable from the remainder of this Agreement.

8.17 Further Assurance. Each of the parties agrees that it shall from time to time take such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

8.18  Right to Data After Termination.  After termination of this
Agreement each party shall be entitled to copies of all information acquired hereunder as of the date of termination and not previously furnished to it.

8.19 Relationships of the Parties. Nothing contained in this Agreement shall be deemed to constitute either party the partner of the other, nor except as otherwise herein expressly provided, to constitute either party the agent or legal representative of the other, nor to create any fiduciary relationship between them. It is not the intention of the parties to create, nor shall this Agreement be construed to create, any commercial nor other partnership. Neither party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other party except as otherwise expressly provided herein. The rights, duties, obligations and liabilities of the parties shall be severable and not joint or collective. Each party hereto shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein. Each party shall indemnify, defend and hold harmless the other party, its directors, officers and employees, from and against any and all losses, claims, damages and liabilities arising out of any act or any assumption of liability by the indemnifying party, or any of its directors, officers or employees, done or undertaken, or apparently done or undertaken, on behalf of the other party, except pursuant to the authority expressly granted herein or otherwise agreed in writing between the parties. Each party shall be responsible for the acts of its agents, consultants and affiliates.

9) Terms of Agreement and Termination. This Agreement shall be effective upon execution, and shall continue for one (1) year unless terminated sooner, by either party, upon giving to the other party thirty (30) days written notice, after which time this Agreement is terminated. Contractee shall be entitled to any fees stipulated in Exhibit "A", finder's fees for funding or underwriting commitments entered onto within one (1) year after the termination of this Agreement if said fees for services, funding or underwriting was the result of Contractee's efforts prior to the termination of this Agreement.

10) Arbitration. Contractor agrees that all controversies which may arise between Contractor and Contractee concerning any transaction, the construction, performance, or breach of this or any other agreement between Contractor and Contractee, whether entered into prior, on or subsequent to the date hereof, including any controversy based on an expressed or implied right of action under any state securities laws, shall be determined by arbitration. Contractor understands that:

10.1 Arbitration is Final. Arbitration is final and binding on the parties.

10.2 Waiver of Right. The parties waive their right to seek remedies in court, including the right to a jury trial.

10.3 Pre-Arbitration. Pre-arbitration discovery is generally more limited than and different from court proceedings.

10.4 Arbitrators' Award. The arbitrators' award is not required to include factual findings or legal reasoning and any party's right to appeal or seek modification of rulings by the arbitrators is strictly limited.

10.5 Panel of Arbitrators. The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

Any arbitration under this Agreement shall be in compliance with the Federal Arbitration Act. Contractor may elect whether arbitration shall be provided by the National Association of Securities Dealers, Inc. or any facility provided by an exchange or market if applicable. If Contractor fails t make such election, by certified mail to Contractee at their address of record, before the expiration of five (5) days after receipt of a written request from Contractee with regard to such election, then Contractee shall make such election.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                       eConnect


                                      /s/  Thomas S. Hughes
                                      Thomas S. Hughes

                                      eMarkit, Incorporated


                                     /s/  Robert Bragg
                                     Robert Bragg, President

                              EXHIBIT "A"

DATE:

TO:

FOR SERVICES RENDERED PURSUANT TO SECTION NO. 3 OF THE CONSULTING
AGREEMENT $00 AND/OR 1,000,000 "FREE-TRADING" SHARES OF ECONNECT
STOCK AND 1,000,000 WARRANTS EXERCISABLE AT $1.00 PER SHARE WHICH
EXPIRE ON DECEMBER 31, 2000.

Insert name of institution here

DTC Instructions:

Non-customer House Account No. ___________,   Account No.  ________

Trading Account No.  ______________

Client Account No. (   ) _ _ _ / _ _ _ / _ _ _

Clearing No.
DTC No.

Insert name and address of institution here

Attention:
Telephone
(FAX)

WIRE INSTRUCTIONS:

Insert bank wire instructions here.



      EX-10.11
          6
             AGREEMENT AND PLAN OF ACQUISITION



                    AGREEMENT AND PLAN OF ACQUSITION

This Agreement made as of the ninth day of September, 1999, by and among eConnect, a Nevada corporation ("eConnect") and PowerClick, Inc., a Nevada corporation (the "Company"):

WHEREAS, the Board of Directors of eConnect have determined that it is in the best interest of its shareholders to approve the business combination transaction provided for herein whereby theArtAuction (www.theArtAuction.com) will be acquired by eConnect.

NOW, THEREFORE, in consideration of the agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                              ARTICLE I
                           PURCHASE PRICE

1.2 Purchase Price. Upon the sale, transfer and delivery to eConnect by the Company and its shareholders of theArtAuction
(www.theArtAuction.com) and in an aggregate of 2,000,000 shares of eConnect common stock.

The Company certificates evidencing an aggregate of 2,000,000 shares of eConnect common stock are paid as follows:

1,000,000 shares of registered free trading common stock.

1,000,000 shares of one year - restricted common stock

The eConnect shares issued to the Company in accordance with the terms hereof shall be deemed to have been fully paid and non-assessable and issued as applicable, in full satisfaction of all rights pertaining to such shares of theArtAuction
(www.theArtAuction.com).

                            ARTICLE II
                              BREACH

2.2.1 No Breach. Neither the execution and delivery of this Agreement nor compliance by the Company with any of the provisions hereof, nor the consummation of the transactions contemplated hereby, will:

(a) violate or conflict with any provision of the Certificate of Incorporation or By-laws of the Company:

(b) violate or, alone with the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any agreement or other document or undertaking, oral or written to which the Company is a party or which any of them or any of their respective properties or assets may be bound (except for such violations, conflicts, breaches or defaults as to which require waivers or consents by other parties have been or will, prior to the Closing, be obtained);

(c) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of any such agreement or instrument;

(d) violate any judgment, order, injunction, decree or award against, or binding upon, the Company, or upon its respective properties or assets; or

(e) violate any law or regulation of any jurisdiction relating to the Company, its securities, assets or properties.

                            ARTICLE III
             REPRESENTATION AND WARRANTIES OF ECONNECT

eConnect makes the following representations and warranties to the Company, each of which shall be deemed material (and the Company, in executing, delivering and consummating the Agreement, has relied and will rely upon the correctness and completeness of each of such representations and warranties):

3.1 Valid Corporate Existence; Qualification. eConnect is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. eConnect has the corporate power to carry on its business as now conducted and to own its assets. The copies of the Certificates of Incorporation (as certified by the Secretary of the State of Nevada) and By-Laws (as certified by the secretary of eConnect,) are true and complete copies of those documents as now effect. The minute books of eConnect contain accurate records of all meetings of its Board of Directors, and stockholders since its incorporation, and accurately reflect all transactions referred to therein.

3.2 Corporate Authority: Binding Nature of Agreement: etc. eConnect has the corporate power to enter into this Agreement and to carry out its obligation hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of eConnect prior to the closing. This Agreement constitutes the valid and binding obligations of each of eConnect and is enforceable on accordance with its terms.

3.3  Untrue or Omitted Facts.   To the knowledge of eConnect,
after reasonable inquiry, no representation, warranty or statement by eConnect in the Agreement contains any untrue statement of a material fact or omits or will omit to state a fact necessary in order to make such representation, warranties or statements not materially misleading. Without limitation of the foregoing, there is no fact known to eConnect after reasonable inquiry, that has had, or which may be reasonably expected to have, a materially adverse effect on eConnect or any of its assets, properties, operations or businesses and that has not been disclosed in writing to the Company.

                               ARTICLE IV
                          COMPANY INFORMATION

Since the Company must at all times rely upon the accuracy and completeness of information supplied to it by eConnect's officers, directors, agents, and employees, eConnect agrees to indemnify, hold harmless, and defend the Company at eConnect's expense, in any proceeding or suit which may arise out of and/or due to any inaccuracy or incompleteness of material information supplied by eConnect to the Company.

                               ARTICLE V
                               ASSIGNMENT

This Agreement is intended to be binding upon and shall insure to the benefit of the parties, their successors, and assigns.

                               ARTICLE VI
                   ARBITRATION/JURISDICTION OF COURT

Any controversy or claim arising out of, or relating to, this Agreement or any breach thereof shall be submitted for arbitration before the American Arbitration Association ("AAA"), California, under the Commercial Arbitration Rules of the AAA. Judgment upon any such award rendered thereby may be entered in any court having jurisdiction thereof, and no jurisdiction shall exist in any other International or Domestic court, tribunal, forum or agency, except to confirm any award made as a judgment.

                       ARTICLE VII- MISCELLANEOUS

This Agreement constitutes as the entire Agreement between eConnect and the Company relating to provided services outlined herein for the compensation provided herein. It supercedes all prior or contemporaneous communications, representations or agreements, whether oral or written, with respect to the subject matter hereof and has been induced by no representations, statements or agreements other than those expressed herein. No agreements hereinafter made between the parties shall be binding on either party unless reduced to writing and signed by an authorized of the party bound hereby.

                               ARTICLE IX
                               EXECUTION

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers.

                                          eConnect


                                          By: /s/  Thomas S. Hughes
                                          Thomas S, Hughes, President

                                          PowerClick, Inc.


                                          By: /s/  Dominique Einhorn
                                          Dominique Einhorn, President




      EX-10.12
          7
             CONSULTING AGREEMENT



                          CONSULTING AGREEMENT

   THIS AGREEMENT made this 24th day of September 1999, by and between:

               INTERNATIONAL INVESTOR RELATIONS GROUP, INC.
                         162 Riverbend Dr., # F
                       Altamonte Springs, FL 32714
                             Tel: (407) 865-9433
                             Fax: (407) 699-8851

      a Florida Corporation (hereinafter referred to as "IIRG") and

                                 e-CONNECT
                  2500 Via Cabrillo Marina, Suite 112
                            San Pedro, CA 90731
                              www.e-connect.com
                             Tel: (877) 399-7467
                             Fax: (310) 514-9442

a Nevada corporation (hereinafter referred to as the "COMPANY").

Collectively, IIRG and the COMPANY will hereinafter be referred to as "the parties".

                                WITNESSETH

WHEREAS, IIRG is an investor relations, direct marketing, publishing, public relations and advertising firm with expertise in the dissemination of information about publicly traded companies; and is in the business of providing investor relations services, publishing, advertising services, fulfillment services, marketing of business formats and opportunities and other related programs, services and products; and

WHEREAS, COMPANY is publicly held with its common stock trading on one or more stock exchanges and/or over-the-counter; and

WHEREAS, COMPANY desires to publicize itself with the intention of making its name and business better known to its shareholders, investors and brokerage houses; and

WHEREAS, IIRG is willing to accept COMPANY as a client.

WHEREAS, COMPANY requires investor relations services and desires to employ and/or retain IIRG to provide such services as an independent contractor, and IIRG is agreeable to such a relationship and/or arrangement, and the parties desire a written document formalizing and defining their relationship and evidencing the terms of this Agreement;

THEREFORE, in consideration of the mutual covenants contained herein, it is agreed as follows:

                  DEFINITIONS AND INTERPRETATIONS

1.  Captions and Section Numbers

The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provisions thereof.

2.  Extended Meanings

The words "hereof", "herein", "hereunder" and similar expressions used in any clause, paragraph or section of this Agreement will relate to the whole of this Consulting Agreement and not to that clause, paragraph or section only, unless otherwise expressly provided.

3.  Number and Gender

In this Agreement, words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural, and vice versa.

4.  Section References and Schedules

Any reference to a particular "article", "section", "paragraph" or other subdivision of this Agreement and any reference to a schedule, exhibit or addendum by name, number and/or letter will mean the appropriate schedule, exhibit or addendum attached to this Agreement and by such reference is incorporated into and made part of this Agreement.

                              AGREEMENT

5.  Appointment

COMPANY hereby appoints and engages IIRG as its investor relation's counsel and hereby retains and employs IIRG upon the terms and conditions of this Agreement. IIRG accepts such appointment and agrees to perform the services upon the terms and conditions of said Agreement.

6.  Engagement

COMPANY engages IIRG to publicize the COMPANY to brokers, prospective investors and shareholders and as further described below and subject to the further provisions of the Agreement. IIRG hereby accepts said engagement by COMPANY as a client, and agrees to publicize COMPANY as further described below and subject to the further provisions of the Agreement.

7.  Authority and Description of Services

During the term of the Agreement, IIRG shall furnish various professional services and advice as specifically requested by the COMPANY. Said professional services and advice shall relate to those services, items and/or subjects described in Addendum "A", which is attached hereto and made a part hereof by this reference, and/or as follows:

A. IRRG shall act, generally, as corporate investor relations counsel, essentially acting (I) as liaison between COMPANY and its shareholders; (2) as advisor to COMPANY with respect to existing and potential market makers, broker-dealers, underwriters, and investors as well as being the liaison between COMPANY and such persons; and (3) as advisor to COMPANY with respect to communications and information, including but not necessarily limited to preparation of a one page magazine advertorial, writing of a corporate profile, preparation of a research report, planning, developing, designing, organizing, writing and distributing such communications and information, bookings and organizing road shows.

B. IIRG shall assist in establishing, and advise COMPANY with respect to interviews of COMPANY officers by the financial media;
interviews of COMPANY officers by analysts, market makers, broker-dealers, and other members of the financial community.

C. IIRG shall seek to make COMPANY , its management, its products, and its financial situation and prospects known to the financial media, financial publications, broker-dealers, mutual funds, institutional investors, market makers, analysts, investment advisors, and other members of the financial community as well as the public generally.

D. IIRG, in providing the foregoing services, shall be responsible for all costs of providing the services, including but not limited to out-of-pocket expenses for postage, delivery service (e.g., Federal Express, United Parcel Service, DHL Worldwide Service), telephone charges, compensation to third party vendors, copywriters, staff writers, art and graphic personnel, subcontractors, printing, etc.

E. IIRG's compensation under this Agreement shall be deemed to include the above-mentioned costs and expenses, unless otherwise expressly provided herein.

8.  Marketing Program

Including but not necessarily limited to the following components:

A. IIRG reviews and analyzes all aspects of COMPANY'S goals and makes recommendations on feasibility and achievement of desired goals.

B. IIRG provides through their network, firms and brokers interested in participating and schedules and conducts the necessary due diligence and obtains the required approvals necessary for those firms to participate. IIRG interviews and makes determinations on any firms or brokers referred by COMPANY with regard to their participation.

C. IIRG shall be available to COMPANY to field calls from firms and brokers inquiring about COMPANY.

9.  Terms of Agreement

This Agreement shall become effective upon execution hereof and shall continue thereafter up to and including March 23, 2000, or in the case of specific services until such time as such matters are finalized to the satisfaction of both COMPANY and IIRG . It is expressly acknowledged and agreed by and between the parties hereto that IIRG shall not be obligated to provide any services and/or perform any work related to the Agreement until such time as any agreed and/or specified retainer (deposit, initial fee, down-payment) in US funds, and/or other specified and/or agreed valuable consideration, has been received by IIRG.

10.  Where Services Shall be Performed

IIRG services shall be performed at the main office location, or at other such designated location(s) as IIRG and COMPANY agree are the most advantageous for the work to be performed.

11.  Limitations on Services

The parties hereto recognize that certain responsibilities and obligations are imposed by Federal and State Securities Laws and by the applicable rules and regulations of stock exchanges, the National Association of Securities Dealers, in-house "due diligence" or "compliance" departments of brokerage houses, etc. IIRG agrees as follows:

A. IIRG shall NOT release any financial or other information or data about COMPANY without the consent and approval of the COMPANY.

B. IIRG shall NOT conduct any meetings with financial analysts without informing COMPANY in advance of any proposed meeting, the format or agenda of such meeting and COMPANY may elect to have a representative of COMPANY attend such meeting.

C. IIRG shall NOT release any information or data about the COMPANY to any selected or limited person(s), entity, or group
IIRG is aware that such information or data has not been generally released or promulgated.

After notice by COMPANY of filing for a proposed public offering of securities of COMPANY, and during any period of restriction on publicity, IIRG shall not engage in any public relations efforts not in the normal course without approval of counsel for COMPANY and of counsel for the underwriter(s), if any.

12.  Duties of Company

A. COMPANY shall supply IIRG, on a regular and timely basis with all approved data and information about COMPANY, its management, its products and its operations and COMPANY shall be responsible for advising IIRG of any facts which would affect the accuracy of any prior data and information previously supplied to IIRG so that IIRG may take corrective action.

B. COMPANY shall promptly supply IIRG with full and complete copies of all filings with all Federal and State securities agencies; with full and complete copies of all shareholder reports and communications whether or not prepared with the assistance of IIRG; with all data and information supplied to any analyst, broker-dealer, market maker, or other member of the financial community; and with all product/services brochures, sales materials, etc. COMPANY shall supply IIRG, within 15 days of execution of this Agreement, with a list of all stockbrokers and market makers active in the stock of COMPANY, and a complete list of all shareholders on computer disk in a universal format.

C. IIRG reports are not intended to be used in the offering of securities. Accordingly, clients must agree to each of the points listed below and to indemnify IIRG for any breach of these representations and covenants.

(i) COMPANY will immediately notify IIRG if it intends to make any private or public offering of securities, including S-8 or Regulation S.

Initial _______________

(ii) COMPANY will immediately notify IIRG in advance of any insider selling of clients stock.

Initial _______________

(iii) COMPANY will not use IIRG reports in connection with any offering of securities without the prior written consent of IIRG.

Initial _______________

D. In that IIRG relies on information provided by COMPANY for a substantial part of its preparations and reports, COMPANY must represent that said information is neither false nor misleading, and agrees to hold harmless and indemnify IIRG for any breach of these representations and covenants; and COMPANY agrees to hold harmless and indemnify IIRG for any claims relating to the purchase and/or sale of COMPANY securities occurring out of, or in connection with, IIRG's relationship with COMPANY, unless such claim arises out of or is a result of any wrongful or negligent act or omission of IIRG or its agents, including, without limitation, reasonable attorney's fees and other costs.

E. In that IIRG shareholders, officers, employees, and/or members of their families may hold a position in and engage in transactions with respect to COMPANY securities, and in light of the fact that IIRG imposes restrictions on such transactions to guard against trading on the basis of material nonpublic information COMPANY shall contemporaneously notify IIRG if any information or data being supplied to IIRG has been generally released or promulgated.

13.  Representation and Indemnification

A. COMPANY shall be deemed to make a continuing representation of the accuracy of any and all material facts, materials, information, and data which it supplies to IIRG and the COMPANY acknowledges its awareness that IIRG will rely on such continuing representation in disseminating such information and otherwise performing its investor relations functions.

B.  IIRG, in the absence of notice in writing from COMPANY, will
rely on the     continuing accuracy of materials, information,
and data supplied by COMPANY.

C. COMPANY hereby agrees to hold harmless and indemnify IIRG against any claims, demands, suits, loss, damages, etc., arising out of IIRG's reliance upon the continuing accuracy of such facts, materials, information and data, unless IIRG has been negligent in performing its duties and obligations hereunder.

D. IIRG shall issue, as required upon written approval of COMPANY, corrective, amendatory, supplemental, or explanatory press releases, shareholder communications and reports, or data supplied to analysts, broker-dealers, market makers, or other members of the financial community.

E.  COMPANY shall cooperate fully and timely with IIRG to enable
IIRG to perform its duties and obligations under this Agreement.

F. The execution and performance of this Agreement by COMPANY has been duly authorized by the Board of Directors of COMPANY in accordance with applicable law, and to the extent required by the requisite number of shareholders of COMPANY.

G. The performance by COMPANY of this Agreement will not violate any applicable court decree or order, law or regulation, nor will it violate any provision of the organizational documents and/or bylaws of COMPANY or any contractual obligation by which COMPANY may be bound.

H. COMPANY shall promptly deliver to IIRG a complete due diligence package to include latest Form 10-QSB, last 6 months of press releases and all other relevant materials, including but not limited to corporate reports, brochures, etc.

I. COMPANY shall promptly deliver to IIRG a list of names and addresses of all shareholders of COMPANY, which it is aware. This list shall be upgraded at IIRG's request.

J. COMPANY shall promptly deliver to IIRG a list of brokers and market makers of COMPANY'S securities, which have been following
COMPANY.

15.  Billing and Payment

Monthly fees or payments shall be due and payable without billing. Billing and payments for special services shall be as agreed on a case-by-case basis. COMPANY acknowledges and agrees that deposits, initial payments, down payments, partial payments, payments for special services, monthly fees or monthly payments shall be by wire transfer to IIRG's bank account upon execution of any agreement or agreements, or upon payment due date in the case of monthly fees or monthly payments, or in the case of special services within five (5) days of invoice for work scheduled to be performed, unless expressly provided otherwise in writing, and that if such funds are not received by IIRG by said date COMPANY shall pay to IIRG an additional operations charge equal to 1% for each day said funds are not received.

16.  IIRG as an Independent Contractor

IIRG shall provide said services as an independent contractor, and not as an employee of COMPANY or of any company affiliated with COMPANY. IIRG has no authority to bind COMPANY or any affiliate of COMPANY to any legal action, contract, agreement, or purchase, and said action can not be construed to be made in good faith or with the acceptance of COMPANY; thereby becoming the sole responsibility of IIRG. IIRG is not entitled to any medical coverage, life insurance, savings plans, health insurance, or any and all other benefits afforded COMANY employees. IIRG shall be solely responsible for any Federal, State or Local taxes, and should CO:MP ANY for any reason be required to pay taxes at a later date, IIRG shall ensure such payment is made by IIRG, and not by COMPANY. IIRG shall be responsible for all workers compensation payments and herein holds COMPANY harmless for any and all such payments and responsibilities related hereto.

17.  IIRG Not to Engage in Conflicting Activities

During the term of this Agreement, IIRG shall not engage in any activities that directly conflict with the interests of COMPANY. COMPANY hereby acknowledges notification by IIRG and understands that IIRG does, and shall, represent and service other multiple clients in the same manner as it does COMPANY, and that COMANY is not an exclusive client of IIRG.

18.  Trade Secrets and Inventions

IIRG shall treat as proprietary any and all information belonging to COMPANY, its affiliates, or any third parties, disclosed to IIRG in the course of the performance of IIRG services. IIRG assigns and agrees to assign to COMPANY or its nominee all rights in invention and other proprietary information conceived by IIRG during the term of this Agreement with respect to any work performed under said Agreement.

19.  Inside Information -Securities Violations

In the course of the performance of this Agreement it is expected that specific sensitive information concerning the operations of COMPANY'S business, and/or affiliate companies shall come to the attention and knowledge of IIRG. In such an event, IIRG will not divulge, discuss or otherwise reveal such information to any third parties.

20.  Disclosure

IIRG is required to immediately disclose to COMPANY any outside activities or interests, including ownership or participation in the development of prior contractual relations, that conflicts or may conflict with the best interests of COMPANY. It is mutually understood that prompt disclosure is required under this paragraph if the activity or interest is related, directly or indirectly, to any activity that IIRG may be involved with on behalf of COMPANY.

21.  Warranty Against Contemplation of Agreement Related Corrupt
Practices

IIRG represents and warrants that all payments and other valuable considerations paid or to be paid under this Agreement constitutes compensation for services rendered; that this Agreement and all payments and other valuable considerations and the use of those payments and valuable considerations are non-political in nature; and that said payments and valuable considerations do not influence, sway or bribe any government or municipal party, either domestic or foreign, in any way.

22.  Amendments

This Agreement may be modified or amended, provided such modifications or amendments are mutually agreed upon by and between the parties hereto and that said modifications or amendments are made in writing and signed by both parties.

23.  Severability

If any provision of this Agreement shall be held to be contrary to law, invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is contrary to law, invalid or unenforceable, and that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

24.  Termination of Agreement

Either party prior to the expiration of the term provided in Paragraph 9 above except as follows might not terminate this
Agreement:

a. Upon the bankruptcy or liquidation of the other party; whether voluntary or involuntary;

b.  Upon the other party taking the benefit of any insolvency law;
    and/or

c. Upon the other party having or applying for a receiver appointed for either party;

d.  Sixty (60) day written notice by either party.

25.  Attorney Fees

In the event that either party is in default of the terms or conditions of this Agreement and legal action is initiated or suit be entered as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including all costs, reasonable attorney fees, expenses and court cost through trial, appeal and to final disposition.

26.  Return of Records

Upon termination of this Agreement, IIRG shall immediately deliver to COMPANY all records, notes, data, memorandum, models and equipment of any nature that are in the control of IIRG that are the property of or relate to the business of COMPANY.

27.  Waiver of Breach

Waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

28.  Disclaimer by IIRG

IIRG shall be the preparer of certain promotional materials, and IIRG makes no representation to COMPANY or others that (i) its efforts or services will result in any enhancement to COMPANY
(ii) the price of COMPANY'S publicly traded securities will increase (iii) any person will purchase COMPANY'S securities, or
(iv) any investor will lend money to and/or invest in or with COMPANY.

29.  Early Termination

In the event COMPANY fails or refuses to cooperate with IIRG, or fails or refuses to make timely payment of the compensation set forth above and/or in Addendum "A", IIRG shall have the right to terminate any further performance under this Agreement. In such event, and upon notification thereof, compensation, pursuant to Paragraph 24(D) above, shall become immediately due and payable and/or deliverable, and IIRG shall be entitled to receive and retain the same as liquidated damages and not as a penalty, in lieu of all other remedies the parties hereby acknowledge and agree that it would be too difficult currently to determine the exact extent of IIRG's damages, but that the receipt and retention of such compensation is a reasonable present estimate of such damage.

30.  Limitation of IIRG Liability

In the event IIRG fails to perform its work or services hereunder its entire liability to COMPANY shall not exceed the greater of
(i) the amount of cash compensation IIRG has received from COMPANY under Paragraph 14 above (ii) the amount of cash compensation IIRG has received from COMPANY under Addendum "A"; or (iii) the actual damage to COMPANY as a result of such non-performance. In no event shall IIRG be liable to COMPANY for any indirect, special or consequential damages, or for any claim against COMPANY by any person or entity arising from or in any way related to this Agreement.

31.  Agreement Not to Hire

COMPANY understands and appreciates that IIRG invested a tremendous amount of time, energy and expertise in the training of its employees and education of its subcontractors to be able to provide the very services COMPANY desires. COMPANY further understands that in the event an employee of IIRG be enticed to leave, then IIRG shall be damaged in an amount the parties are incapable to calculating at the present time. Therefore, COMPANY agrees not to offer employment to any employee or subcontractor of IIRG, nor to allow any employee, officer or director of COMPANY to offer such employment with COMPANY or any other company, concern, venture or entity with whom officers and directors of COMPANY are employed, associated or hold a financial stake in for a period of three (3) years from the date of expiration or termination hereof.

32.  Miscellaneous

a. Effective date of representations shall be no later than the date IIRG is prepared to distribute magazines and/or brochures pursuant to this Agreement.

b. Currency: In all instances, references to dollars shall be deemed to be United States currency.

c. Stock: In all instances, references to stock shall be deemed to be unrestricted and free trading or registered warrants or piggyback registered rights.

33.  Notices

All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address which notice pursuant to this section may be given, and shall be given by either personal delivery, certified mail, express mail or other national overnight courier services. Notices shall be deemed given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service. Any notices to be given hereunder shall be effective if executed by and sent by the attorneys for the parties giving such notice, and in connection therewith the parties and their respective counsel agree that in giving such notice such counsel may communicate directly in writing with such parties to the extent necessary to give such notice. Any notice required or permitted by this Agreement to be given shall be given to the respective parties at the addresses listed on Page 1 of this Agreement.

34.  Time is of the Essence

The parties of their respective obligations hereby expressly make time of the essence of this Agreement with respect to the performance, hereunder.

35.  Inurnment

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, assigns and any addenda's attached hereto.

36.  Entire Agreement

This Agreement contains the entire agreement of the parties and may be modified or amended only by agreement in writing, signed by the party against whom enforcement of any waiver, change, amendment, modification, extension or discharge is sought. Both parties declare that there are no oral or other agreements or understandings between them affecting this Agreement, or relating to the business of IIRG. This Agreement supersedes all previous agreements between IIRG and the COMPANY.

37.  Applicable Law

This Agreement is not valid or binding upon IIRG unless and until executed by its President or other duly authorized executive officer of IIRG at its home office in Altamonte Springs, Florida.

38.  Non-Waiver

The failure of either party, at any time, to require any such performance by any other party shall not be construed as a waiver of such right to require such performance and shall in no way affect such party's right to require such performance and shall in no way affect such party's right subsequently to require full performance hereunder.

39.  Execution in Counterpart

This Agreement may be executed in counterpart, not withstanding the date or dates upon which this Agreement is executed and delivered by any of the parties, and shall be deemed to be an original and all of which will constitute one and the same agreement, effective as of the reference date first written above.

IN WITNESS WHEREOF, the parties hereto have set their hands in execution of this Agreement.

ECONNECT


By: /s/  Thomas S. Hughes
Thomas S. Hughes
Chairman and Chief Executive Officer


INTERNTIONAL INVESTOR RELATIONS GROUP, INC.


By: /s/  Thomas A. Sandelier, III
Thomas A. Sandelier, III

                              Addendum A

Services that will be performed:

10 road shows

Sample of cities will include New York, Chicago, Boston, Detroit,
Los Angeles, San Diego, and San Francisco. We will reach approximately 450 to 600 brokers, fund managers and financial advisors.

1 Media Placement in Stock/Card deck reaching 250,000 + investors

These are standard stockdeck/broker deck mailers directly mailed to the Readers of Money World, Bull & Bear, Louis Rukerser, W/S,
Insider's Guide, Growth Stock Report and Investor's Business Daily.

2 News releases, includes broadcast fax to all interested parties

News releases are released by Business Newswire and are picked up by Bloomberg, Dow Jones News service, Rueters, etc.

Research report 6-8 page full color

This is a full color glossy research report describing in detail the particulars of the company (5000 printed)

Broker card -  2 sided, full color

This is a concise but brief information piece primarily used by brokers to explain and sell their clients. (5000 printed)

Addendum B

All Monies payable hereunder shall be in U.S. funds and drawn on U.S. banks. The parties acknowledge that in negotiating this fee they recognize that the services will probably not be performed in equal monthly segments, but may be substantial during the earlier portion of the term and less thereafter as relationships and communication lines are established. Thus, part of the compensation for earlier services will be deferred and therefore any lessening of services shall not constitute a breach or termination hereof and the level fee shall continue.

$85.000.00 - Payment schedule as follows:

Fifty thousand Dollars - US cy ($50,000) payable no later than (September 3O, 1999).

International Investor Relations Group, Inc.
Washington Mutual
Stockton California
Account # 831 394 1911
AB Routing  # 321180748
Branch # 1681

167,000 free trading shares based on a .21 cent per share price payable no later than October 14, 1999. If the COMPANY cannot deliver the 167,000 free trading stocks by October 14, 1999 then the balance $35,000 will be paid in cash by October 14, 1999.

PURCHASE WARRANTS

300,000 PURHASE WARRENTS TO BE EXECUTED AS FOLLOWS:
100,000 WARRANTS at .50 cents per share
100,000 WARRANTS at. 75 cents per share
100,000 WARRANTS at  1.00 per share

These WARRANTS will have first position on current or future registration by the COMPANY with a 2-year expiration date from the original date of signing the aforementioned CONTRACT.

For all special services, not within the scope of the agreement, COMPANY shall pay to IIRG such fee(s) as, and when, the parties shall determine in advance of performance of said special services, provided COMPANY has agreed to said special services in advance.




      EX-10.13
          8
             AGREEMENT



                               AGREEMENT

This agreement states that eConnect and Kanakaris Communications do hereby enter into a joint venture and strategic alliance to be ceded Internet Cash Programming and the following terms and conditions shall apply:

                              Definitions:

Internet Cash Programming: A Service offered by Kanakaris
Communications and eConnect which shall enable the consumer with the ability to purchase programming by Same-as-Cash, or by Enhanced Credit Card.

Same-as-Cash: The payment of programming by ATM card and PIN and effected by the ePIN or like devices.

Enhanced Credit Card:  The payment of programming by; credit card that is read by the ePIN or like devices and is therefore
considered as a safer transaction for the consumer and results in
a   lower bank fee for the recipient merchant.

ePIN: The present hardware device that will be distributed into homes and will effect either a Same-as-Cash or Enhanced Credit
Card transaction.

SafeTpay: The name of the web site button that the consumer clicks in order to begin either a Same-as-Cash or Enhanced Credit
Card Transaction.

Internet Cash Programming: The name of the service offered to the Entertainment Industry that will enable them to receive either a Same-as-Cash or Enhanced Credit Card payment for their programming.

                             Recitals:

1.0: eConnect and Kanakaris Communications shall enter into a strategic alliance to form the Internet Service that shall be named Internet Cash Programming.

2.0: That eConnect shall provide the SafeTpay support service for Internet Cash Pay Per Play.

3.0: That Kanakaris Communications shall provide the delivery to the internet consumer of video streaming programming from either
Kanakaris Communications own inventory base or shall act as a distributor of video streaming programming from other entertainment providers.

4.0: That ICP shall be jointly owned by eConnect and Kanakaris
Communications.

4.1: That ICP shall be a Nevada corporation and shall authorize
1,000,000 shares of stock and that Kanakaris Communications shall receive 400,000 shares of stock and eConnect shall receive
400,000 shares of stock and that 200,000 shares of stock shall remain in the ICP Treasury.

4.2: That Kanakaris Communications shall retain the managing control of ICP and shall appoint officers to manage ICP.

4.3: That all profits of ICP shall be equally split between eConnect and Kanakaris Communications.

5.0: That eConnect shall enjoy exclusive global rights to drive or process all originating ICP transactions whether transacted by an ePIN or by a competitive hardware devices that are effecting either a Same-as-Cash or Enhanced Credit Card programming purchase.

5.1: That eConnect shall charge ICP a flat fee per ICP processed transaction.

5.2: That eConnect shall purchase this exclusive global ICP processing with a payment of 3,000,000 shares of free trading stock to Kanakaris Communications.

6.0: That it is the stated purpose of eConnect and Kanakaris
Communications to bring ICP public by September 2000.


By: /s/ Thomas S. Hughes                      By: /s/ Alex Kanakaris
Thomas S. Hughes,                             Alex Kanakaris
Chairman and CEO                              Chairman and CEO
EConnect                                      Kanakaris Communications

Dated: 10/9/99                                Dated: 10/21/99

                                ADDENDUM:

eConnect will bear the responsibility for payments of any finders fee or brokerage commission if any.




      EX-10.14
          9
             LETTER OF COMMITMENT



                          LETTER OF COMMITMENT

This letter made as of the 23rd of October, 1999, ("The Effective Date") by and between Rogel Patawaran, individually and collectively known as, Rogel Technologies with address at 1861 S. Bundy, Dr., Los Angeles, CA 90025 ("Hereinafter referred to as `RT'"), and Mr. Tom Hughes, individually and collectively known as eConnect and or safeTpay with address at 2500 Via Cabrillo, San Pedro, CA ("Hereinafter referred to as "EC")

1. EC agrees that it presently owes RT the sum of One Hundred Sixty Eight Thousand Dollars ($168,000.00) for services rendered and completed for MRS software and safeTpay system server as of the date of this contract.

2. EC agrees that RT has, to the date of this contract, fulfilled its contract obligation to EC, completed the MRS software and safeTpay system server and is ready to ship.

3. EC also agrees that any additional technical support regarding the MRS software or safeTpay server will be an additional cost to EC.

4. In the event that EC or any of its affiliates request any of RT's staff to travel for the purpose of technical support or advice for the Integration of the safeTpay server, EC will pay for all airfare, hotel and perdium (at a rate of $100.00 per day) for each person.

5. In addition, in the even EC requests RT Technical support to travel for the Integration of the safeTpay server to the Host, EC shall pay each programmer the rate of $1,500.00 per day for a maximum of three (3) days in advance (before they leave) for services rendered.

6.  EC agrees to pay RT the sum mentioned in Paragraph 1 as follows:

a.  The sum of Forty Thousand Dollars ($40,000.00) by Monday,
November 1st, 1999;

b. The sum of Sixty Four Thousand Dollars ($64,000.00) by Friday, November, 19th, 1999;

c. The sum of Sixty Four Thousand Dollars ($64,000.00) by Tuesday, November 30th, 1999.

7.  In the event that EC fails to meet the above payment schedule
(mentioned in Paragraph 6 - a, b, c, EC shall pay, in addition to the fees mentioned in Paragraph 6 - a, b, c, to RT as follows:

a. For Monday, November 1st, 1999, a late charge of 60,000 free trading shares of ECNC;

b. For Friday, November 19th, 1999, a late Charge of 100,000 free trading shares of ECNC;

c. For Tuesday, November 30th, 1999, a late Charge of 500,000 free trading shares of ECNC.

Agreed and Accepted:


By: /s/  Rogel Patawaran                      By: /s/  Tom Hughes
Rogel Patawaran, President                    Tom Hughes, CEO
Rogel Technologies                            eConnect
Date:  October 23, 1999                       Date:  October 23, 1999




      EX-10.15
          10
             CAPITAL CONTRIBUTION AGREEMENT



                    CAPITAL CONTRIBUTION AGREEMENT

This Capital Contribution Agreement ("Agreement") between eConnect, a Nevada corporation ("eConnect"), and SafeTPay.com, a Nevada corporation ("SafeTPay"), is entered into this 5th day of November, 1999.

                               Recitals

WHEREAS, eConnect is a corporation organized and existing under the laws of the State of Nevada, having been originally incorporated under the laws of the State of Missouri on September 1, 1981, as HANDY-TOP, INC., on April 20, 1983, the name was changed to HTI Corporation, on May 28, 1993, the name was changed Leggoons, Inc., on March 1, 1997 the name was changed to Betting, Inc., on June 1, 1999 Articles of Merger were filed with the Nevada Secretary of State, which formally resulted in the redomicile to the State of Nevada. On June 2, 1999, the name was changed to "eConnect", with its principal business office located at 2500 Via Cabrillo Marina, Suite 112, San Pedro, California 90731;

WHEREAS, the authorized capital stock of eConnect consists of Two Hundred Million (200,000,000) shares of common stock, par value of One Cent ($0.001) per share, of which Eight-Three Million One Hundred Ninety-Eight Thousand Five Hundred One (83,198,501) shares are issued and outstanding as of October 12, 1999;

WHEREAS, SafeTPay is a corporation organized and existing under the laws of the State of Nevada, having been incorporated on August 11, 1999, with its principal business office located at 98
Shoreline Way, Hampton, Georgia 30228;

WHEREAS, the authorized capital stock of SafeTPay consists of Twenty Million (20,000,000) shares of common stock, par value of $0.001 per share, and no preferred stock.;

WHEREAS, the principal of SafeTPay, Harry Hargens, has been working for eConnect as a consultant regarding the creation and management of a business unit focused on the processing of secure
Internet transactions;

WHEREAS, the respective boards of directors of eConnect and SafeTPay deem it desirable and in the best interests of the corporations and their stockholders that the corporations enter into this Agreement to restructure this business unit as a separate corporation so as to enable the business to be most effective in focusing on it's specific mission, and in soliciting marketing assistance and other important partnerships and investments from certain key companies in it's industry, all pursuant to the terms and conditions contained herein; and

WHEREAS, in order to consummate this contribution to the capital of SafeTPay and in consideration of the mutual benefits to be derived and the mutual agreements contained herein, eConnect and SafeTPay approve and adopt this Agreement.

NOW, THEREFORE, in consideration of the promises and mutual agreements, provisions and covenants herein contained, the parties hereto agree as follows:

                             ARTICLE I
                      CAPITAL CONTRIBUTIONS
                        AND RELATED MATTERS

The process of structuring SafeTPay will be accomplished by having eConnect contribute certain assets to SafeTPay, in return for certain shares of common stock in eConnect, as follows:

1.  Assets to be contributed to SafeTPay.

eConnect hereby contributes and unconditionally transfers to SafeTPay the following assets and properties, in return for certain common stock in SafeTPay (as set forth in section 2 below):

(a) Software. All ownership and rights to the software that has been developed by Rogel Technologies ("RT"), a subsidiary of eConnect, per specifications provided by SafeTPay ("System"). This shall include the work already done prior to the date of the Agreement, and any minor work required to debug or correct the System as delivered last week, including but not limited to the implementation of an 0400 reversal message for credit & debit transactions. The cost for developing any subsequent enhancements shall be negotiated directly between SafeTPay and RT. A copy of the source code shall be maintained at Fort Knox Escrow service, or such other escrow service as the parties shall mutually agree to from time to time. SafeTPay shall have access to this software as needed for the operation of their business.

(b) Computer Hardware. The server which has been procured by RT for use as the SafeTPay internet server, and installed in St.
Petersburg, Florida.

(c) Miscellaneous Physical Assets. Three laptop personal computers, 7 sample PIN pads, and miscellaneous office supplies that have been purchased for and/or are being used by the SafeTPay business unit.

(d) Trademarks, Trade-names, Copyrights. Ownership of any and all marks, registrations, and goodwill that eConnect may own, regarding "SafeTpay", "Same-As-Cash", "ePIN" and "ePAD". As a condition for this transferal, Mr. Hargens shall contribute and unconditionally transfer to SafeTPay any and all trademarks and domain names held in his name.

(e) Web Address. Ownership of any web addresses reserved for any of the above names or marks.

(g) Consulting Agreements. eConnect currently holds consulting agreements with Harry Hargens, Robert Hodgson, Gerard Gay, and
Dale Reistad. Those agreements are hereby unconditionally assigned to SafeTPay.

2.  Equity to be received by the Parties and Others.

(a) Common Stock: SafeTPay shall initially authorize 20 Million shares of stock. In return for the capital contributions listed above, eConnect shall receive Two Million Three Hundred Thousand (2,300,000) shares of restricted common stock of SafeTPay. The principals of SafeTPay (Harry Hargens, Gerard Gay, Robert Hodgson, and Dale Reistad) shall each receive One Hundred Fifty Thousand (150,000) shares of restricted common stock of SafeTPay.

(d)  Options.

(1) eConnect shall, upon execution of this Agreement, receive options to purchase five million (5,000,000) shares of SafeTPay common stock, at an exercise price of one dollar ($1.00) per share. Any unexercised options shall expire 3 years after execution of this Agreement.

(2) The principals of SafeTPay (Harry Hargens, Gerard Gay, Robert Hodgson, and Dale Reistad) shall each receive options to purchase five hundred thousand (500,000) shares of SafeTPay common stock, at an exercise price of one dollar ($1.00) per share. Any unexercised options shall expire 3 years after execution of this Agreement.

(3) For a period of twenty-four (24) months following execution of this Agreement, any additional options given to officers or shareholders of either SafeTPay or eConnect shall be issued at the same exercise price at those set forth in subparagraph (a) above.

(c) Additional common stock in return for capitalization: eConnect hereby commits to invest in SafeTPay Five Hundred Thousand Dollars ($500,000) over the period of one (1) year from the date of this Agreement, in four (4) equal quarterly
installments, with   Twenty Thousand Dollars ($20,000) of the
first installment due not later than November 15, 1999, Forty-Two Thousand Five Hundred Dollars ($42,500) due not later than December 15, 1999, and the remainder of the first installment due not later than January 15, 2000; subsequent installments shall be due not later than the following dates: April 15, 2000, July 15, 2000, and October 15, 2000. Provided, however, that eConnect may choose to pre-pay any portion or all of the amounts due in 2000, by marketable securities delivered no later than January 1, 2000; with the number of shares equal to the amount due (based on the closing bid price on the delivery date), assuming that the common stock of eConnect is trading on the day that the installment is to be paid. If the first two (2) payments set forth above (November and December 1999) are not made within five calendar days after the due date, then eConnect shall pay to SafeTPay a late fee of seven and one-half percent (7.5%) of the amount due. If the last four (4) payments (January, April, July, and October
2000) are not made within fifteen (15) days of the due date, then eConnect shall pay to SafeTPay a late fee of seven and one-half percent (7.5%) of the amount due.

If the total investment set forth above (plus penalties, if any) is not fully paid by December 31, 2000, then eConnect shall have its ownership of the Two Million Three Hundred Thousand (2,300,000) shares, as set forth above, reduced by a prorated amount based on the amount actually invested (with the maximum reduction being five hundred thousand (500,000) shares).

(d) Right to match other investments: The board of SafeTPay shall be free to manage the sale of SafeTPay common stock to investors, provided, however, that eConnect shall have the right to match any funding from other investors, within ninety (90) days of such funding, at the same price per common share.

3.  Consulting and/or Employment Agreements.

SafeTPay shall take responsibility for renegotiating consulting or employment agreements with the parties named in Section 1(g) above. The parties acknowledge that significant amounts of SafeTPay common stock, or common stock options, may be granted to these parties by the audit and compensation committee of SafeTPay, to secure their written acceptance of this restructuring, and their continued enthusiastic contributions to developing SafeTPay.

4.  Ongoing Relationship between SafeTPay and eConnect; Board of
Directors.

(a) Board of Directors. eConnect and SafeTPay hereby acknowledge and accept the following: (1) The initial board shall consist of three (3) members appointed by Mr. Hargens, two (2) members appointed by Thomas S. Hughes, President of eConnect, and two (2) independent director positions to be filled by the then existing board members when and as the board see fits. The independent board members shall be sole members of the audit and compensation committees; (2) the activities and actions normally conducted by controlling shareholders shall be designated to the board members for action; (3) all board members shall sign confidentiality and non-disclosure agreements; (4) this initial board as described in (1) above shall serve for three (3) years, or until the first public offering of common stock of SafeTPay, whichever occurs first; at which time normal elections for board members shall commence; and (5) other than as set forth in this paragraph, eConnect shall have no special rights or authority to limit SafeTPay's actions, and SafeTPay shall otherwise be free to manage its own affairs.

(b) Ownership Rights. SafeTPay hereby acknowledges and accepts that this agreement does not grant it any ownership in, or license or right to use, the patents held by eConnect for the devices known as the "SLICK", the "Paymaster", the "PocketPay", or the "TV PIN pad remote". eConnect hereby acknowledges that it will support the principals of SafeTPay in the defense of their patent, so as to prevent competitors from infringing on that patent.

(c) Marketing Rights: SafeTPay hereby grants marketing rights to eConnect as follows;

(1) SafeTPay shall grant eConnect the right to market an exclusive private label Internet payment System, which SafeTPay shall operate, support, and maintain.

(2) SafeTPay shall provide said marketing rights for a fee of ten cents ($0.10) per transaction, or 10% of the fee charged by eConnect to its clients, whichever is greater.

(3) eConnect and its subsidiaries shall have the exclusive right to sub-license its private label product to its clients. It shall not have the right to make agreements on SafeTPay's behalf, and eConnect's right shall not infringe on or limit SafeTPay's right to sign clients or license SafeTPay's System to others.

(4) eConnect shall honor all terms and conditions imposed by banking agreements, master service agreements or any other agreements that SafeTPay must enter into to provide the System.

(5) eConnect shall present its product with the joint service mark "Processed by SafeTPay".

(6) The button that appears on merchant screens to facilitate the transaction shall always read "SafeTPay".

(7) Every press release that eConnect releases with their private label System, shall include a standard paragraph provided by SafeTPay. No other mention or description of SafeTPay may occur in an eConnect press release without written approval from SafeTPay.

(8) Every press release issued by SafeTPay for the next 24 months shall include, in the safe harbor paragraph, a mention of eConnect as a shareholder.

                             ARTICLE II
              WARRANTIES OF THE CONSTITUENT CORPORATIONS

1.  Representations and Warranties of eConnect.

eConnect covenants, represents and warrants to SafeTPay that:

(a) It is on the date of this Agreement, and will be on the Effective Date, (a) a corporation duly organized and existing and in good standing under the laws of the jurisdiction of the State of Nevada, and (b) duly authorized under its articles, and under applicable laws, to engage in the business carried on by it.

(b) Its Board of Directors has authorized and approved the execution and delivery of this Agreement, and the performance of the transactions contemplated by this Agreement.

(c) It has complied with, and is not in violation of any applicable Federal, State, or local statutes, laws, and regulations affecting its properties or the operation of its business.

(d) It is not involved as a defendant or plaintiff in any suit, action, arbitration, or legal, administrative or other proceeding, which to its best knowledge, would affect the company or its business, assets, or financial condition in a negative manner; or, governmental investigation which is pending; to the best of its knowledge, threatened against or affecting the company or its business assets or financial condition; and is not in default with respect to any order, writ, injunction or decree of any Federal, State, local/foreign court, department, agency, or instrumentality applicable to it.

(e) The execution and delivery of this Agreement and its performance in the time and manner contemplated will not cause, constitute, or conflict with, or result in any of the following:
(1) a breach or violation of any provisions of or constitute a default under any license, indenture, mortgage instrument, article of incorporation, bylaw, other agreement or instrument to which the company is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those required, (2) any event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of the company, or, (3) an event that would result in the creation or imposition of any lien, charge, encumbrance on the assets of eConnect.

(f) All fixed assets owned by it and employed in its business are of the type, kind and condition appropriate for its business and will be operated in the ordinary course of business.

(g) The transaction processing System being developed by SafeTPay does not infringe on any patents owned or controlled by eConnect or any other person or entity (both those patents named above, and any others which may be unknown to SafeTPay); and therefore SAFETPAY does not require any license from any of them, and will not owe any license fees to any of them.

(h) All of the shares to be issued under Article I will be properly authorized, validly issued, and nonassessable, and have the status as indicated above (either restricted or free trading).

2.  Representations and Warranties of SafeTPay.

SafeTPay covenants, represents and warrants to eConnect that:

(a) It is on the date of this Agreement, and will be on the Effective Date, (1) a corporation duly organized and existing and in good standing under the laws of the jurisdiction of the State of Nevada, and (2) duly authorized under its articles, and under applicable laws, to engage in the business carried on by it.

(b) Its Board of Directors has authorized and approved the execution and delivery of this Agreement, and the performance of the transactions contemplated by this Agreement, and is a legal, valid, and binding obligation of the company, and is enforceable in accordance with its terms and conditions.

(c) It has complied with, and is not in violation of any applicable Federal, State, or local statutes, laws, and regulations affecting its properties or the operation of its business.

(d) It is not involved as a defendant or plaintiff in any suit, action, arbitration, or legal, administrative or other proceeding, which to its best knowledge, would affect the company or its business, assets, or financial condition in a negative manner; or, governmental investigation which is pending; to the best of its knowledge, threatened against or affecting the company or its business assets or financial condition; and is not in default with respect to any order, writ, injunction or decree of any Federal, State, local/foreign court, department, agency, or instrumentality applicable to it.

(e) The execution and delivery of this Agreement and its performance in the time and manner contemplated will not cause, constitute, or conflict with, or result in any of the following:
(1) a breach or violation of any provisions of or constitute a default under any license, indenture, mortgage instrument, article of incorporation, bylaw, other agreement or instrument to which the company is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those required, (2) any event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of the company, or, (3) an event that would result in the creation or imposition of any lien, charge, encumbrance on the assets of Internet.

                           ARTICLE III
                  CONSUMMATION OF CONTRIBUTION

If the capital contribution contemplated is completed, all expenses incurred in consummating this agreement, except as otherwise agreed in writing between the parties, shall be equally borne by each of the parties. This transaction may be deferred from time to time by mutual consent of the respective boards of directors of each of the parties hereto, and, to the extent provided in (1), (2), (3) and (4) below, this transaction merger may be abandoned:

1. By the mutual consent of the respective Boards of Directors of each of the parties hereto;

2. At the election of either of the Boards of Directors, if in the discretion of the Board any judgment is rendered relating to any legal proceeding not commenced and the existence of the judgment will or may materially affect the rights of either party to sell, convey, transfer or assign any of its assets or materially interfere with the operation of its business, renders the merger impracticable, undesirable or not in the best interests of its shareholders;

3.  At the election of the Board of Directors of either party if:

(a) The warranties and representations of the other party contained in this Agreement shall not be substantially accurate in all material respects on and as of the date of election; or the covenants contained of the other Constituent Corporation shall not have been performed or satisfied in all material respects;

(b) Prior to completion of this transaction: (1) there shall have been filed in any court or agency having jurisdiction a complaint or other proceeding seeking to restrain or enjoin the transaction contemplated hereby; or (2) there shall have been presented to eConnect or SafeTPay, or any director or officer of either of them, any process, demand or request which, in the opinion of counsel for either party, offers reasonable grounds to believe that a complaint or bill in equity may be forthcoming which, if successful, would restrain, enjoin or dissolve the transaction, and if, in either case, such Board of Directors determines that abandonment and cancellation of this Agreement is advisable in the best interests of the parties, their shareholders, employees and customers;

                             ARTICLE IV
                        SPECIFIC PERFORMANCE

The assets being contributed, and especially the software still being developed by RT, are unique and if eConnect fails in the delivery of these assets (especially in the timely delivery of properly-operating software) that such failure will cause irreparable harm to SafeTPay, and thereby to SafeTPay's other investors, for which there will be no adequate remedy under law. SafeTPay shall be entitled, in addition to all other remedies at law or under equity, to specific performance should eConnect fail to deliver any asset.

                             ARTICLE V
                          INDEMNIFICATION

(a) To the extent permitted by law, eConnect shall indemnify and hold harmless SafeTPay, and its directors and officers (each, an "Indemnified Person"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject as the result of any conflict created by, or as a result of the imposition of any lien, charge, or encumbrance created by, this agreement & transaction, or from any action that may be brought against SafeTPay regarding the patents referred to above, including, but not limited to, any actions that may be brought by Jed Dowlen, Gus Molina, or Jim Torres, or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon the foregoing. eConnect shall reimburse an Indemnified Person promptly as such expenses are incurred, and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending
any such Claim.   Notwithstanding anything to the contrary
contained herein, the indemnification agreement contained in this Article shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of eConnect, which consent shall not be unreasonably withheld.

(b) Promptly after receipt by an Indemnified Person or under this Section of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Claim in respect thereof is to be made against any indemnifying party under this Article, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person; provided, however, that an Indemnified Person shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. In such event, eConnect shall pay for only one separate legal counsel for such Indemnified Person. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person under this Article, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Article shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

(c) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Article to the fullest extent permitted by law; provided, however, that no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in this Article.

                            ARTICLE VI
                          YEAR 2000 ISSUE

Each of the parties hereto acknowledge and recognize the following:

The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 date is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant system failure which could affect the parties' ability to conduct normal business operations. This creates potential risk for all companies, even if their own computer systems are Year 2000 compliant. It is not possible to be certain that all aspects of the Year 2000 issue affecting the parties, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved. It is also not possible to predict the affect that such issue will have on the operation of the Over the Counter Bulletin Board, upon which the common stock of eConnect is traded (trading on such market could be disrupted for periods of time).

Each of the parties hereto represents and warrants as follows:

The parties currently believe that their systems are Year
2000 compliant in all material respects. Although the parties are not aware of any material operational issues or costs associated with preparing its internal systems for the Year 2000, the parties may experience serious unanticipated negative consequences (such as significant downtime for one or more of its web site properties) or material costs caused by undetected errors or defects in the technology used in their internal systems. Furthermore, the purchasing patterns of customers may be affected by Year 2000 issues as companies expend significant resources to correct their current systems for Year 2000 compliance. The parties do not currently have any information about the Year 2000 status of their existing or potential customers. The parties' Year 2000 plans are based on their best estimates.

                             ARTICLE VII
                            MISCELLANEOUS

1.  Rights Cumulative; Waivers.

The rights of each of the parties under this Agreement are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

2.  Benefit; Successors Bound.

This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

3.  Entire Agreement.

This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, and supercedes any prior agreement and/or understandings between the parties. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

4.  Assignment.

Neither this Agreement nor any other benefit to accrue hereunder shall be assigned or transferred by either party, either in whole or in part, without the written consent of the other party, and any purported assignment in violation hereof shall be void.

5.  Amendment.

This Agreement may be amended only by an instrument in writing executed by all the parties hereto.

6.  Severability.

Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

7.  Section Headings.

The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.  Construction.

Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

9.  Further Assurances.

In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

10.  Notices.

Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail (either (a) United States mail, postage prepaid, or (b) Federal Express or similar generally recognized overnight carrier), addressed as follows (subject to the right to designate a different address by notice similarly given):

To eConnect:

Thomas S. Hughes
eConnect
2500 Via Cabrillo Marina, Suite 112
San Pedro, California 90731

To SafeTPay:

Harry Hargens
SafeTPay.com
98 Shoreline Way
Hampton, Georgia 30228

11.  Governing Law.

This Agreement shall be governed by the interpreted in accordance with the laws of the State of Nevada without reference to its conflicts of laws rules or principles. Each of the parties consents to the exclusive jurisdiction of the federal courts of the State of Nevada in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

12.  Consents.

The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of such party.

13.  Termination of Agreement.

This Agreement shall terminate on the Effective Date unless all actions required under this Agreement have not been fully performed.

14.  Survival of Provisions.

The representations and warranties contained in Article II of this Agreement and any liability of one party to the other for any default under the provisions of Articles II of this Agreement, shall survive the completion of the transaction under this Agreement.

15.  Execution in Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

16.  Potential Conflict of Interest.

Each of the parties hereto agree and acknowledge that Brian F. Faulkner, Esq. and Marc R. Tow, Esq. were involved in the negotiations for the conclusion of this Agreement between the parties. Mr. Faulkner has represented both the parties on other matters in the past, and will continue to do so in the future. In addition, Mr. Tow has represented eConnect in the past and will continue to do so in the future. Mr. Faulkner and Mr. Tow know of no actual conflict of interest between eConnect and SafeTPay that would disqualify then from continuing the representation as set forth above. If Mr. Faulkner or Mr. Tow learn of facts that establish such a conflict, or if they are convinced that such a conflict is imminent, they will advise the parties hereto immediately and suggest each retain separate counsel. Neither Mr. Faulkner nor Mr. Tow think it likely, based on what they know now, that such a conflict will develop.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

                                   eConnect


                                   By: /s/  Thomas S. Hughes
                                   Thomas S. Hughes, President

                                   SafeTPay.com


                                   By: /s/  Harry Hargens
                                   Harry Hargens, President




      EX-10.16
          11
             AGREEMENT



                              AGREEMENT

This Agreement is made as of the 23rd of November, 1999, ("The Effective Date") by Rogel Patawaran, individually and collectively known as, Rogel Technologies with address at 1861 S. Bundy Dr., Los Angeles, CA 90025 ("Hereinafter referred to as `RT'") and Mr. Tom Hughes, individually and collectively known as, eConnect and or SafeTpay with address as 2500 Via Cabrillo ("Hereinafter referred to as `ECNC'").

The parties hereby represent and warrant that the individuals executing this Agreement on their behalf are authorized to do so and will bind the parties to the terms and conditions of this Agreement.

1.01 It is agreed that an "outstanding balance" in the amount of One Hundred and Sixty Eight Thousand dollars (USD$168,000.00) exists payable to RT for which ECNC is responsible to pay under the terms of the previously signed Payment Schedule dated October 23, 1999.

2.01 In consideration of the item mentioned herein in Paragraph 1.01, ECNC agrees that the MRS and or SafeTpay software, which was designed and created by RT, remain under the owndership and full control of RT. However, RT agrees to allow ECNC to utilize its software, and provide instruction to SafeTpay for the Merchant
Plug-in integration so that SafeTpay may sign on new Merchants
(for the purpose of moving monies across the Internet for a transaction fee).

3.01 For the service provided to ECNC and SafeTpay by RT, ECNC agrees to pay fees to RT as follows:

a. A non-refundable fee of Five Thousand Dollars ($5,000.00) upon the signing of this Agreement.

b. The hourly rate of Four Hundred Fifty dollars ($450.00) per hour, per Programmer for any additional work, instruction or advice.

4.01 ECNC agrees that the payments mentioned in Paragraph 3.01 above, Does Not satisfy the "outstanding balance" mentioned in Paragraph
1.01 and said Payment Schedule dated October 23rd, 1999 will still remain effect until completely and fully satisfied.

IN THE WITNESS WHEREOF, Both Parties have executed this Agreement on the date first written above.

Agreed and Accepted:


By: /s/  Rogel Patawaran                    By: /s/  Tom Hughes
Rogel Patawaran, President                  Tom Hughes, CEO
Rogel Technologies                          eConnect
Date:  November 23, 1999                    Date:  November 23, 1999




      EX-10.17
          12
             CONTRACT OF PARTNERSHIP



                       CONTRACT OF PARTNERSHIP

BETWEEN

TOP SPORTS, U.S.A., commercial society, constituted and regulated by the Laws of the Dominican Republic, with its social address located in the suite No. 106 of the commercial Center "Jardin Des Artes", Jardines del Embajador, situated at Avenida Sarasota No. 65, of the neighborhood of Bella Vista, in the city of Santo Domingo, National District, Dominican Republic, duly represented by its President Mr. Paul F. Egan, Irish, of legal age, unmarried, businessman, bearer of Irish passport No. M371523, domiciled and resident in the city of Santo Domingo, National District, and that hereinafter this Contract shall be denominated as Top Sports, S.A., and;

ECONNECT, INC., commercial society, constituted and regulated by the Laws of The United States of America, with its social address at the 2500 Villa Cabrillo Marina in the Suite No. 112, at San Pedro, California, The United States of America, duly represented by its President, Mr. Thomas Hughes, North America, of legal age, married, businessman, bearer of North American passport No. ______________, domiciled and resident in the city of San Pedro, California, and that hereinafter this Contract shall be denominated as eConnect, Inc.;

INASMUCH AS: The commercial society Top Sports, S.A. and eConnect, Inc. have elements, assets and future projections in similar fields, where the experience, technology, personnel and infrastructure of both can be combined in an effective and beneficial way, for the development and evolution of both companies in the gaming industry of games and chance, as much in the electronic commerce on-line;

INASMUCH AS: The commercial society eConnect, Inc wishes to diversify its rank of operations and to integrate the solutions of electronic commerce and interactivity in the environment of the Internet and electronics, to businesses and projects of high cash flow and volume of data transmission, like that found in the gaming industry of games of chance, a great growth sector as much in the Dominican Republic as in other countries where these activities are allowed and governed by the Law;

INASMUCH AS: The commercial society eConnect, Inc. possesses the correct mixture of technological knowledge and experience in its applications to integrate these knowledge and experiences in the sector of the gaming industry of games of chance, specially in its electronic approach through Internet and of telephony on-line;

INASMUCH AS: The commercial society Top Sports, S.A. wishes to integrate and to cooperate with an institution that can, simultaneously, to provide managerial and technical experience, aimed at projecting and obtaining the objectives of consolidation and growth that the shareholders of this society always have wished;

INASMUCH AS: The commercial society Top Sports, S.A., as far as their shareholders and executives, counts on a great experience and ample connections and relationships in the gaming industry of games of chance, as much in the Dominican Republic as in the Republic of Ireland, a nation that is among the territories to develop by this society;

INASMUCH AS: Both societies recognize the economical, synergistical and evolutionary advantages of a narrow and near collaboration;

THEREFORE:

THE PARTIES AGREED AND CONCURRED ON THE FOLLOWING:

ARTICLE I. The commercial society eConnect, Inc. acquires the sum of 4,997 shares of the Subscribed and Paid-in Capital of Top Sports, S.A. by the following amount and conditions A) Thirty-Five Thousand (US$35,000.00) North American Dollars; B) One Million (1,000,000) of Restricted Shares Class No. 144 of the commercial society eConnect, Inc.; and C) Two Purchase Options (Warrants) of shares of the commercial society eConnect, Inc. at the fixed price of Thirty Cents of North American Dollars (US$0.30) to be exerted in a proportion 1:2 within the term of 12 months as from the date of the company signature of this Contract, at the fixed price of Thirty Cents of North American Dollar (US$0.30).

ARTICLE II: As from the date of subscription of this Contract eConnect, Inc. shall be proprietor and shall be beneficiary of the fifty percent (50%) of all the assets, benefits and gains, an shall share in common jeopardy by the fifty percent (50%) all the liabilities, losses or obligations that Top Sports, S.A. can hold, to be titled or to be forced as much in the Dominican territory as outside Dominican territory. Mentioned assets consist of all Sportsbooks of which Top Sports, S.A. is proprietor, operates in renting to another modality or operation, such as in all possible projects that involve the installation, development, operation and evolution of Sportsbooks, operations of electronic games of chance on-line, electronic Sportsbooks on-line or any derivation that can arise in the future. The PARTIES shall decide the most convenient way to communicate. The Certified Financial Statements attributable to the exercise and the operations of the society, aimed at fulfilling their obligations and at perceiving the benefits attributable to these operations.

PARAGRAPH 1: The PARTIES shall decide that as of the date of subscription of this Contract, any possible project that surrounds the installation, acquisition, renting, administration, development and evolution of the Sportsbooks, operations of electronic games of chance, electronic Sportsbooks on-line or any derivation of which can arise in the future, shall count on the previous, unanimous and written will of the PARTIES that subscribe.

ARTICLE III: As from the date of subscription of this Contract, eConnect, Inc. shall be proprietor of the fifty percent (50)%) of all the assets, benefits or gains and shall share in common jeopardy by the fifty percent (50%) of all the liabilities, losses or obligations that the electronic virtual casino on-line property of eConnect, Inc., located in the electronic direction www.777win.com can hold, to be titled or forced, as much in North American territory as outside North American territory. The PARTIES shall decide the most convenient way to communicate the Certified Financial statements attributable to this electronic virtual casino online, aimed at fulfilling the obligations and perceiving the benefits derived from its operation. Final management decisions on www.777win.com shall be shared between Top Sports, S.A. staff and eConnect, Inc. staff;

PARAGRAPH I: The PARTIES decide that Top Sports, S.A. and eConnect, Inc., by virtue of this same Contract, and in a non-greater term of six (6) months as of the date of subscription of this Contract, shall constitute, develop and operate the electronic Sportsbooks on-line, that shall be located, whenever is possible, in the World Wide Web in the following electronic
direction:   www.topsportssa.com, where all type of sport events
bets shall be accepted. The infrastructure, physical and logistical base for electronic Sportsbooks on-line shall be located in Top Sports, S.A. Dominican installations. Final decisions on www.topsportssa.com shall be shared between eConnect, Inc. staff and Top Sports, S.A. staff;

PARAGRAPH II: The PARTIES decide that the creation and operation of electronic Sportsbooks on-line shall be ruled by the stipulations contained in this Contract, it is to say, that both PARTIES shall be proprietary and shall assume each one the fifty percent (50%) of the costs and expenses of installation, operation, development and payment of bets, as well as be titled each one of the PARTIES, of the fifty percent (50%) of the gains and benefits that it can yield in the course of the operations;

ARTICLE IV: The PARTIES decide that all logistical and technical aspects that surround the physical necessities required for the operations of the electronic virtual casino on-line, located in the electronic direction www.777wins.com, shall be, as from the moment of the subscription of this Contract, transferred to the facilities and infrastructure available for such an aim and set up especially for Top Sports, S.A.;

ARTICLE V: Top Sports, S.A. decides to acquire and to use the available technology owned or represented by eConnect, Inc., in all the aspects of the operations of Top Sports, S.A., as long as it is technical and economically feasible to use this technologies in the field, goal of the operations for Top Sports, S.A.;

ARTICLE VI: The PARTIES decide that, as from the subscription of this Contract, all communication of financial nature shall be for Inter-Parties use or for public information use, that can arise during the course of this Contract, upon requirement of the Government authority, state, municipal, banking or stock marketing. At the aim of or in fulfillment of, the interpretation of the totality or part of this Contract shall be made by way of financial statements properly certified by an Authorized Public Accountant of Dominican or North American nationality;

ARTICLE VII: The PARTIES decide that at least one (1) representative, properly appointed by eConnect, Inc., shall be a member of the Board of Administration or an executive of Top
Sports, S.A. without this number or position being limited in number or position to be occupied;

ARTICLE VIII: ECONNECT, INC. recognizes that outside of the specifically stipulated in this Contract, Top Sports, S.A. does not maintain any relation of dependency, subordination or subsidiarity with it and, therefore, cannot be responsible for, receiver or be titled of obligations, liabilities, litigations, actions, be these: judicial or extra judicial, as much in the Dominican territory as in North American territory. By committed actions or omissions, assumed or contracted debts, assumed or contracted obligations on and during the exercise of its activities, in any period of time previous to the date of subscription of this Contract;

PARAGRAPH I: ECONNECT, INC. formally resigns to any pretension or claim related to benefits, gains, commissions, dividends, valuables, movable and immovable properties that have been realized, generated, gained or acquired by Top Sports, S.A., previous to the date of subscription of this Contract;

ARTICLE IX: TOP SPORTS, S.A. recognizes that outside of the specifically stipulated in this Contract, eConnect, Inc. does not maintain any relation of dependency, subordination or subsidiarity within and, therefore, cannot be responsible for, receiver or be titled of obligations, liabilities, litigations, actions, be these: judicial or extra judicial, as much in the Dominican territory as in North American territory. By committed actions or omissions, assumed or contracted debts, assumed of contracted obligations on and during the exercise of its activities, in any period of time previous to the date of subscription of this Contract;

PARAGRAPH I: TOP SPORTS, S.A. formally resigns to any pretension or claim related to benefits, gains, commissions, dividends, valuables, movable and immovable properties that have been realized, generated, gained or acquired by Top Sports, S.A.
previous to the date of subscription of this Contract;

ARTICLE X: This Contract is agreed to per indefinite time and shall solely be terminated by mutual consent of the PARTIES, or in case of breach of some or the totality of the clauses that form it;

ARTICLE XI: The PARTIES decide that neither part nor the totality of the obligations stipulated by them shall be yielded or transferred to third persons, either physical or moral, without previous written warning and the mutual consent of the PARTIES subscribing this Contract;

ARTICLE XII: The PARTIES stipulate in an express way, that in case of violation by anyone of the PARTIES, of anyone of the obligations stipulated in this Contract, the same shall be terminated in full right, and that PARTY shall be responsible in front of the other of the damages and prejudices that this breach causes;

ARTICLE XIII: The PARTIES decide that the only Laws applicable to any differendum that shall arise on the occasion of the execution of the present contract, shall be those of the Dominican Republic;

ARTICLE XIV:

1. In case that any dispute related to the interpretation shall arise from this agreement, concerning the rights or obligations based or related to this agreement, such dispute shall be deferred and shall be concluded by arbitration.

2. If the PARTIES decide the allocation of a single one arbitrator the arbitration court shall constitute a single one designated arbitrator.

3. If the PARTIES do not agree with a single one designation each PARTY shall designate and the designated arbitrators shall designate an additional arbitrator in order to stipulate an odd number.

4. When an arbitration court consists of more than one arbitrator the judgment shall be given by a majority of votes.

5. The court of arbitration shall establish its own procedure. Its decision must include instructions on the distribution of costs and expenses related to the process of the arbitration, including the honoraries of the arbitrators. The judgment shall final and conclusive for both PARTIES.

6. The arbitration shall be made in the city of Santo Domingo, National District, Dominican Republic and each participant agrees to be put under the arbitration according to the procedures established by the Law concerning cases of arbitration of the Dominican Republic, accepting the established Law and its modifications.

ARTICLE XV: For the aims and consequences of the present Contract the PARTIES make selection of domiciles in the following way:

eConnect in 2500 VILLA CABRILLA MARINA, SUITE NO. 112, SAN PEDRO,
CALIFORNIA, UNITED STATES OF AMERICA.

Top Sports, S.A., in SUITE NO. 106, PLAZA DES ARTS, JARDINES DEL
EMBAJADOR, AVENIDA SARASOTA NO. 65, SECTOR BELLA VISTA, SANTO
DOMINGO, DISTRITO NACIONAL.

Made and signed in good faith in the city of Santo Domingo, National District, Dominican Republic, on the twentieth (20th) day of the month of November of year one thousand, nine hundred and ninety-nine (1999) in three originals of the same tenor and effect: one for each on the contracting PARTIES, and other for legal aims that are proceedings.

                                       eCONNECT


                                       By: /s/  Thomas S. Hughes
                                       Thomas S. Hughes, President


                                       TOP SPORTS, S.A.


                                       By: /s/  Paul Egan
                                       Paul Egan, President




      EX-10.18
          13
             AGREEMENT



                            AGREEMENT

This agreement states that Alliance Equities is advancing eConnect the sum of $250.000 weekly for the next four weeks with the purpose being to buyback $1,000,000 worth of eConnect stock.

The stock shall be held in certificate form with the goal being to reduce the overall float of eConnect stock.

eConnect agrees that Alliance Equities shall receive 25% bonus of the stock that is purchased by eConnect per $250,000 traunce.

Example:  $250.000 is used to purcchase 1,667.000 shares.
          eConnect will pay a bonus of 416,666 shares to Alliance
          Equities.

Alliance Equities reserves the right to sell a portion of this free trading stock to recover the investment of each traunce of $250,000, but agrees to not sell more than 25% of the stock bonus per 30 days and will sell in such a manner to not adversely effected: the share price of the eConnect stock.

eConnect agrees that Richard Epstein shall be paid a Finders Fee of 10% of all monies advanced to buyback eConnect stock and that this finders fee shall be paid in free trading stock based at the average five day trading average per $250.000 traunce.

Example:  First traunce: $250,000 with average fIVe day trading value at 18 cents.  10% of $250,000 = $25,000/.18 =
1,388,888
          shares to Richard Epstein.

/s/  Thomas S. Hughes                      /s/  Richard Epstein
Chairman and CEO                           Richard Epstein, President

Dated:  November 29, 1999                  Dated: November 29, 1999




      EX-10.19
          14
             SECURED PROMISSORY NOTE



                         SECURED PROMISSORY NOTE
                       Secured by Security Agreement

$2,836,411                                           December 1, 1999

For value received, the undersigned, Electronic Transactions & Technologies, a Nevada corporation, and Thomas S. Hughes (collectively, "Obligor"), hereby promise to pay to eConnect, a Nevada corporation ("Obligee"), as such place or to such other party or parties or order as Obligee may from time to time designate, the principal sum of Two Million Eight Hundred Thirty-Six Thousand Four Hundred Eleven Dollars ($2,836,411) with interest at the legal rate of ten percent (10%) annually beginning July 1, 1999. This promissory note ("Note"), including principal and interest, shall be paid in full upon demand. All payments hereunder shall be made in cash or cash equivalent funds immediately available and acceptable to Obligee, made payable to eConnect, 2500 Via Cabrillo Marina, Suite 112, San Pedro, California 90731, delivered personally or in the United States mail by certified or registered letter.

Obligor acknowledge that any default in the making or performing of any of the payments, agreements or conditions of this Note, or any other agreement or instrument now or hereinafter entered into among Obligor and Obligee hereunder, will result in loss and additional expenses to Obligee in servicing the indebtedness evidenced hereby, handling such delinquent payments and meeting their other financial obligations.

In the event of the failure to make full payment when due under the terms of this Note, the Obligee may declare the entire principal balance and accrued interest due and payable immediately. As an alternative, Obligor shall return to Obligee restricted stock certificates totaling 9,400,000 shares of common stock of Obligee in the event of such failure. Obligor hereby waive to the fullest extent allowable, any and all defenses, offsets or counterclaims with regard to any action by Obligee for reinforcement of this Note, including the defense of expiration of the statute of limitations. The only issue in any such action shall be that of payment or nonpayment hereunder and any such action shall be so limited. No portion of this Note, or payment hereunder, shall be subject to offset or refund by reason of any claims of Obligor.

This Note is made in conjunction with that certain security agreement by and between Obligor and Obligee ("Security Agreement") and reference to the Security Agreement herein is made for informational purposes only and in accordance with the provisions of Section 3105(1)(c) and 3105(1)(e) of the California Commercial Code ("Code"). Any default under the Security Agreement or any other agreement now existing or hereinafter entered into by and between Obligor and Obligee shall be a breach hereunder and constitute a default allowing Obligee to accelerate this Note. The above acceleration provision is made in accordance with Section 3109(1)(c) of the Code. Notwithstanding the foregoing, Obligor's promise to pay hereunder is an unconditional promise to pay to Obligee a sum certain in money on demand or at a definite time which does not include any other demand or at a definite time which does not include any other promise, obligation or power given by Obligor (except as otherwise authorized by Division 3 of the Code) all in accordance with the provisions of Section 3104 of the Code. This Note is intended to constitute a negotiable instrument as defined in the Code.

If this Note, or any payment or charge hereunder, is not paid when due, whether at maturity or by acceleration or otherwise, or should any controversy arise hereunder necessitating legal, equitable or administrative action, Obligor promises to pay all costs of collection in such action, including, but not limited to, attorneys' fees and costs.

Obligor expressly waives presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note and all other notices of any kind, and expressly agree that this Note, or any payment thereunder, may be extended from time to time without affecting the liability of Obligor. No single or partial exercise of any power hereunder, if any, shall preclude any other or further exercise thereof or the exercise of any other power. The release of any party liable under this Note shall not operate to release any other party liable thereon. Obligee expressly declares that Obligee may rely upon the ostensible authority of the persons signing this Note to be binding upon Obligor in all respects.

All agreements between Obligor and Obligee are expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity of the unpaid principal balance hereof or otherwise, shall the amount, if any, paid or agreed to be paid to Obligee or the use, forbearance or detention of the money to be advanced hereunder, exceed the highest lawful rate permissible under applicable usury laws. If, for any circumstances whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable thereto, the ipso facto, obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstances, Obligee shall ever receive an amount which would be excessive interest, the same shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest. This provision shall control every other provision of all agreements between the undersigned and Obligee.

This Note has been executed and delivered in the State of California and is to be governed by and construed according to the laws thereof. Venue in any action arising shall lie in the County of Los Angeles, California.

Obligor:

Electronic Transactions & Technologies


By: /s/  Thomas S. Hughes
Thomas S. Hughes, President


/s/  Thomas S. Hughes
Thomas S. Hughes, an individual


Obligee:

eConnect


By: /s/  Thomas S. Hughes
Thomas S. Hughes, President




      EX-10.20
          15
             SECURITY AGREEMENT



                         SECURITY AGREEMENT
                            BY AND BETWEEN
                 ELECTRONIC TRANSACTIONS & TECHNOLOGIES
                         AND THOMAS S. HUGHES,
                                 AND
                              ECONNECT

eConnect, a Nevada corporation ("Secured Party"), and Electronic
Transactions & Technologies, a Nevada corporation and Thomas S.
Hughes (collectively, "Debtor") agree as follows:

1.  GRANT OF SECURITY INTEREST.

1.1 The Debtor, jointly and severally, hereby grant to the Secured Party a security interest in shares of common stock in Secured Party owned by Debtor in the amount of 9,400,000 as collateral security for:

1.1.1 The satisfaction and the prompt and full performance of all of Debtor's obligations under that certain Promissory Note of even date herewith in the principal amount of Two Million Eight Hundred Thirty-Six Thousand Four Hundred Eleven ($2,636,411) plus interest at the rate of ten percent (10%) per annum beginning July 1, 1999 ("Note"), as the Note may be amended, modified, or extended from time to time (including, without limitation, the obligation to make payments of principal and interest thereon); and

1.1.2 The full, faithful, true and exact performance and observance of all of the obligations, covenants and duties of Debtor under this Security Agreement, as the same may be amended, modified, or extended from time to time.

2. DEFAULT. Any of the following events shall constitute an event of default hereunder:

2.1 The failure by Debtor to make full and timely payment when due of any sum as required to be paid to Secured Party under the Note after any applicable notice of non-payment provided for in the Note has been given, and any period within which to cure the non-payment has elapsed, if applicable. A true and correct copy of the Note is attached hereto as Exhibit C and incorporated herein by this reference.

2.2 The failure by Debtor to fully and timely perform any covenant, agreement, obligation or duty imposed on Debtor by this Security Agreement or any other agreement by and between Debtor and Secured Party now existing or hereinafter made.

2.3 The filing by Debtor of any petition, or commencement by Debtor of any proceeding, under the Bankruptcy Act or any state insolvency law.

2.4 The making by Debtor of any general assignment for the benefit of creditors.

2.5 The filing of any petition, or commencement of any proceeding, under the Bankruptcy Act or any state insolvency law, against Debtor, or the appointment of any receiver or trustee, which petition, proceeding or appointment is not fully and completely discharged, dismissed or vacated within sixty (60) days.

2.6 Any warranties made by Debtor are untrue in any material respect, or any schedule, statement, report, notice, or writing furnished by Debtor to the Secured Party are untrue in any material respect on the date as of which the facts set forth are stated or certified.

3.  INSPECTION OF RECORDS.   Secured Party shall have the right
without notice to inspect all financial books, records and reports of Debtor at Debtor's premises or wherever the same may be maintained during normal business hours.

4.  REMEDIES UPON DEFAULT.

4.1 Upon the occurrence of an event of default, in addition to any and all other remedies at law or in equity available to Secured Party, Debtors hereby authorize and empower Secured Party, at Secured Party's option and without notice to Debtor, except as specifically provided herein (and, to the extent necessary, hereby irrevocably appoint Secured Party as Debtor's attorney-in-fact for such purposes):

4.1.1 To require Debtor to assemble any and all of the Collateral and make the same available to Secured Party at the premises wherein the same is located, or any other place designated by Secured Party; Secured Party may enter upon any premises where any of the Collateral is located and may take possession of the same without judicial process and without the need to post any bond or security as an incident thereto; and

4.1.2 To sell, assign, transfer and deliver the whole or any part of the Collateral on any securities market on which the Collateral is trading, at such prices and upon such terms as are commercially reasonable, given the nature of the Collateral and the market therefor, with or without warranties, demand for performance, protest, notice of protest, or notice of dishonor except as set forth herein, any other such advertisement, presentment, demand or notice being expressly waived by Debtors to the extent permitted by law. At any public sale or sales of the Collateral, Secured Party or Secured Party's assigns may bid for and purchase all or any party of the Collateral offered for sale and upon compliance with the terms of such sale, may hold, exploit and dispose of such Collateral discharged from all claims of Debtor, except to the extent that Debtor have rights in the proceeds of such sale or sales, and free from any right or redemption, all of which are hereby expressly waived and released, and may in paying the purchase price thereof, in lieu of cash assignment at the face amount thereof, together with any interest accrued thereon, all or any part of unpaid principal or interest or both, payable under the Note.

4.2 In the event of any such sale by Secured Party of all or any of said Collateral on credit, or for future delivery, such property so sold may be retained by Secured Party until the selling price is paid by the purchaser. Secured Party shall incur no liability in case of the failure of the purchaser to take up and pay for the property so sold. In case of any such failure, said Collateral may be again, and from time to time, sold.

4.3 In the event of any such sale or disposition, the proceeds thereof shall be applied first to the payment of the expenses of the sale, commissions, actual attorneys' fees, and all other charges paid or incurred by Secured Party in taking, holding, selling , advertising, or otherwise preparing such Collateral for sale or otherwise in connection with maintaining the security of such Collateral, including any taxes or other charges imposed by law upon the Collateral and/or the ownership, holding or transfer thereof; secondly, to pay, satisfy and discharge all indebtedness of Debtor to Secured Party secured hereby then due and payable pursuant to the Note; thirdly, to the extent that Debtor may still have monetary obligations to Secured Party not yet due and payable, Secured Party may retain any surplus as collateral for the payment of such sums when due; and fourthly, if all of the secured obligations are then discharged and satisfied, to pay the surplus, if any, to Debtor. Secured Party shall look only to the assets of the business then operated and/or owned by Debtor to satisfy any and all claims, defaults or breaches regarding the Note and shall not in any event, look to any other assets of Debtor to satisfy same.

4.4 Secured Party shall not be liable or responsible for safeguarding the Collateral, or any portion thereof, or maintaining the condition thereof, or for any loss or damage thereto and diminution in value of the Collateral either through loss or non-collection. Secured Party shall not be liable or responsible for any act or default of any carrier or warehouseman or of any other person, other than that occasioned by the gross negligence and willful misconduct of Secured Party.

5. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants that this Security Agreement has been duly and validly authorized, executed and delivered by Debtor and constitutes a valid and binding agreement, enforceable in accordance with its terms, and the execution and delivery of this Security Agreement do not violate, or constitute a default (with or without the giving of notice, the passage of time, or both) under any order, judgment, agreement, contract, or instrument to which Debtor are a party or by which Debtor are affected or may be bound. Debtor represents that Debtor will at all times maintain the Collateral in good state of repair and condition consistent with good business practice, will pay any and all taxes thereon or applicable thereto prior to delinquency.

6. INDEMNITY. In the case of any adverse claim with respect to the Collateral or any portion thereof arising out of any act done, or permitted or acquiesced in by Debtor, Debtor indemnifies and agrees to hold Secured Party harmless from and against any and all claims, losses, liabilities, damages, expenses, costs and actual attorneys' fees incurred by Secured Party in or by virtue of exercising any right, power or remedy of Secured Party hereunder or defending, protecting, enforcing or prosecuting the security interest hereby created. Any such loss, cost, liability, damage or expense so incurred shall be repaid upon demand by Secured
Party and until so paid shall be deemed a secured obligation hereunder.

7. NO WAIVER BY SECURED PARTY. Any forbearance, failure, or delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power, or remedy, and any single or partial exercise of any right, power, or remedy of Secured party shall not preclude the later exercise of any other right, power, or remedy, each of which shall continue in full force and effect until such right, power, or remedy is specifically waived by an instrument in writing, executed by Secured Party.

8. EFFECTIVENESS OF AGREEMENT. This Security Agreement and Debtors' duties and obligations and Secured Party's powers to dispose of the Collateral, and all other rights, powers and remedies granted to Secured Party hereunder shall remain in full force and effect until Debtor has satisfied and discharged all of Debtor's obligations to Secured Party secured thereby.

9. WAIVER BY DEBTOR. All provisions of law, in equity and by statute providing for providing for, relating to, or pertaining to pledges or security interests and the sale of pledged property or property in which a security interest is granted, or which prescribe, prohibit, limit or restrict the right to, or conditions, notice or manner of sale, together with all limitations of law, in equity, or by statute, on the right of attachment in the case of secured obligations, are hereby expressly waived by Debtor to the fullest extent Debtor may lawfully waive same.

10. RELEASE OF COLLATERAL. Upon payment in full by Debtor, in lawful money of the United States of America, to Secured Party at the address set forth in the Note of all amounts secured hereby, and performance of all other obligations of Debtor under this Security Agreement, together with any interest thereon and any costs and expenses incurred by Secured Party in the enforcement of this Security Agreement or of any of Secured Party?s rights hereunder, or in the enforcement of any other agreements (whether heretofore or hereafter entered into) between Debtor and Secured Party, or any of the rights of Secured Party thereunder, and upon the request of Debtor therefor, Secured Party will deliver to Debtor, at Debtor's sole cost and expense, such termination statements and such other documents of release, reconveyance and reassignments as shall be sufficient to discharge Debtor of the liabilities secured hereby and to terminate and release the security interest in the Collateral created hereby.

11.  MISCELLANEOUS.

11.1 This Security Agreement and all of the rights and duties in connection herewith shall be governed by and construed in accordance with the laws of the State of California.

11.2 This Security Agreement and all of its terms and provisions shall be binding upon the heirs, successors, transferees and assigns of each of the parties hereto.

11.3 In the event any portion of this Security Agreement is held invalid, the remaining portions shall remain in full force and effect as if that invalid portion had never been a part hereof.

11.4 In the event litigation is commenced to enforce or interpret this Security Agreement, or any provision hereof, the prevailing party shall be entitled to recover its actual costs and attorneys' fees.

11.5 This Security Agreement may be amended only by written consent of each of the parties hereto.

11.6 Any and all notices, demands, requests, or other communications required or permitted by this Security Agreement or by law to be served on, given to, or delivered to any party hereto by any other party to this Security Agreement shall be in writing and shall be deemed duly served, given, or delivered when personally delivered to the party, or in lieu of such personal delivery, when deposited in the United States mail, first-class postage prepaid addressed to the party at the address herein appearing.

11.7 This Security Agreement constitutes the entire security agreement between the parties pertaining to the subject matter contained herein and supercedes all prior and contemporaneous agreements, representations and understandings of the parties. No waiver of any of the provisions of this Security Agreement shall be deemed, or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

11.8 This Security Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exhibits attached hereto are made a part hereof and incorporated herein.

11.9 Nothing in this Security Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Security Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Security Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Security Agreement, nor shall any provision give any third person any right of subrogation or action against any party to this Security Agreement.

11.10  Each party's obligations under this Security
Agreement is unique. If any party should default in its obligations under this Security Agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting party, in addition any other available rights or remedies, may sue in equity for specific performance without the necessity of posting a bond or other security, and the parties each expressly waive the defense that a remedy in damages will be adequate.

11.11 All representations, warranties and agreements of the parties contained in this Security Agreement, or in any instrument, certificate, opinion or other writing provided for in it, shall survive the completion of all acts contemplated herein.

11.12 Whenever the context of this Security Agreement requires, the masculine gender includes the feminine or neuter gender, and the singular number includes the plural.

11.13 As used herein, the wordd "days" shall refer to calendar day, including holidays, weekends, non-business days, etc.

11.14 The captions contained herein do not constitute part of this Security Agreement and are used solely for convenience and shall in no way be used to construe, modify, limit otherwise affect this Security Agreement.

IN WITNESS WHEREOF, this Security Agreement is executed on
December 1, 1999 at San Pedro, California.

Debtor:

Electronic Transactions & Technologies


By: /s/  Thomas S. Hughes
Thomas S. Hughes, President


/s/  Thomas S. Hughes
Thomas S. Hughes, an individual


Secured Party:

eConnect


By: /s/  Thomas S. Hughes
Thomas S. Hughes, President




      EX-10.21
          16
             BUSINESS COOPERATION AGREEMENT



                   BUSINESS COOPERATION AGREEMENT

BETWEEN:

TOP SPORTS, S.A., a business company organized and ruled under the laws of the Dominican Republic, with corporate offices at Jardin des Arts Shopping Center, Suite 106, Jardines del Embajador, 65 Sarasota Avenue, Bella Vista, in the city of Santo Domingo, National District, Dominican Republic, duly represented herein by its President, Mr. Paul F. Egan, an Irish subject, of legal age, marital status single, a businessman, bearer of Irish Passport No. ________ domiciled and residing in this city of Santo Domingo, National District, to be referred to hereinafter as Top Sports; and

eConnect, a business company organized and ruled under the laws of the United States of America, with corporate offices at 2500 Villa Cabrillo Marina, Suite 112, San Pedro, California, United States of America, duly represented by its President, Mr. Thomas Hughes, a U.S. citizen, of legal age, marital status married, a businessman, bearer of United States Passport No. ________, domiciled and residing in San Pedro, California, United States of America, to be referred to hereinafter as eConnect.

WHEREAS: Top Sports, S.A. and eConnect, Inc., both have elements, assets and future projections in similar fields, wherein their know-how, technology, personnel and infrastructure may be efficiently and beneficially combined in the development and advancement of both companies both in the area of physical and on-line electronic gambling;

WHEREAS: eConnect, Inc., desires to diversify its range of operations so as to include such business and electronic interactivity solutions as are applied in the area of internet and electronics to high cash flow and volume data transmission businesses and projects such as are found in the gambling business, an area which is growing significantly in the Dominican Republic as well as In other countries where such operations are permitted and regulated by the laws;

WHEREAS: eConnect, Inc., possesses the right combination of know-how and expertise to apply said know-how and expertise through the internet and on-line telephony particularly in their electronic approach to the gambling business;

WHEREAS: Top Sports, S.A. desires to join in and cooperate with an organization that will in turn provide managerial and technical experience in order to project and attain such consolidation and growth aims as have always been desired by the shareholders of said company;

WHEREAS: Top Sports, S.A. has an installed infrastructure consisting in several Sport Betting Banks, an area which is developing and growing favorably in the Dominican Republic under the laws in force;

WHEREAS: Top Sports, S.A. has through its shareholders and officers considerable expertise and a large number of contacts and relations in the gambling business both in the Dominican Republic and in Ireland, a country which is among such territories as are desired to be developed by the company.

WHEREAS: The financial, synergistical and developmental advantages of a close cooperation are acknowledged by both companies:

THEREFORE

THE PARTIES HAVE AGREED AND COVENANTED THE FOLLOWING:

ARTICLE I: A total of (4,997) shares in the subscribed and paid up capital of Top Sports, S.A. are hereby purchased by eConnect, Inc., for the following consideration and under the following conditions: A) Thirty Thousand U.S. Dollars (US$35,000.00; B) One Million (1,000,000) Class No.144 restricted shares in the eConnect business company which may be purchased at the rate of one hundred thousand (100,000) shares per month up to the total amount of all such shares during a term of one (1) year as of the execution hereof; and C) Two options to purchase (warrants) shares in eConnect for the fixed price of Thirty Cents of a U.S. Dollar (US$0.30) to be exercised in a 1:2 proportion during a term of 12 months as of the date of sale. That is to say, the ability or preferential option to purchase Two Million (2,000,000) shares of stock in eConnect, Inc., during the 12 months following the execution hereof for the fixed price of Thirty Cents of a U.S. Dollar (US$0.30). Said options to purchase (warrants) to be finally purchased by TOP SPORTS may be exercised and executed when eConnect shares shall reach or exceed the above Thirty Cents of a U .S: Dollar (US$0.30) offering price in the public stock exchange market of the United States of America, no reduction in such a price to imply however any restriction to the sale of the above mentioned shares.

ARTICLE II: As of the date hereof eConnect shall be the owner and beneficiary of fifty percent (50%) of all assets, profits and earnings and shall be in solido liable for fifty percent (50%) of all liabilities, debts and obligations as Top Sports may have or be liable for both in Dominican territory and elsewhere; said assets shall include all Sports Betting Banks which are owned and operated by Top Sports whether under lease or any other manner of operation, as well as any future projects involving the installation, development, operation and advancement of Sports Betting Banks, on-line electronic games, on-line electronic bookings or any future derivations therefrom. The parties herein shall agree on the most convenient form for the communication of any financial statements on these operations, so as to comply with their obligations and receive any profits as resulted therefrom.

PARAGRAPH I: The Parties herein agree that as of the date hereof, any future projects involving the installation, purchase, lease, management, development, operation and advancement of Sports Betting Banks, on-line electronic gambling operations, on-line electronic sports bookings or any future derivations therefrom shall require the prior, unanimous and written authorization of the parties hereto.

ARTICLE III. As of the date of execution hereof, Top Sports shall be the owner and beneficiary of fifty percent (50%) of all assets, profits or earnings and shall be in solido liable for fifty percent (50%) of all liabilities, losses or obligations as may be had both in the U.S. territory and elsewhere by the on-line electronic virtual casino owned by eConnect located at the www.777wins.com electronic address; the Parties herein shall agree on the most convenient manner of communication of all financial statements regarding said on-line electronic virtual casino for the purposes of complying with their obligations and receiving any profits deriving therefrom.

PARAGRAPH I: The parties herein agree hereby that Top Sports and eConnect shall within a term not to exceed six (6) months as of the date hereof, organize, develop and operate an on-line electronic sportsbook to be sited if possible in the world wide web under the www.topsportssaa.com electronic address, where bets for all types of sporting events shall be accepted; the infrastructure, physical base and logistics of such on-line electronic sports bookings shall be located at Top Sports premises in the Dominican Republic.

PARAGRAPH II: The parties herein agree that the development and operation of the above on-line electronic sportsbook shall be ruled by the provisions herein, that is to say, that both parties hereto shall own and shall each one assume fifty percent (50%) of all costs, installation, operation, development and payment expenditures, while each one shall own fifty percent (50%) of all profits and earnings as may derive therefrom.

ARTICLE IV: The parties herein agree that all logistical and technical aspects involved in the physical requirements of the operation of the online electronic virtual casino at the www.777wins.com electronic address shall as of the time of execution hereof be transferred to the installations and infrastructure specially designated and made available by Top Sports therefor;

ARTICLE V: Top Sports agrees to secure and employ such technology as is owned, made available or represented by eConnect in all operational aspects of Top Sports, provided however, it were technically and financially feasible to employ said technologies in the area of operations of Top Sports;

ARTICLE VI: THE PARTIES herein agree that as of the execution hereof any communications of a financial nature, whether for use by the parties or for public information as may be given during the term hereof at the request of any governmental, state, municipal, bank or exchange authorities for the purposes of or in compliance with or in the construction of the whole or a part hereof shall be provided through financial statements duly certified by a U.S. or Dominican Certified Public Accountant (C.P.A.).

ARTICLE VII: The PARTIES herein agree that the Board of Directors shall include, but shall not be limited to at least one (1) representative appointed by eConnect and one Top Sports officer.

ARTICLE VIII: eConnect acknowledges hereby that apart from the specific provisions herein, Top Sports shall have no relation as dependent, subordinate or affiliate of eConnect, and consequently, shall not be liable for any obligations, liabilities, in or out of court lawsuits, civil actions whether in Dominican or U.S. territory resulting from any actions or omissions, or obligations assumed or undertaken in and during the exercise of its business operations during any period of time prior to or preceding the date of execution hereof;

PARAGRAPH I: eConnect formally waivers hereby any pretension or claim as to any profits, earnings, commissions, dividends, values, real or movable assets made, resulted, earned or acquired by Top Sports before the date of execution hereof.

ARTICLE IX: Top Sports acknowledges hereby that apart from the specific provisions herein, eConnect has to relationship as dependent, subordinate or affiliate with it, and consequently, shall not be liable for any obligations, liabilities, court or extra court lawsuits or civil actions whether in Dominican or U.S. territory resulting from any actions or omissions or obligations assumed or undertaken in and during the exercise of its business operations during any period of time prior to or preceding the date of execution hereof.

PARAGRAPH I. Top Sports formally waivers hereby any pretension or claim related to any profits, earnings, commissions, dividends, values, real or movable assets made, resulting, earned or acquired by eConnect before the date of execution hereof.

ARTICLE X: The agreement herein is entered into for an indefinite term of time and may be terminated by mutual, prior and written consent of the parties.

ARTICLE XI: The PARTIES herein agree hereby that their obligations hereunder shall not be assigned in whole or in part to any third party, whether individual or corporation except with the prior, written and mutual Consent of the parties.

ARTICLE XII: The PARTIES herein expressly provide that in the event of breach of any of their obligations hereunder by anyone of the parties, the agreement herein shall be automatically terminated and the guilty party shall be liable for any damages resulting for the party, which were not in fault.

ARTICLE XIII. The PARTIES herein agree that the only laws that shall apply in the event of any differences resulting herefrom shall be the laws of the Dominican Republic.

ARTICLE XIV.

1. In the event of any differences in the construction hereof, or respecting the rights or obligations arising herefrom, any such difference shall be referred to and decided by arbitration.

2. If the parties herein agreed on the appointment of one single arbiter, the arbitration tribunal shall be made up by that one single arbiter.

3. If the parties did not agree on the appointment of one single arbiter, each one of them shall appoint one arbiter, and these two arbiters shall then designate a third arbiter so as to have an odd number of arbiters.

4. Whenever any such arbitration tribunal included more than one member, any decision rendered shall be by majority vote.

5. The arbitration tribunal shall establish its own procedure. Any decision rendered shall include instructions on the division of costs and expenditures related to the arbitration procedure, including arbiters' fees. Any award rendered shall be final for both parties.

6. For all purposes and consequences hereof, the parties choose domicile as follows:

eConnect - at 2500 Villa Cabrillo Marina, Suite 112, San Pedro,
California, United States of America.

TOP SPORTS at Plaza des Arts, Suite 106, Jardines de El
Embajador, Avenida Sarasota No. 65, Bella Vista, Santo Domingo,
National District.

eCONNECT


By: /s/  Thomas S. Hughes
Thomas S. Hughes, President


TOP SPORTS, S.A.


By: /s/  Paul Egan
Paul Egan, President




      EX-10.22
          17
             CONSULTING SERVICES AGREEMENT



                     CONSULTING SERVICES AGREEMENT

This Consulting Agreement ("Agreement") is made by and between Michael S. Leste, an individual ("Consultant"), whose address is 850 Gray Court, Thousand Oaks, California 91362, and eConnect, a Nevada corporation ("Client"), having its principal place of business at 2500 Via Cabrillo Marina, Suite 112, San Pedro, California 90731.

WHEREAS, Consultant has knowledge and expertise in many areas including identifying, investigating, analyzing, and evaluating businesses from the standpoint of assessing their worth for investment by the Client, their worth as an operating entity, as well as the value which may be imputed to them by the investing public, and assisting in whatsoever negotiations may be necessary to achieve business transactions with those entities;

WHEREAS, Consultant desires to be engaged by Client to provide information, identification, investigation, evaluation and negotiation services to the Client on the terms and subject to the conditions set forth herein;

WHEREAS, Client is a publicly held corporation with its common stock shares trading on the Over the Counter Bulletin Board under the ticker symbol "ECNC," and desires to further develop its business and increase it's common stock share's value by combining its business through acquisition of, or arranging some other business transaction with, another publicly or privately held company;

WHEREAS, Client desires to engage Consultant to provide information, identification, investigation, evaluation and negotiation services on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration for those services Consultant provides to Client, the parties agree as follows:

1.  Services of Consultant.

Consultant agrees to perform for the Client all services and consulting related to analyzing, negotiating and advising Client on with regard to the Capital Contribution Agreement by and between Client and SafeTPay.com, and its implementation.

2.  Consideration.

Client agrees to pay Consultant, as his fee and as consideration for services provided, options to purchase Two Hundred Fifty Thousand (250,000) shares of restricted common stock of SafeTPay.com. These shares and options are due and payable immediately upon the execution of said Capital Contribution Agreement.

3.  Confidentiality.

Each party agrees that during the course of this Agreement, information that is confidential or of a proprietary nature may be disclosed to the other party, including, but not limited to, product and business plans, software, technical processes and formulas, source codes, product designs, sales, costs and other unpublished financial information, advertising revenues, usage rates, advertising relationships, projections, and marketing data ("Confidential Information"). Confidential Information shall not include information that the receiving party can demonstrate (a) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party, (b) was known to the receiving party as of the time of its disclosure, (c) is independently developed by the receiving party or (d) is subsequently learned from a third party not under a confidentiality obligation to the providing party.

4.  Late Payment.

Client shall pay to Consultant all fees within fifteen (15) days of the due date. Failure of Client to finally pay any fees within fifteen (15) days after the applicable due date shall be deemed a material breach of this Agreement, justifying suspension of the performance of the "Services" provided by Consultant, will be sufficient cause for immediate termination of this Agreement by Consultant. Any such suspension will in no way relieve Client from payment of fees, and, in the event of collection enforcement, Client shall be liable for any costs associated with such collection, including, but not limited to, legal costs, attorneys' fees, courts costs, and collection agency fees.

5.  Indemnification.

(a)  Client.

Client agrees to indemnify, defend, and shall hold harmless Consultant and /or his agents, and to defend any action brought against said parties with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees to the extent that such action is based upon a claim that: (i) is true, (ii) would constitute a breach of any of Client's representations, warranties, or agreements hereunder, or (iii) arises out of the negligence or willful misconduct of Client, or any Client Content to be provided by Client and does not violate any rights of third parties, including, without limitation, rights of publicity, privacy, patents, copyrights, trademarks, trade secrets, and/or licenses.

(b)  Consultant.

Consultant agrees to indemnify, defend, and shall hold harmless Client, its directors, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such an action arises out of the gross negligence or willful misconduct of Consultant.

(c)  Notice.

In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

6.  Limitation of Liability.

Consultant shall have no liability with respect to Consultant's obligations under this Agreement or otherwise for consequential, exemplary, special, incidental, or punitive damages even if Consultant has been advised of the possibility of such damages. In any event, the liability of Consultant to Client for any reason and upon any cause of action, regardless of the form in which the legal or equitable action may be brought, including, without limitation, any action in tort or contract, shall not exceed ten percent (10%) of the fee paid by Client to Consultant for the specific service provided that is in question.

7.  Termination and Renewal.

(a)  Term.

This Agreement shall become effective on the date appearing next to the signatures below and terminate on December 31, 2000. Unless otherwise agreed upon in writing by Consultant and Client, this Agreement shall not automatically be renewed beyond its Term.

(b)  Termination.

Either party may terminate this Agreement on thirty (30) calendar days written notice, or if prior to such action, the other party materially breaches any of its representations, warranties or obligations under this Agreement. Except as may be otherwise provided in this Agreement, such breach by either party will result in the other party being responsible to reimburse the non-defaulting party for all costs incurred directly as a result of the breach of this Agreement, and shall be subject to such damages as may be allowed by law including all attorneys' fees and costs of enforcing this Agreement.

(c)  Termination and Payment.

Upon any termination or expiration of this Agreement, Client shall pay all unpaid and outstanding fees through the effective date of termination or expiration of this Agreement. And upon such termination, Consultant shall provide and deliver to Client any and all outstanding services due through the effective date of this Agreement.

8.  Miscellaneous.

(a)  Independent Contractor.

This Agreement establishes an "independent contractor" relationship between Consultant and Client.

(b). Rights Cumulative; Waivers.

The rights of each of the parties under this Agreement are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

(c)  Benefit; Successors Bound.

This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

(d)  Entire Agreement.

This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

(e)  Assignment.

Neither this Agreement nor any other benefit to accrue hereunder shall be assigned or transferred by either party, either in whole or in part, without the written consent of the other party, and any purported assignment in violation hereof shall be void.

(f)  Amendment.

This Agreement may be amended only by an instrument in writing executed by all the parties hereto.

(g)  Severability.

Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

(h)  Section Headings.

The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(i)  Construction.

Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

(j)  Further Assurances.

In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

(k)  Notices.

Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail (either a. United States mail, postage prepaid, or b. Federal Express or similar generally recognized overnight carrier), addressed as follows (subject to the right to designate a different address by notice similarly given):

To Client:

Thomas S. Hughes
eConnect
2500 Via Cabrillo Marina, Suite 112
San Pedro, California 90731

To Consultant:

Michael A. Kofoed
848 5th Street, Unit 10
Santa Monica, California 90403

(l)  Governing Law.

This Agreement shall be governed by the interpreted in accordance with the laws of the State of California without reference to its conflicts of laws rules or principles. Each of the parties consents to the exclusive jurisdiction of the federal courts of the State of California in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

(m)  Consents.

The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of such party.

(n)  Survival of Provisions.

The representations and warranties contained in Article VIII of this Agreement and any liability of one Constituent Corporation to the other for any default under the provisions of Articles VII or VIII of this Agreement, shall expire with, and be terminated and extinguished by, the merger under this Agreement on the Effective Date.

(o)  Execution in Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and have agreed to and accepted the terms herein on this date, appearing next to their signatures.

                                             eConnect

Date:  December 10, 1999                     By : /s/  Thomas S.
Hughes
                                             Thomas S. Hughes,
President


Date:  December 10, 1999                     Michael S. Leste


                                            /s/  Michael S. Leste
                                            Michael S. Leste




      EX-10.23
          18
             CONSULTING SERVICES AGREEMENT



                    CONSULTING SERVICES AGREEMENT

This Consulting Agreement ("Agreement") is made by and between Michael A. Kofoed, an individual ("Consultant"), whose address is 848 5th Street, Unit 10, Santa Monica, California 90403, and eConnect, a Nevada corporation ("Client"), having its principal place of business at 2500 Via Cabrillo Marina, Suite 112, San Pedro, California 90731.

WHEREAS, Consultant has knowledge and expertise in many areas including identifying, investigating, analyzing, and evaluating businesses from the standpoint of assessing their worth for investment by the Client, their worth as an operating entity, as well as the value which may be imputed to them by the investing public, and assisting in whatsoever negotiations may be necessary to achieve business transactions with those entities;

WHEREAS, Consultant desires to be engaged by Client to provide information, identification, investigation, evaluation and negotiation services to the Client on the terms and subject to the conditions set forth herein;

WHEREAS, Client is a publicly held corporation with its common stock shares trading on the Over the Counter Bulletin Board under the ticker symbol "ECNC," and desires to further develop its business and increase it's common stock share's value by combining its business through acquisition of, or arranging some other business transaction with, another publicly or privately held company;

WHEREAS, Client desires to engage Consultant to provide information, identification, investigation, evaluation and negotiation services on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration for those services Consultant provides to Client, the parties agree as follows:

1.  Services of Consultant.

Consultant agrees to perform for the Client all services and consulting related to analyzing, negotiating and advising Client on with regard to the Capital Contribution Agreement by and between Client and SafeTPay.com, and its implementation.

2.  Consideration.

Client agrees to pay Consultant, as his fee and as consideration for services provided, as follows: (a) Thirty Thousand (30,000) shares of restricted common stock of SafeTPay.com; and (b) options to purchase Six Hundred Thousand (600,000) shares of restricted common stock of SafeTPay.com, exercisable at one dollar ($1.00) per share; these options expire three years after the date of this Agreement. These shares and options are due and payable immediately upon the execution of said Capital Contribution Agreement.

3.  Confidentiality.

Each party agrees that information that is confidential or of a proprietary nature may be disclosed to the other party, including, but not limited to, product and business plans, software, technical processes and formulas, source codes, product designs, sales, costs and other unpublished financial information, advertising revenues, usage rates, advertising relationships, projections, and marketing data ("Confidential Information"). Confidential Information shall not include information that the receiving party can demonstrate (a) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party,
(b) was known to the receiving party as of the time of its disclosure, (c) is independently developed by the receiving party or (d) is subsequently learned from a third party not under a confidentiality obligation to the providing party.

5.  Indemnification.

(a)  Client.

Client agrees to indemnify, defend, and shall hold harmless Consultant and /or his agents, and to defend any action brought against said parties with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees to the extent that such action is based upon a claim that: (i) is true, (ii) would constitute a breach of any of Client's representations, warranties, or agreements hereunder, or (iii) arises out of the negligence or willful misconduct of Client, or any Client Content to be provided by Client and does not violate any rights of third parties, including, without limitation, rights of publicity, privacy, patents, copyrights, trademarks, trade secrets, and/or licenses.

(b)  Consultant.

Consultant agrees to indemnify, defend, and shall hold harmless Client, its directors, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such an action arises out of the gross negligence or willful misconduct of Consultant.

(c)  Notice.

In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

6.  Limitation of Liability.

Consultant shall have no liability with respect to Consultant's obligations under this Agreement or otherwise for consequential, exemplary, special, incidental, or punitive damages even if Consultant has been advised of the possibility of such damages. In any event, the liability of Consultant to Client for any reason and upon any cause of action, regardless of the form in which the legal or equitable action may be brought, including, without limitation, any action in tort or contract, shall not exceed ten percent (10%) of the fee paid by Client to Consultant for the specific service provided that is in question.

7.  Miscellaneous.

(a)  Independent Contractor.

This Agreement establishes an "independent contractor" relationship between Consultant and Client.

(b)  Rights Cumulative; Waivers.

The rights of each of the parties under this Agreement are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

(c)  Benefit; Successors Bound.

This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

(d)  Entire Agreement.

This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

(e)  Assignment.

Neither this Agreement nor any other benefit to accrue hereunder shall be assigned or transferred by either party, either in whole or in part, without the written consent of the other party, and any purported assignment in violation hereof shall be void.

(f)  Amendment.

This Agreement may be amended only by an instrument in writing executed by all the parties hereto.

(g)  Severability.

Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

(h)  Section Headings.

The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(i)  Construction.

Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

(j)  Further Assurances.

In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

(k)  Notices.

Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail (either a. United States mail, postage prepaid, or b. Federal Express or similar generally recognized overnight carrier), addressed as follows (subject to the right to designate a different address by notice similarly given):

To Client:

Thomas S. Hughes
eConnect
2500 Via Cabrillo Marina, Suite 112
San Pedro, California 90731

To Consultant:

Michael A. Kofoed
848 5th Street, Unit 10
Santa Monica, California 90403

(l)  Governing Law.

This Agreement shall be governed by the interpreted in accordance with the laws of the State of California without reference to its conflicts of laws rules or principles. Each of the parties consents to the exclusive jurisdiction of the federal courts of the State of California in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

(m)  Consents.

The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of such party.

(n)  Survival of Provisions.

The representations and warranties contained in Article VIII of this Agreement and any liability of one Constituent Corporation to the other for any default under the provisions of Articles VII or VIII of this Agreement, shall expire with, and be terminated and extinguished by, the merger under this Agreement on the Effective Date.

(o)  Execution in Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and haveagreed to and accepted the terms herein on this date, appearing next to their signatures.

                                         eConnect

Date:  December 10, 1999                 By : /s/  Thomas S. Hughes
                                         Thomas S. Hughes, President

                                         Michael A. Kofoed


Date:  December 10, 1999                /s/  Michael A. Kofoed
                                        Michael A. Kofoed




      EX-10.24
          19
             AGREEMENT



                              AGREEMENT

This agreement between Top Sports SA and eConnect hereby states that eConnect shall provide Top Sports with 100,000 free trading
ECNC shares per month beginning January 2000 and ending December
2000.

That Top Sports will sell such shares in the marketplace and will use the resulting revenues to fund the continued expansion plans of Top Sports SA, specifically the acquisition of 20 targeted
Dominican Repubic Sports Books.

Top Sports shall provide a complete monthly accounting of the sale of the ECNC stock and the usage of the resulting funds.

Dated: December 16, 1999.                    eCONNECT


                                             By: /s/  Thomas S. Hughes
                                             Thomas S. Hughes,
President


                                             TOP SPORTS, S.A.


                                             By: /s/  Paul Egan
                                             Paul Egan, President




      EX-10.25
          20
             AGREEMENT



                                 AGREEMENT

This "Agreement" replaces the "Agreement" between eConnect
Incorporated and Warp Drive Incorporated dated December 20, 1999, which was duly signed by all parties on December 22, 1999

This Agreement is made as of the 29th of December, 1999, ("The Effective Date") by eMarkit Incorporated, (a Nevada Corporation) with resident address at 1905 S. Eastern Avenue, Las Vegas, Nevada 89104, maintaining its mailing address at 6339 E. Greenway Road, # 102-215 hereinafter known as eMarkit and Mr. Tom Hughes, individually, collectively known and on behalf of, eConnect, Incorporated with address at 2500 Via Cabrillo, San Pedro, CA, hereinafter known as eConnect.

1. That eConnect, and eMarkit, Incorporated do hereby agree to a joint venture, whereby eConnect agrees to purchase on a "stock for stock" basis, 50% of a corporation to be formed by eMarkit, that name being; eConnect2Trade.com, Incorporated, herein known as ET. EConnect acknowledges that eMarkit is in the process of incorporating ET, currently owns 100% of ET and is in the process of reserving the Internet "domain name" of econnect2trade.com. Upon signing of this agreement of eConnect agrees to issue one million (1,000,000) "free-trading" shares of eConnect stock to eMarkit and 2,000,000 warrants to eMarkit to purchase 2,000,000 "free-trading" shares of eConnect stock at an exercise price of $1.00 per share. The expiration date of the warrants shall be December 31, 2000. eConnect shall deliver the stock and warrants as follows: 300,000 shares and 300,000 warrants no later than January 20th, 2000. Upon signing this agreement, eConnect shall send proof of documentation that the transfer agent has received instructions to issue the stock to eMarkit. This documentation shall be sent via fax to eMarkit no later than the following business day. EMarkit's fax number is, (480) 368-8708 and/or
(818) 991-9905 (California branch office). The next issuance of 200,000 shares and 200,000 warrants will be delivered when Beta testing begins and 500,000 shares and 500,000 warrants will be delivered when Beta testing is complete but no later than March 20,0000.

1.1 That the business of ET shall be the marketing and sales of eConnect "same-as-cash" transactions to the securities industry via any medium, but initially via the internet using an ATM pin pad.

1.2 eConnect shall pay all expenses, provide all funding, software and hardware to implement the ET Beta testing and finalize the operational system.

1.3 The long term goal of ET shall be to, for a fee, act as a financial interface between securities broker/dealers and their clients who are transacting currencies via PERFECT transactions using bank host processing centers that are authorizing such transactions.

1.4 Examples of ET services are establishing the eConnect2Trade button on Internet sites of securities firms; routing commerce PERFECT orders to either Internet or non-Internet securities firms and their clients, whereby such transactions are originating from land based terminals such as ePin, eConnect EzyDepot, or wireless terminal such as the eConnect "PocketPay".

1.5  eMarkit's consideration and duties will be as follows:

A. Provide the financial contacts and resources to implement the business of ET as outlined in this agreement.

B. eMarkit shall operate, maintain and provide the personnel for the corporate offices of ET.

C. EMarkit will provide a clearinghouse or houses and or a brokerage firm or brokerage firms for the beta testing of the "same as cash" transactions as outlined in this agreement.

D.  EMarkit will contract to develop the ET web site.

E. EMarkit will market, advertise, sell and or license eConnect's "same as cash" technology to the financial industry on a best efforts basis.

F. EMarkit, via ET, shall be the primary conduit between the financial community and eConnect.

G. EMarkit is relying on eConnect's issuance of eConnect stock to ET to implement all of the above.

H. In essence, eConnect is providing the financial resources and technology for eMarkit to market, advertise, administrate, operate, sell and/or license eConnect's technology to the financial community via eMarkit's corporation and web site, known as, eConnect2Trade.com, Incorporated and www.econnect2trade.com, by which eMarkit will issue 50% of ET to eConnect for this joint venture as outlined in this agreement.

2. The PERFECT orders to financial firms shall be processed via eConnect's bank host. eConnect will not charge a fee to ET to process the transactions, ET will pay the bank the host bank charges.

2.1 The settlement bank shall deduct the ET fee at the moment of the transaction. The fee shall then be placed in the ET bank account. The amount remaining after the bank host processing costs have been deducted/paid is to be known as "Net Transaction
Receipts".

2.2 From these Net Transaction Receipts, eConnect shall receive 25% of these "Receipts" as repayment of the capital funding to implement the ET system. Once the initial capital funding to implement the system is satisfied, eConnect shall no longer receive 25% of the Net Transaction Receipts. The capital funding does not include the fair market value of the eConnect stock to purchase 50% of ET.

3. eConnect, and eMarkit shall equally share in the net profits generated from ET. These profits shall be determined after sales costs, marketing costs, administrative costs, general office costs, overhead costs, consulting fees, legal fees, and applicable taxes that will be deducted from the Net Transaction Receipts.

4. ET agrees that all transactions shall be processed by eConnect via eConnect's bank host. In turn eConnect shall grant exclusive
International rights to ET to market and sell eConnect's system to the securities industry.

5. 10,000,000 shares of stock will be authorized by ET. Initial issuance of stock shall be: 1,000,000 shares to eConnect and 1,000,000 shares to eMarkit. EConnect shall retain a Board seat. EMarkit shall appoint Officers and Directors. Management control shall remain with eMarkit.

6. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but of which together shall constitute one and the same instrument. A faxed signature shall be acceptable as an original legal signature.

7. This Agreement shall be binding and replaces the agreement signed on December 16, 1999 and December 22, 1999.

8.  The laws of the State of Nevada shall govern this agreement.

9. Indemnification. Each party shall hold the other party harmless from and against, and shall indemnify the other party for, any liability, loss and costs, and expenses or damages however caused by reason of any injury (whether to body, property, personal or business character, or reputation) sustained by any person or to any person or property by reason of any act of neglect, default or omission of it or any of its agents, employees, or other representatives arising out of or in relation to this Agreement. Nothing herein is intended to nor shall it relieve either party from liability for its own act, omission or negligence. All remedies provided by law or in equity shall be cumulative and not in the alternative.

10. Authorization. Contractor and its signatories herein have full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

11. No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the charter or by-laws of eConnect and eMarkit or violate, or be in conflict with or constitute a default under, any agreement or commitment to which eConnect or eMarkit is a party, or violate any statute or law or any judgment, decree, order, regulation or rule of any court of government authority.

12. Litigation. Except as set forth below, there is no action, suit, inquiry, proceeding or investigation by or before any court of governmental or other regulatory or administrative agency or commission pending or to the best knowledge of eConnect threatened against or involving eConnect, or which questions or challenges the validity of this Agreement and its subject matter;
and eConnect does not know or have any reason to know if any valid basis for any such actions, proceeding or investigation exists.

13. Consents. No consent of any person, other than the signatories hereto, is necessary to the consummation of the transactions contemplated hereby including, without limitation, consents from parties to loans, contracts, leases or other agreements and consents from government agencies, whether federal, state or local.

14. eMarkit's reliance. eMarkit has and will rely upon the documents, instruments and written information furnished to eMarkit by the eConnect's officers or designated employees and:

15. eConnect Material. All representations and statements provided about eConnect are true, complete and accurate. EConnect agrees to indemnify, hold harmless, defend eMarkit and ET, its officers, directors, agents, consultants and employees at eConnect's expense for any proceeding or suit which may arise out of any inaccuracy or incompleteness of any such material written information supplied to eMarkit and ET; and

16. eConnect Client and Other Material. All representations and statements provided, other than about eConnect, are to the best of its knowledge true, complete and accurate.

17. Confidentiality. eMarkit, ET and eConnect each agree to provide reasonable security measures to keep information confidential whose release may be detrimental to the business. EMarkit, ET and eConnect shall each require their employees, agents, affiliates, subcontractors, other licenses, and other who will properly have access to the information through eMarkit, ET and eConnect respectively, to first enter into appropriate non-disclosure agreements requiring the confidentiality contemplated by this Agreement in perpetuity.

18. Waiver of Compliance. Any failure of eMarkit on the one hand, or eConnect on the other, to comply with any obligation, agreement or condition herein may be expressly waived in writing, but such waiver of failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

19. Other Business Opportunities. Except as expressly provided in this Agreement, eConnect and eMarkit shall have the right to independently engage in and receive full benefits from other business activities.

20. Compliance with Regulatory Agencies. Each party represents to the other party that all actions, direct or indirect, taken by it and its respective agents, employees and affiliates in connection with this Agreement and any financing or underwriting hereunder shall confirm to all applicable Federal and State securities laws.

21. Notices. Any notices to be given hereunder by any party to the other may be effected by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but any party may change their address by written notice in accordance with this subsection. Notices delivered personally shall be deemed communicated as of actual receipt;
mailed notices shall be deemed communicated as of three (3) days after mailing.

22. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by eConnect without the prior written consent of eMarkit and ET, except by operation of law.

23. Publicity. Neither eConnect nor eMarkit nor ET shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any Federal or State governmental agency, except that the party required to make such announcement shall, whenever practicable, consult with the other party concerning the timing and consent of such announcement before such announcement is made.

24. Entire Agreement. This Agreement, including any Exhibits hereto, and any other documents and certificates delivered pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

25. Relationships of the Parties. Nothing contained in this Agreement shall be deemed to constitute either party the partner of the other, nor except as otherwise herein expressly provided, to constitute either party the agent or legal representative of the other, or to create any fiduciary relationship between them. It is not the intention of the parties to create, nor shall this Agreement be construed to create, any commercial nor other partnership. Neither party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other party, except as otherwise expressly provided herein. The rights, duties, obligations and liabilities of the parties shall be severable and not joint or collective. Each party hereto shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein. Each party shall indemnify, defend and hold harmless the other party, its directors, officers, and employees, from and against any and all losses, claims, damages and liabilities arising out of any act or any assumption of liability by the indemnifying party, or any of its directors, officers or employees, done or undertaken, or apparently done or undertaken, on behalf of the other party, except pursuant to the authority expressly granted herein or otherwise agreed in writing between the parties. Each party shall be responsible for the acts of its agents, consultants and affiliates.

IN WITNESS WEHREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

By: /s/  Robert Bragg                    By: /s/  Thomas S. Hughes
Robert Bragg, President                  Thomas S. Hughes, Chairman
and CEO
eMarkit, Incorporated                    eConnect
Date:  December 22, 1999                 Date:  December 22, 1999




      EX-21
          21
             SUBSIDIARIES OF THE REGISTRANT



                  SUBSIDIARIES OF THE REGISTRANT

Isla Escondida, S.A., a Costa Rica corporation

Top Sports, S.A., a Dominican Republic corporation (50% owned)

eConnect Dominican Republic, S.A.

PowerClick, Inc., a Nevada corporation (50% owned)




EX-27
FINANCIAL DATA SCHEDULES





[ARTICLE]5

[PERIOD-TYPE]                YEAR        9-MOS    YEAR
[FISCAL-YEAR-END]            DEC-31-1999 DEC-31-1998 DEC-31-1998
[PERIOD-START]               JAN-01-1999 SEP-01-1998 SEP-01-1997
[PERIOD-END]                 DEC-31-1999 DEC-31-1998 DEC-31-1998
[CASH]                       126,172     4,512       0
[SECURITIES]                 0           0           0
[RECEIVABLES]                470,176     0           0
[ALLOWANCES]                 0           0           0
[INVENTORY]                  0           0           0
[CURRENT-ASSETS]             596,348     4,512       0
[PP&E]                       0           0           0
[DEPRECIATION]               0           0           0
[TOTAL-ASSETS]               1,654,239   4,512       0
[CURRENT-LIABILITIES]        6,928,960   327,385     283,971
[BONDS]                      0           0           0
[PREFERRED-MANDATORY]        0           0           0
[PREFERRED]                  0           0           0
[COMMON]                     110,601     144,752     142,842
[OTHER-SE]                   (5,274,721) (322,873)   (324,340)
[TOTAL-LIABILITY-AND-EQUITY] 1,654,239   4,512       0
[SALES]                      0           0           0
[TOTAL-REVENUES]             40,000      0           0
[CGS]                        0           0           0
[TOTAL-COSTS]                0           0           0
[OTHER-EXPENSES]             19,066,744  776,138     196,968
[LOSS-PROVISION]             0           0           0
[INTEREST-EXPENSE]           (144,471)   0           0
[INCOME-PRETAX]              (23,273,393)(776,138)   (196,968)
[INCOME-TAX]                 0           0           0
[INCOME-CONTINUING]          (23,273,393)(776,138)   (196,968)
[DISCONTINUED]               0           0           0
[EXTRAORDINARY]              0           0           0
[CHANGES]                    0           0           0
[NET-INCOME]                 (23,273,393)(776,138)   (196,968)
[EPS-BASIC]                (.63)       (.05)       (.02)
[EPS-DILUTED]                (.63)       (.05)       (.02)




EX-99.1
             PATENTS



(a)  United States Patent No. 5,336,870

Thomas S. Hughes, et al., August 9, 1994

System for remote purchase payment transactions and remote bill payments

                               Abstract

It is the object of this invention to provide a terminal and system to allow debit and credit card holders the ability to conveniently perform various transactions from their home or office. The terminal is a single device, which has an alphabetic QWERTY keyboard, a numeric touch tone type keypad, miscellaneous other keys, a magnetic card reader, a display, a printer, a modem, and a serial port. The terminal firmware supports various financial transactions including: purchase payment, bill payment, and settlement review. The terminal supports initialization, encryption, transaction generation, transaction transmission and data reception from a host system and receipt printing. A local data base including a transaction log and a profile list are maintained in the terminal memory . The transaction log stores purchase payment information and is stored as a stack and the profile list has entries for each specific bill pay account.

(b)  United States Patent No. 5,809,143

Thomas S. Hughes, September 15, 1998

Secure keyboard

                               Abstract

Apparatus and methods are provided for transacting secure purchase and bill payment transactions. A method for transacting a secure purchase via an internet using a system including a computer, a first communication device coupled to the computer and to the internet, and a secure keyboard, the secure keyboard including a controller, an interface between the controller and the computer, a removable media interface, an alphanumeric keypad, an encryption device, and a second communication device coupled to a secure host, includes the steps of browsing the internet via the first communication device, retrieving item data for a purchase from the internet via the first communication device, accessing information from removable media using the removable media interface, the information including a user identifier and an issuer identifier, entering a personal identifier number (PIN) on the alphanumeric keypad, encrypting the PIN using the encryption device, sending to the secure host via the second communication device, the information, the item data, and the encrypted PIN , the secure host blocking the information and the PIN from the internet, the secure host requesting authorization from a bank system for making the purchase using the information and PIN , proceeding with the purchase if the secure host receives from the bank system a bank authorization for the purchase, otherwise canceling the purchase, the secure host sending purchase transaction data to the secure keyboard via the second communication device, and the secure keyboard printing a purchase transaction receipt.

(c)  United States Patent No. 5,754,655

Thomas S. Hughes et al., May 19,1998

System for remote purchase payment and remote bill payment transactions

                                 Abstract

A terminal is provided for allowing a user to conduct remote purchase payment and remote bill payment transactions with a remote host computer. In one embodiment, the terminal includes a QWERTY alphabetic keyboard (14), a numeric keypad (16), a magnetic card reader (54), a display (12), a printer (52), a modem (338), an earphone 402, a microphone 404, and a cellular phone 408 all integral to the terminal. A controller is included for operating the terminal and communicating with the remote host computer system via the modem, the controller coupled to the QWERTY alphabetic keyboard (14), the numeric keyboard (16), the magnetic card reader (54), the display (12), the printer (52), and the modem (338). A memory (332) is coupled to the controller for storing a transaction log of purchase payment transactions, each purchase payment transaction in the transaction log comprising a date and a time of purchase payment transaction, an amount of the purchase payment transaction, information identifying a merchant, information identifying an item or service purchased, and data for identifying the transaction.




      EX-99.2
          24
             TRADEMARKS




Word Mark               BETTING INC.
Owner Name             (REGISTRANT) Hughes, Thomas S.
Owner Address           31310 Eagle Haven Cir. Ste. 100 Rancho Palos
Verdes
                        CALIFORNIA 90275 INDIVIDUAL UNITED STATES
Attorney of Record      LEE W TOWER
Serial Number           75-267095
Registration Number     2239503
Filing Date             03/31/1997
Registration Date       04/13/1999
Section 1(B) indicator  SECTION 1 (B)
Mark Drawing Code      (1) TYPED DRAWING
Disclaimer             NO CLIAM IS MADE TO THE EXCLUSIVE RIGHT TO
                       USE "INC." APART FROM THE MARK AS SHOWN
Register               PRINCIPAL
Published for
Opposition             11/04/1997
Type of Mark           SERVICE MARK
International Class    036
Goods and Services     electronic payment, namely, electronic
processing and transmission of bill payment and purchase payment data; DATE OF FIRST USE: 1997.02.01; DATE OF FIRST USE IN
COMMERCE:  1997.02.01

Word Mark              POCKETPAY
Pseudo Mark            POCKET PAY
Owner Name             (APPLICANT) Hughes, Thomas S.
Owner Address          31310 Eagle Haven Cir. Ste. 100 Rancho Palos
Verdes
                       CALIFORNIA 90275 INDIVIDUAL UNITED STATES
Attorney of Record     Lee W. Tower
Serial Number          75-641147
Filing Date            02/16/1999
Section 1(B) indicator SECTION 1 (B)
Mark Drawing Code     (1) TYPED DRAWING
Register               PRINCIPAL
Type of Mark           TRADEMARK
International Class    009
Goods and Services     Computer terminals for use in processing
            financial transactions, namely, purchase and bill payment transactions.

Word Mark             SLICK
Owner Name           (APPLICANT) Hughes, Thomas S.
Owner Address         31310 Eagle Haven Cir. Ste. 100 Rancho Palos
Verdes
                      CALIFORNIA 90275 INDIVIDUAL UNITED STATES
Attorney of Record    Lee W. Tower
Serial Number         75-641148
Filing Date           02/16/1999
Section 1(B) indicator SECTION 1 (B)
Mark Drawing Code     (1) TYPED DRAWING
Register              PRINCIPAL
Type of Mark          TRADEMARK
International Class   009
Goods and Services    ELECTRONIC TERMINALS FOR USE IN PROCESSING
            FINANCIAL TRANSACTIONS, NAMELY, PURCHASE AND BILL PAYMENT
            TRANSACTIONS


Word Mark             ECONNECT
Pseudo Mark           E CONNECT
Owner Name           (APPLICANT) Hughes, Thomas S.
Owner Address         31310 Eagle Haven Cir. Ste. 100 Rancho Palos
Verdes
                      CALIFORNIA 90275 INDIVIDUAL UNITED STATES
Attorney of Record    Lee W. Tower
Serial Number         75-699966
Filing Date           05/06/1999
Section 1(B) indicator SECTION 1 (B)
Mark Drawing Code     (1) TYPED DRAWING
Register              PRINCIPAL
Type of Mark          SERVICE MARK

International Class   036
Goods and Services    electronic payment, namely electronic
       processing and transmission of bill payment and purchase payment data; DATE OF FIRST USE:  1999.02.23; DATE


Word Mark             MRS
Owner Name           (APPLICANT) Hughes, Thomas S.
Owner Address         31310 Eagle Haven Cir. Ste. 100 Rancho Palos
Verdes
                      CALIFORNIA 90275 INDIVIDUAL UNITED STATES
Attorney of Record    Lee W. Tower
Serial Number         75-712400
Filing Date           05/24/1999
Mark Drawing Code    (1) TYPED DRAWING
Register              PRINCIPAL
Type of Mark          SERVICE MARK
International Class   036
Goods and Services    electronic payment, namely electronic
      processing and transmission of bill payment and purchase payment data; DATE OF FIRST USE: 1999.05.10; DATE OF FIRST USE IN
      COMMERCE:  1999.05.10

Word Mark             TV PIN PAD REMOTE
Owner Name           (APPLICANT) Thomas S. Hughes
Owner Address         31310 Eagle Haven Cir. Ste. 100 Rancho Palos
Verdes
                      CALIFORNIA 90275 INDIVIDUAL UNITED STATES
Attorney of Record    Lee W. Tower
Serial Number         75-712410
Filing Date           05/24/1999
Section 1(B) indicator SECTION 1 (B)
Mark Drawing Code    (1) TYPED DRAWING
Register              SUPPLEMENTAL
Type of Mark          TRADEMARK
Amended Supplemental
Registration          11/06/1999
International Class   009
Goods and Services    electronic terminal for use in processing
          financial transactions, namely credit, debit, and smart card transactions


Word Mark             SAME-AS-CASH
Owner Name           (APPLICANT) Thomas S. Hughes
Owner Address         31310 Eagle Haven Cir. Ste. 100 Rancho Palos
Verdes
                      CALIFORNIA 90275 INDIVIDUAL UNITED STATES
Attorney of Record    Lee W. Tower
Serial Number         75-712416
Filing Date           05/24/1999
Mark Drawing Code    (1) TYPED DRAWING
Register              SUPPLEMENTAL
Type of Mark          SERVICE MARK
Amended Supplemental
Registration          10/21/1999
International Class   036
Goods and Services    electronic payment, namely, electronic
        processing and transmission of bill payment and purchase
payment
        data; DATE OF FIRST USE:  1999.05.19; DATE OF FIRST USE IN
        COMMERCE:  1999.05.19


Word Mark             MERCHANT RESPONSE SOFTWARE
Owner Name           (APPLICANT) Thomas S. Hughes
Owner Address         31310 Eagle Haven Cir. Ste. 100 Rancho Palos
Verdes
                      CALIFORNIA 90275 INDIVIDUAL UNITED STATES
Attorney of Record    Lee W. Tower
Serial Number         75-712420
Filing Date           05/24/1999
Mark Drawing Code    (1) TYPED DRAWING
Register              PRINCIPAL
Type of Mark         SERVICE MARK
International Class  036
Goods and Services   electronic payment, namely, electronic
       processing and transmission of bill payment and purchase
payment
       data; DATE OF FIRST USE:  1999.05.10; DATE OF FIRST USE IN
       COMMERCE:  1999.05.10


Word Mark            P.E.R.F.E.C.T.
Owner Name           (APPLICANT) Thomas S. Hughes
Owner Address        31310 Eagle Haven Cir. Ste. 100 Rancho Palos
Verdes
                     CALIFORNIA 90275 INDIVIDUAL UNITED STATES
Attorney of Record   Lee W. Tower
Serial Number        75-712424
Filing Date          05/24/1999
Section 1(B) indicator SECTION 1 (B)
Mark Drawing Code   (1) TYPED DRAWING
Register             PRINCIPAL
Type of Mark         SERVICE MARK
International Class  036
Goods and Services   electronic payment, namely, electronic
       processing and transmission of bill payment and purchase payment data

Word Mark            EZ CARD
Pseudo Mark          EASY CARD
Owner Name          (APPLICANT) Hughes, Thomas S.
Owner Address        31310 Eagle Haven Cir. Ste. 100 Rancho Palos
Verdes
                     CALIFORNIA 90275 UNKNOWN
Attorney of Record   Lee W. Tower
Serial Number        75-719861
Filing Date          06/03/1999
Mark Drawing Code   (1) TYPED DRAWING
Register             PRINCIPAL
Type of Mark         SERVICE MARK
International Class  042
Goods and Services   electronic payment, namely electronic
       processing and transmission of bill payment and purchase
payment
       data; DATE OF FIRST USE:  1999.05.25; DATE OF FIRST USE IN
       COMMERCE:  1999.05.25


Word Mark            EZYSHOP
Pseudo Mark          EASY SHOP
Owner Name          (APPLICANT) Hughes, Thomas S.
Owner Address        31310 Eagle Haven Cir. Ste. 100 Rancho Palos
Verdes
                     CALIFORNIA 90275 UNKNOWN
Attorney of Record   Lee W. Tower
Serial Number        75-719767
Filing Date          06/04/1999
Mark Drawing Code   (1) TYPED DRAWING
Register             PRINCIPAL
Type of Mark         SERVICE MARK
International Class  036
Goods and Services   electronic payment, namely electronic
      processing and transmission of bill payment and purchase payment data; DATE OF FIRST USE: 1999.05.25; DATE OF FIRST USE IN
      COMMERCE:  1999.05.25


Word Mark             EZBET
Pseudo Mark           EASY BET
Owner Name           (APPLICANT) Hughes, Thomas S.
Owner Address         31310 Eagle Haven Cir. Ste. 100 Rancho Palos
Verdes
                      CALIFORNIA 90275  UNKNOWN UNITED STATES
Attorney of Record    Lee W. Tower
Serial Number         75-721691
Filing Date           06/04/1999
Mark Drawing Code    (1) TYPED DRAWING
Register              PRINCIPAL
Type of Mark          SERVICE MARK
International Class   036
Goods and Services    electronic payment, namely electronic
       processing and transmission of bill payment and purchase
payment
       data; DATE OF FIRST USE:  1999.05.25; DATE OF FIRST USE IN
       COMMERCE:  1999.05.25

Word Mark             EZYPAY
Pseudo Mark           EASY PAY
Owner Name           (APPLICANT) Hughes, Thomas S.
Owner Address         31310 Eagle Haven Cir. Ste. 100 Rancho Palos
Verdes
                      CALIFORNIA 90275 UNKNOWN UNITED STATES
Attorney of Record    Lee W. Tower
Serial Number         75-721690
Filing Date           06/04/1999
Mark Drawing Code    (1) TYPED DRAWING
Register              PRINCIPAL
Type of Mark          SERVICE MARK
International Class   036

Goods and Services    electronic payment, namely electronic
       processing and transmission of bill payment and purchase
payment
       data; DATE OF FIRST USE:  1999.05.25; DATE OF FIRST USE IN
       COMMERCE:  1999.05.25

Word Mark             ETHEATRE
Owner Name           (APPLICANT) Hughes, Thomas S.
Owner Address         31310 Eagle Haven Cir. Ste. 100 Rancho Palos
Verdes
                      CALIFORNIA 90275 UNKNOWN
Attorney of Record    Lee W Tower
Serial Number         75-773706
Filing Date           08/12/1999
Mark Drawing Code    (5) WORDS, LETTERS AND/OR NUMBERS IN STYLIZED
FORM
Register              PRINCIPAL
Type of Mark          SERVICE MARK
International Class   036
Goods and Services    Internet multimedia; DATE OF FIRST USE:
            1999.06.15; DATE OF FIRST USE IN COMMERCE:  1999.06.15

Word Mark             SAFETYPAY
Pseudo Mark           SAFETY PAY
Owner Name           (APPLICANT) Hughes, Thomas S.
Owner Address         31310 Eagle Haven Cir. Ste. 100 Rancho Palos
Verdes
                      CALIFORNIA 90275 UNKNOWN UNITED STATES
Attorney of Record    Lee W. Tower
Serial Number         75-808414
Filing Date           09/28/1999
Section 1(B) indicator SECTION 1 (B)
Mark Drawing Code    (1) TYPED DRAWING
Register              PRINCIPAL
Type of Mark          TRADEMARK
International Class   009
Goods and Services    electronic payment, namely electronic
       processing and transmission of bill payment and purchase payment data